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As filed with the Securities and Exchange Commission on November 1, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Protective Life Insurance Company	Protective Life Secured
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Tennessee	Delaware
(State or other jurisdiction of incorporation or organization of registrant)	(State or other jurisdiction of incorporation or organization of registrant)
63-0169720	To Be Applied For
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
2801 Highway 280 South Birmingham, Alabama 35223 (205) 879-9230 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(302) 636-6000
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Please address a copy of all communications to:
Judy Wilson
Protective Life Insurance Company
111 N. First Street, Suite 209
Burbank, California 91502
(818) 729-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copies to:
Steven J. Slutzky Debevoise & Plimpton 919 Third Avenue New York, New York 10022 (212) 909-6000	Perry J. Shwachman Brian J. Fahrney Sidley Austin Brown & Wood LLP 10 South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of the proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Funding Agreements issued by Protective Life Insurance Company (2);
Senior Secured Notes of Protective Life Secured	$3,000,000,000	100%	$3,000,000,000	$276,000

(1)
The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.
(2)
The Funding Agreements of Protective Life Insurance Company will be purchased by Protective Life Secured with the proceeds of the sale of the Senior Secured Notes.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

  •
  two prospectus supplements relating to notes (one for an offering of senior secured medium-term notes and the other for an offering of InterNotes®) which Protective Life Secured, a Delaware statutory trust, may issue and sell to the public, from time to time, with payment of principal and interest on the notes to be secured by funding agreements sold by Protective Life Insurance Company to Protective Life Secured; and

  •
  a base prospectus relating to senior secured notes which Protective Life Secured may issue and sell to the public, from time to time, with payment of principal and interest on the notes to be secured by funding agreements sold by Protective Life Insurance Company to Protective Life Secured.

Each offering of notes made under this Registration Statement will be made pursuant to:

  •
  one of the prospectus supplements included in this registration statement, with the specifications of the notes offered thereby set forth in a pricing supplement; or

  •
  a newly filed prospectus supplement to the base prospectus, with the specification of the notes offered thereby set forth in such newly filed prospectus supplement or a pricing supplement.

*
InterNotes® is a registered servicemark of Incapital Holdings LLC

SUBJECT TO COMPLETION DATED NOVEMBER 1, 2002

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

PROSPECTUS SUPPLEMENT
(To prospectus dated                          , 2002)

Protective Life Secured

$3,000,000,000

Senior Secured Medium-Term Notes

        We are a special purpose statutory trust organized in series under the laws of the State of Delaware. We may from time to time offer one or more series of senior secured medium-term notes with a total initial public offering price or purchase price of up to $3,000,000,000 or the equivalent amount in one or more foreign or composite currencies, less any amount of notes previously issued by us under this program, our InterNotes® program or otherwise under the accompanying prospectus. As permitted under Delaware law, we will establish a separate series trust pursuant to a separate trust series agreement in connection with the issuance of each series of notes. We intend to list the first series of notes issued under this program or our InterNotes® program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange. We will use the net proceeds from the offering of each series of notes to purchase one or more funding agreements issued by Protective Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Tennessee.

        The specific terms of each series of notes will be as set forth in a separate pricing supplement.

        The notes of each series will:

•	rank as our senior secured indebtedness;	•	be in book-entry or certificated form;
•	rank equally among themselves and will rank equal in seniority to each other series of notes;	•	provide for payments in U.S. dollars or a foreign currency;
•	have a stated maturity of nine months or more from the date of issue;	•	bear interest at fixed or floating rates, or bear no interest at all; and
•	have redemption and/or repayment provisions, if applicable;	•	unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 or the equivalent in a foreign currency.
•	be secured by one or more funding agreements issued by Protective Life;

        In addition the notes:

  •
  are not insurance contracts, insurance policies or funding agreements;

  •
  are not obligations of Protective Life Insurance Company or any other insurance company; and

  •
  will not benefit from any insurance guaranty fund coverage or any similar protection.

        Holders of a series of notes may only look to our rights and title in one or more funding agreements and other rights and assets included in the applicable collateral held in the relevant series of the trust and not to any other assets or collateral held by the trust or in any other series of the trust.

        See "Risk Factors" beginning on page 6 of the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        Neither the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Dealer

LEHMAN BROTHERS

The date of this prospectus supplement is            , 2002.

        You should rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. We have not, nor has Protective Life or any agent, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, nor is Protective Life or any agent, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate only as of the date on the front cover of those documents. The business, financial condition, results of operations and prospects of us and Protective Life may have changed since that date. Capitalized terms which are not defined in this prospectus supplement will have the meanings set forth in the accompanying prospectus.

        References in this prospectus supplement to "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America, and references to "Euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended. In this prospectus supplement we refer to each series of Protective Life Senior Secured Medium-Term Notes as a "series of notes" and to Protective Life Senior Secured Medium-Term Notes generally as "notes."

FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our and Protective Life's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and none of us, Protective Life or any of our agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. We, Protective Life, and our agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

SUMMARY

        This section summarizes certain of the legal and financial terms of the notes that are described in more detail in "Description of Notes" beginning on page S-12. Final terms of any particular series of notes are set at the time of sale and are contained in the pricing supplement relating to that series of notes. That pricing supplement may vary from the terms contained in this summary. To the extent that such pricing supplement varies from the terms contained in this summary, the pricing supplement supercedes the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement. References in this prospectus supplement to "Protective Life" are to Protective Life Insurance Company. References in this prospectus supplement to the "issuer," the "Trust," "we," "us" and "our" are to Protective Life Secured, and not to Protective Life Insurance Company.

Issuer	Protective Life Secured

We are a statutory trust organized under the laws of the State of Delaware pursuant to a trust agreement, dated October 31, 2002. As permitted under Delaware law, a separate series of Protective Life Secured will be established pursuant to a trust series agreement in connection with the issuance by the Trust of each series of notes. Under Delaware law, the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of every other series of the Trust and any other assets and liabilities of the Trust. In this prospectus supplement we refer to a series of the Trust as a "Trust Series."
Purpose of Trust; Funding Agreement Provider
The sole purpose of the Trust is to facilitate a program for the issuance, from time to time, of one or more series of notes to the public, with respect to one or more Trust Series, which are secured by funding agreements entered into by Protective Life and the Trust on behalf of the relevant Trust Series. The Trust will use the net proceeds received from issuing each series of notes to acquire one or more funding agreements for, and to be held in the related Trust Series. Notes issued by us with respect to a Trust Series will be our direct obligations and will not be the obligations of any Trust Series. The Trust Series will hold the collateral described below pertaining to the applicable series of notes to fund our obligations under that series of notes. Holders of notes of a series of notes may only look to the funding agreement(s) and any other collateral held in the related Trust Series for payment on their notes and not to the assets held in any other Trust Series or any other assets of the Trust.
We are not affiliated with Protective Life.
Dealer	Lehman Brothers Inc.
Amount
We may issue up to a maximum of $3,000,000,000 of notes, or the equivalent in one or more foreign currencies, in connection with this prospectus supplement, less any amount of notes previously issued by us under this program, our InterNotes®program or otherwise under the accompanying prospectus.

Terms of the Notes:
Status	•
Each series of notes will be our unconditional, direct, non-recourse, secured and unsubordinated obligations. Each series of notes will be secured by the collateral relating to that series of notes and will rank equally with all other notes issued in that series.
•
Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below) on behalf of the holders of notes may only proceed against the collateral held in the related Trust Series.
	•	The notes of each series are not, and will not be, insurance contracts, insurance policies or funding agreements.
•
The notes of each series are not, and will not be, obligations of, or guaranteed by, Protective Life or any other insurance company or any affiliate of Protective Life. The notes will not benefit from any insurance guaranty fund coverage or any similar protection.
Payment of Principal and Interest	•
Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of one or more funding agreements purchased with respect to such series of notes for, and to be held in, the related Trust Series and any other collateral held in that Trust Series.
•
Each series of notes may be interest bearing or non-interest bearing. Each series of notes may bear interest at either a fixed rate or a floating rate, or a combination of fixed and floating rates, as specified in the pricing supplement.
•
The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date, repayment date or redemption date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent or any other place we designate.
	•	Interest, if any, will be payable on the dates specified in the pricing supplement.
	•	Payments of principal and/or interest on each series of notes may be linked to currency prices, commodity prices, single securities, baskets of securities or indices.
	•	We may issue amortizing notes that pay a level amount in respect of both interest and principal amortized over the life of the note, if specified in the applicable pricing supplement.

Interest Rate	Each fixed rate note will bear interest from its date of issue at the annual rate stated in the applicable pricing supplement until the principal is paid.

Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by reference to an interest rate or interest rate formula, which may be adjusted by a spread and/or spread multiplier (each as more fully described under "Description of the Notes"). The pricing supplement will designate one or more of the following base rates, along with the index maturity for that base rate:
	•	the CD rate,
	•	the Commercial Paper Rate,
	•	the Federal Funds Rate,
	•	LIBOR,
	•	the Treasury Rate,
	•	the Constant Maturity Treasury Rate,
	•	the Prime Rate, or
	•	such other base rate or interest rate formula as set forth in such pricing supplement.
Redemption and Repayment
We will redeem a series of notes if Protective Life redeems each funding agreement securing such series of notes. Except as otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement(s) securing a series of notes will not be redeemable by Protective Life and a series of notes will not be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.
Maturities
Unless otherwise specified in the applicable pricing supplement, each series of notes will mature nine months or more from its date of original issuance, as specified in the applicable pricing supplement.
Currencies and Denominations	Unless otherwise specified in the applicable pricing supplement, notes will be denominated in U.S. dollars.
Unless otherwise specified in the applicable pricing supplement, the notes will be issued and sold in denominations of $1,000 and multiples of $1,000.
Listing
We intend to list the first series of notes issued under this program or our InterNotes® program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange.

Forms of Notes
Unless otherwise specified in the applicable pricing supplement, each series of notes will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary.
Clearing Systems	The Depository Trust Company and/or, in relation to any series of notes, any other clearing system as may be specified in the applicable pricing supplement.
Collateral
The notes of any series will be secured by the right, title and interest of the Trust in and to (1) the relevant funding agreement(s) held in the relevant Trust Series, (2) all proceeds of the funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account, (3) all books and records pertaining to the relevant funding agreement(s), and (4) all rights of the Trust pertaining to the foregoing.

Each series of notes will be secured by the collateral held in the related Trust Series. We, on behalf of the Trust Series, will pledge and collaterally assign the related funding agreement(s) to the indenture trustee for the benefit of the holders of notes of the related series of notes.
Funding Agreements
We will use the net proceeds received from the offering of each series of notes to purchase one or more funding agreements issued by Protective Life. The funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related series of notes and the face amount of the beneficial ownership interest in the related Trust Series. The rate at which the funding agreement(s) bear interest will be equal to the rate of interest on the related series of notes. The funding agreement(s) will otherwise have substantially similar payment terms to the related series of notes.
The obligations of Protective Life under any funding agreement will not be guaranteed by its parent company or any of its subsidiaries or affiliates.
Funding agreements are unsecured obligations of Protective Life. The funding agreements will carry the financial strength rating of Protective Life as set forth in the applicable pricing supplement.

Under Section 56-9-330, Tennessee Code Annotated, in the event of an insolvency of a Tennessee domestic insurance company, the loss claims of holders of funding agreements rank equally with the loss claims of other policyholders of the insurer, and in a superior position to general unsecured creditors. Therefore, in the event of an insolvency of Protective Life, loss claims of the Trust under each of the funding agreements will rank equally with the loss claims of other policyholders of Protective Life and in a position superior to general unsecured creditors of Protective Life. See "Description of the Funding Agreements" in the accompanying prospectus.

Indenture and Indenture Trustee
We will from time to time issue one or more series of notes to the public pursuant to an indenture, dated as of , 2002, between us and The Bank of New York, in its capacity as indenture trustee. The indenture is subject to the Trust Indenture Act of 1939. The indenture trustee is not affiliated with Protective Life.
Administration of the Issuer
Wilmington Trust Company, a Delaware banking corporation, will be our sole trustee (the "Delaware trustee"). The Delaware trustee will not be obligated in any way to make payments under or in respect of the notes. The Delaware trustee is not affiliated with Protective Life

AMACAR Pacific Corp. will be our sole administrator. Under the terms of an administrative services agreement entered into with the Delaware trustee on our behalf, dated as of October 31, 2002, the administrator will provide administrative services on our behalf. The administrator will not be obligated in any way to make any payments under or in respect of the notes. The administrator is not affiliated with Protective Life.

Protective Life entered into an expense and indemnity agreement with each of the indenture trustee, the Delaware trustee, the administrator, us and each service provider that may become a party to the agreement from time to time, dated as of October 31, 2002. Under the agreement, Protective Life will pay certain costs and expenses relating to the offering, sale and issuance of any series of notes and certain costs, expenses and taxes incurred by us or any Trust Series and Protective Life will indemnify the indenture trustee, the Delaware trustee, the administrator, us, any Trust Series and each service provider that may become a party to the agreement from time to time with respect to certain matters.
Trust Series Beneficial Owner	AMACAR Pacific Corp. will be the sole beneficial owner of each Trust Series (the "Trust Series beneficial owner"). The beneficial interest in each Trust Series:
• will be purchased by the Trust Series beneficial owner for $100,
• will be issued in certificated form only,

	•	will entitle the Trust Series beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series of notes, and
	•	will be subordinated to the notes of the related series of notes.
The Trust Series beneficial owner is not affiliated with Protective Life.
Governing Law
The notes and indenture will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement and each trust series agreement will be governed by, and construed in accordance with, the laws of the State of Delaware. The funding agreements will be governed by the laws of the State of Tennessee.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        This document is a prospectus supplement and supplements a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission. This prospectus supplement provides you with a general description of the notes we may offer in connection with our senior secured medium-term notes program and supplements the description of the notes contained in the accompanying prospectus. We may from time to time sell these senior secured medium-term notes in one or more series with a total initial public offering price or purchase price of up to $3,000,000,000 or the equivalent amount in one or more foreign currencies, less any amount of notes previously issued by us under this program, our InterNotes® program or otherwise under the accompanying prospectus.

        The specific terms and conditions of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update or change information in this prospectus supplement and the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus and the pricing supplement, you should rely on the information in the pricing supplement. If there is an inconsistency only between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading "Where You Can Find More Information" beginning on page 2 of the accompanying prospectus.

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE

        The following selected financial data as of and for the years ended December 31, 2001, 2000, and 1999, has been derived from previously published audited consolidated condensed financial statements of Protective Life in accordance with accounting principles generally accepted in the United States of America, which have been examined and reported on by PricewaterhouseCoopers LLP, independent accountants. The selected financial data as of and for the six month periods ending June 30, 2002, and 2001, has been derived from previously published unaudited consolidated condensed financial statements of Protective Life, prepared in accordance with accounting principles generally accepted in the United States of America. The selected financial data for Protective Life should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and notes thereto incorporated by reference and the related Management's Discussion and Analysis of Financial Condition and Results of Operations associated therewith and incorporated by reference herein.

SELECTED FINANCIAL DATA
(in thousands)

	Six Months Ended June 30		Year Ended December 31
	2002	2001	2001	2000	1999
INCOME STATEMENT DATA
Premiums and policy fees	$762,956	$636,142	$1,389,819	$1,175,943	$861,021
Reinsurance ceded	(394,505)	(320,405)	(771,151)	(686,108)	(462,297)

Net of reinsurance ceded	368,451	315,737	618,668	489,835	398,724
Net investment income	473,787	398,906	839,103	692,081	617,829
Realized investment gains (losses):
Derivative financial instruments	149	503	(1,718)	2,157	3,425
All other investments	8,060	966	(6,123)	(16,756)	1,335
Other income	20,701	17,612	38,578	35,194	22,599

Total revenues	871,148	733,724	1,488,508	1,202,511	1,043,912

Benefits and expenses	738,525	623,878	1,274,550	1,027,889	857,299
Income tax expense	43,078	37,372	70,457	61,478	67,991
Income from continuing operations before cumulative effect of change in accounting principle	89,545	72,474	143,501	113,144	118,622
Income (loss) from discontinued operations	0	(2,739)	(28,502)	10,891	9,636
Cumulative effect of change in accounting principle	0	(8,341)	(8,341)	0	0

Net income	$89,545	$61,394	$106,658	$124,035	$128,258

	June 30		December 31
	2002	2001	2001	2000	1999
BALANCE SHEET DATA
Total assets	$20,882,898	$16,898,590	$19,582,503	$15,026,548	$12,581,143
Total debt(1)	2,277	2,303	2,291	2,315	2,338
Share-owners equity	2,025,548	1,741,524	1,883,333	1,530,415	996,543
Share-owners equity excluding net unrealized gains and losses on investments	1,919,247	1,742,916	1,830,165	1,581,785	1,142,623

(1)
Excludes indebtedness to related parties. Such indebtedness totaled $4.0 million, $8.0 million, $6.0 million, $10 million, and $14.0 million, at June 30, 2002 and 2001, and December 31, 2001, 2000, and 1999, respectively. See also Note E to the Consolidated Financial Statements. Excludes stable value contract account balances and annuity account balances which do not pose significant mortality risk. Such account balances totaled $4.3 billion, $3.7 billion, $3.9 billion, $3.4 billion, and $2.9 billion at June 30, 2002 and 2001, and December 31, 2001, 2000, and 1999, respectively.

DESCRIPTION OF THE NOTES

        The following description of the material terms of the Senior Secured Medium-Term Notes supplements the description of the general terms and provisions of the notes set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the prospectus, this prospectus supplement and the applicable pricing supplement in making your investment decision.

General

  Introduction

        Each issuance of notes will constitute or be part of a separate series of notes issued by us under the indenture, dated as of                        , 2002, between us and the indenture trustee. Each series of notes may be comprised of one or more tranches, each of which will be the subject of a pricing supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939.

        At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $3 billion, or its equivalent in one or more foreign or composite currencies. This amount is subject to reduction as a result of the previous issuance by us under this program, our InterNotes® program or otherwise under the accompanying prospectus.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by us. Subject to applicable U.S. federal tax law requirements and in accordance with the indenture, we may, within 6 months following the date of issue of a series of notes, without the consent of the registered holders of the notes, issue additional tranches of notes having substantially identical terms as previously issued notes (other than the date of issuance and the offering price) that will form a single series of notes with the previously issued notes. We may only issue additional tranches of notes if Protective Life issues additional funding agreements to us in accordance with the terms of the original funding agreement issued to the relevant Trust Series.

  Pricing Options

        Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. We may also issue discount notes, amortizing notes and indexed notes, as specified in the applicable pricing supplement.

        Interest rates that we offer on the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction as well as market conditions. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note we have previously issued or as to which we have accepted an offer to purchase.

  Collateral

        Under the indenture, each funding agreement purchased by the Trust from Protective Life with the proceeds from the offering of each series of notes will be assigned by the Trust on behalf of the applicable Trust Series to the indenture trustee on behalf of the holders of the related series of notes. Each series of notes will be secured by a first priority perfected security interest in the "collateral," consisting of:

  •
  the relevant funding agreement(s) held in the relevant Trust Series;

  •
  all proceeds of the relevant funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account;

  •
  all books and records pertaining to the relevant funding agreement(s); and

  •
  all of our rights pertaining to the foregoing.

  Ranking

        The notes of a series will be our unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally among themselves, and will rank equal in seniority with each other series of notes and with respect to all of our other present and future secured and unsubordinated obligations, except for any of our other obligations which are preferred by mandatory provisions of law.

  Currency

        Unless otherwise specified in the applicable pricing supplement, the notes of a series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof will be made in, United States dollars. Each series of notes also may be denominated in, and payments of principal, premium, if any, and/or interest, if any, in respect thereof may be made in, a single foreign currency. The currency in which a particular series of notes is denominated (or, if that currency is no longer legal tender for the payment of public and private debts in the country issuing that currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, the currency which is then legal tender in the related country or in the adopting member states of the European Union, as the case may be) is referred to as the "specified currency" with respect to such series of notes.

        You will be required to pay for your notes in the specified currency. At the present time, there are limited facilities in the United States for the conversion of United States dollars into foreign currencies and vice versa, and commercial banks do not generally offer non-United States dollar checking or savings account facilities in the United States. The dealer from or through which a foreign currency note is purchased may be prepared to arrange for the conversion of United States dollars into the specified currency in order to enable you to pay for your foreign currency note, provided that you make a request to that dealer on or prior to the fifth business day (as defined below) preceding the date of delivery of the particular foreign currency note, or by any other day determined by that dealer. Each conversion will be made by a dealer on the terms and subject to the conditions, limitations and charges as that dealer may from time to time establish in accordance with its regular foreign exchange practices. You will be required to bear all costs of exchange in respect of your foreign currency note.

  Forms of Notes

        Each series of notes will be issued in fully registered form only, without coupons and will be initially represented by one or more book-entry notes, which will be a global security registered in the name of a nominee for The Depository Trust Company. See "Book-Entry Notes" below. Alternatively, if specified in the applicable pricing supplement, each note of a series of notes will be issued initially as a certificated note, which will be a certificate issued in definitive form.

  Denominations

        Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is a whole multiple of $1,000. The authorized denominations of notes that have a specified currency other than U.S. dollars will be the approximate equivalents in the specified currency.

  Maturity

        Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day nine months or more from its date of issue (the "stated maturity date"), as specified in the applicable pricing supplement, unless its principal (or, any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at our direction, notice of the registered holder's option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the "maturity date" with respect to the principal of such series of notes repayable on that date).

  Transfers and Exchanges

        Book-entry notes may be transferred or exchanged only through the depositary (defined below). See "Book-Entry Notes" below. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the indenture trustee. No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith (other than certain exchanges not involving any transfer).

  Listing

        We intend to list the first series of notes issued under this program or our InterNotes® program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange.

  Additional Information

        The pricing supplement relating to a note will describe the following terms:

  •
  the principal amount and specified currency for the note;

  •
  whether the note:

  (1)
  is a fixed rate note,

  (2)
  is a floating rate note,

  (3)
  is an amortizing note, meaning that a portion or all the principal amount is payable prior to stated maturity in accordance with a schedule, by application of a formula, or based on an index,

  (4)
  is an indexed note on which payments of interest or principal may be linked to the price of one or more securities or indices, currencies, commodities or other instruments or measures; and/or

  (5)
  is a discount note that does not bear any interest currently or bears interest at a rate that is below market rates at the time of issuance;

  •
  the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

  •
  the original issue date on which the note will be issued;

  •
  the stated maturity date;

  •
  if the note is a fixed rate note, the rate per annum at which the note will bear any interest, and whether and the manner in which the rate may be changed prior to its stated maturity;

  •
  if the note is a floating rate note, relevant terms such as:

  (1)
  the base rate,

  (2)
  the initial interest rate,

  (3)
  the interest reset period or the interest reset dates,

  (4)
  the interest payment dates,

  (5)
  the index maturity,

  (6)
  any maximum interest rate,

  (7)
  any minimum interest rate,

  (8)
  the spread or spread multiplier, and

  (9)
  any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread or spread multiplier may be changed prior to stated maturity,

  •
  if the note is an amortizing note, the terms for repayment prior to stated maturity;

  •
  if the note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its face amount and the manner in which the principal amount payable at stated maturity will be determined;

  •
  whether the note may be redeemed by us, or repaid at the option of the holder, prior to stated maturity and the terms of its redemption or repayment;

  •
  whether the note will be represented by a global security or a certificate issued in definitive form;

  •
  any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes;

  •
  the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

  •
  any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

As used in this prospectus supplement, "business day" means:

  •
  for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York,

  •
  for purposes of LIBOR determination dates for LIBOR notes only, any day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market,

  •
  for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close, and

  •
  for notes denominated in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

        As used above, a "principal financial center" means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

Payment of Principal and Interest

        We will pay the principal of, and any premium and interest on, each note in the specified currency for the note.

        Unless otherwise specified in the applicable pricing supplement, payments of interest on notes, other than interest payable at stated maturity, will be made, except as provided below, by wire transfer or by check mailed to the registered holders of the notes. In the case of global securities representing book-entry notes, the payments of interest on notes will be made in accordance with existing arrangements between the indenture trustee and the depositary. However, in the case of a tranche of notes issued between a regular record date for such series of notes and the related interest payment date for such series of notes, interest for the period beginning on the original issue date for such tranche of notes and ending on such interest payment date generally will be paid to the holder on the next interest payment date.

        A holder of $10 million, or its equivalent in a specified currency other than U.S. dollars, or more in aggregate principal amount of certificated notes will be entitled to receive payments by wire transfer of immediately available funds. However, such a holder is entitled to receive the payments only if the indenture trustee receives written appropriate wire transfer instructions not later than five business days prior to the applicable interest payment date.

        Unless otherwise specified in the applicable pricing supplement, principal and any premium and interest payable at the stated maturity of a note will be paid in immediately available funds upon surrender of the note at the corporate trust office or agency of the trustee in New York City. In the case of global securities representing book-entry notes, principal and any premium and interest payable at stated maturity will be paid by wire transfer in immediately available funds to an account specified by the depositary.

        Unless otherwise specified in this prospectus supplement or the applicable pricing supplement, if any interest payment date or the maturity date of a note falls on a day that is not a business day (or in the case of a LIBOR Note, a day that is not a London business day), we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day (or in the case of a LIBOR note, the next succeeding London Business Day) and no additional interest will accrue in respect of the payment made on that next succeeding business day (or in the case of a LIBOR note, additional interest will accrue in respect of the payment made on that next succeeding London business day). However, with respect to interest payment dates in the case of a LIBOR Note, if the next London business day falls in the next calendar month, the interest payment date will be the preceding London business day. A payment may be made on the next business day or London business day, as the case may be, with the same force and effect as if made on such date.

        Unless otherwise specified in the applicable pricing supplement, if the principal of any discount note other than an indexed note, is declared to be due and payable immediately as a result of the acceleration of stated maturity, the amount of principal and interest due and payable shall be determined in the manner set forth under "—Discount Notes" below.

        Unless otherwise specified in the applicable pricing supplement, the record date for any interest payment date for a floating rate note, fixed rate note or an indexed rate note will be the date, whether or not a business day, fifteen calendar days immediately preceding the interest payment date.

Withholding Tax, Payment of Additional Amounts and Tax Redemption

        All amounts due in respect of the notes will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, we will not pay any additional amounts to holders of any series of notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the notes of such series. If we are required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that we will be required, to pay additional amounts pursuant to the applicable pricing supplement in respect of such withholding or deduction, Protective Life will have the right to redeem the related funding agreement and, if Protective Life redeems the related funding agreement, we will redeem the notes of such series as provided in the indenture.

        The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that European Union Member States will be required to provide to the tax authorities of another European Union Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other European Union Member State, subject to the right of certain European Union Member States to opt instead for a withholding system for a transitional period in relation to such payments. For the avoidance of doubt, should any deduction or withholding on account of tax be required to be made, or be made, pursuant to a European Union directive, no additional amounts shall be payable or paid by us.

        If a "tax event" as to the relevant funding agreement(s) occurs, Protective Life will have the right to redeem the funding agreement(s) and, upon such redemption, we will redeem the series of notes related to such funding agreement(s). For further discussion of "tax event" redemption, see "Description of Funding Agreements—Early Redemption for Tax Event" in the accompanying prospectus.

Fixed Rate Notes

        Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, as the case may be, at the rate per annum stated in the applicable pricing supplement until, but excluding the date on which its principal amount is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, the rate of interest payable on fixed rate notes will not be adjusted.

        Unless otherwise specified the applicable pricing supplement, interest on each fixed rate note will be payable in arrears on the fifteenth day of every sixth calendar month beginning in the sixth calendar month following the month in which the note was issued, with each such day being an interest payment date, and at the stated maturity date. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

        Unless otherwise specified in the applicable pricing supplement, if an interest payment date for any fixed rate note would otherwise be a day that is not a business day, any payment required to be made on the note on such date, including the stated maturity date, may be made on the next business day with the same force and effect as if made on the date on which such payment obligation was due. No additional interest will accrue as a result of the delayed payment.

Floating Rate Notes

        The initial interest period is the period from the original issue date to, but not including, the first interest reset date. Each floating rate note will bear interest during the initial interest period at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement. The interest reset period is the period from each interest reset date to, but not including, the following interest reset date. The initial interest period and any interest reset period is an interest period. The interest rate for each floating rate note will be determined based on an interest rate basis, the base rate, plus or minus any spread, and/or multiplied by any spread multiplier. A basis point or "bp" equals one-hundredth of a percentage point. The spread is the number of basis points that may be specified in the applicable pricing supplement as applicable to the note. The spread multiplier is the percentage that may be specified in the applicable pricing supplement as an adjustment to the interest rate applicable to the note. As may otherwise be specified in the applicable pricing supplement, the spread or spread multiplier on floating rate notes may be adjusted from time to time.

        The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note, along with the index maturity for that base rate:

  •
  the CD Rate,

  •
  the Commercial Paper Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  the Treasury Rate,

  •
  the Constant-Maturity Treasury Rate,

  •
  the Prime Rate, or

  •
  such other base rate or interest rate formula as set forth in the applicable pricing supplement and in the note.

        The following terms are used in describing the various base rates.

        The "index maturity" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published weekly by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update, or any successor site or publication.

        "Calculation date" means the date by which the calculation agent is to calculate the interest rate for floating rate notes which will be the earlier of (1) the fifth business day after the related rate determination date, or if any such day is not a business day, the next business day and (2) the business day preceding the applicable interest payment date or the stated maturity.

        As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following, which will be expressed as a rate per annum on a simple interest basis:

  •
  maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and/or

  •
  minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of New York State. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. The maximum rate of interest only applies to obligations that are less than $2,500,000.

        We will appoint and enter into agreements with one or more calculation agents to calculate interest rates on floating rate notes. Unless otherwise specified in the applicable pricing supplement,                        will be the calculation agent for each note that is a floating rate note. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate notes and neither the indenture trustee nor the calculation agent shall have any liability to the holders of any notes in respect of any determination, calculation, quote or rate made or provided by the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date with respect to such floating rate note. The calculation agent will notify the indenture trustee, paying agent, registrar, us, and if the notes are listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, interest period, and interest amount payable applicable to any floating rate note promptly after such determination is made.

        If the calculation agent is incapable or unwilling to act as such or if the calculation agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amounts or any other requirements, the issuer will appoint the paying agent or another leading commercial bank to act as such in its place. The calculation agent may not resign its duties without a successor having been appointed as aforesaid.

        The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be as follows:

  •
  in the case of floating rate notes that reset daily, each business day,

  •
  in the case of floating rate notes that reset weekly, other than Treasury Rate notes, the Wednesday of each week,

  •
  in the case of Treasury Rate notes that reset weekly and except as provided below under "Treasury Rate Notes," the Tuesday of each week,

  •
  in the case of floating rate notes that reset monthly, the third Wednesday of each month,

  •
  in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year,

  •
  in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement, and

  •
  in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement,

provided, however, that (i) the interest rate in effect from the issue date to the first interest reset date with respect to a floating rate note will be the initial interest rate (as set forth in the applicable pricing supplement) and (ii) the interest rate in effect for the ten days immediately prior to maturity will be that in effect on the tenth day preceding maturity.

        If an interest reset date for any floating rate note (other than a LIBOR note) would fall on a day that is not a business day, the interest reset date will be postponed to the next business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next London business day. In the case of a LIBOR note, if postponement to the next London business day would cause the interest reset date to be in the next calendar month, the interest reset date will instead be the immediately preceding London business day. If an auction of direct obligations of United States Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

        Unless otherwise specified in the applicable pricing supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on a rate determination date preceding the interest reset date, as further described below.

        Unless otherwise specified in the applicable pricing supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to, but excluding, the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment.

        Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed principal note, the principal amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

        For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate notes, Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes. In the case of Treasury Rate notes and Constant-Maturity Treasury Rate notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of such rounding, .005 of a unit will be rounded upward.

        Unless otherwise specified in the applicable pricing supplement and except as provided below, interest will be payable as follows:

  •
  In the case of floating rate notes that reset daily, weekly or monthly, interest will be payable on the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset quarterly, interest will be payable on the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset semiannually, interest will be payable on the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued.

  •
  In the case of floating rate notes that reset annually, interest will be payable on the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued.

In each of these cases, interest will also be payable at maturity.

        If for any floating rate note, an interest payment date or maturity date would otherwise be a day that is not a business day, the interest payment date will not be postponed. Any payment required to be made on the floating rate note, however, may be made on the next business day with the same force and effect as if made on the date on which such payment obligation was due; provided, however that in the case of a Libor Note, if such next business day for an interest payment date (other than the maturity date) falls in the next succeeding calendar month, such payment will be made on the immediately preceding business day. No additional interest will accrue as a result of the delayed payment.

  CD Rate Notes

        Each CD Rate note will bear interest for each interest reset period at an interest rate based on the CD Rate and any spread or spread multiplier specified in the note and in the applicable pricing supplement.

        The calculation agent will determine the CD Rate for each CD Rate determination date by the calculation date pertaining to such CD Rate determination date. The CD Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the CD Rate will be the rate for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the CD Rate determination date, then the CD Rate for the interest reset period will be the rate on that date for negotiable certificates of deposit of the index maturity designated in the applicable pricing supplement as published in the H.15 Daily Update under the heading "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15(519) or in the H.15 Daily Update, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on that date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the calculation agent after consultation with us for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the pricing supplement in a denomination of $5,000,000.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the CD Rate for the interest reset period will be the same as the CD Rate for the immediately preceding interest reset period. If there was no such interest reset period, the CD Rate will be the initial interest rate.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest for each interest reset period at an interest rate based on the Commercial Paper Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Commercial Paper Rate for each Commercial Paper Rate determination date by the calculation date pertaining to such Commercial Paper Rate determination date. The Commercial Paper Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Commercial Paper Rate will be the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as the rate will be published in H.15 (519) under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Commercial Paper Rate determination date, then the Commercial Paper Rate for the interest reset period will be the money market yield on that date of the rate for commercial paper of the specified index maturity as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying this rate, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the above rate is not yet published in either H.15 (519), H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, then the Commercial Paper Rate for the interest reset period will be the money market yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on that date, of three leading dealers of commercial paper in New York City selected by the calculation agent after consultation with us for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

  •
  If the dealers selected by the calculation agent, however, are not quoting offered rates as described in the preceding sentence, the Commercial Paper Rate for the interest reset period will be the same as the Commercial Paper Rate for the immediately preceding interest reset period. If there was no such interest reset period, the Commercial Paper Rate will be the initial interest rate.

        Money market yield will be calculated as follows:

D × 360
Money market yield=	360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified index maturity.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest for each interest reset period at an interest rate based on the Federal Funds Rate and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Federal Funds Rate for each Federal Funds Rate determination date by the calculation date pertaining to such Federal Funds Rate determination date. The Federal Funds Rate determination date is the second business day prior to the interest reset date for the interest reset period. Unless otherwise specified in the applicable pricing supplement, the Federal Funds Rate will be the rate for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page ("Telerate Page 120").

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If the above rate does not appear on Telerate Page 120 or is not yet published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Federal Funds Rate determination date, the Federal Funds Rate for the interest reset period will be the rate on that date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Federal Funds (Effective)."

  •
  If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, then the Federal Funds Rate for the interest reset period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on that date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the calculation agent after consultation with us.

  •
  If the dealers selected by the calculation agent, however, are not quoting rates as described in the preceding sentence, the Federal Funds Rate for the interest reset period will be the same as the Federal Funds Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Federal Funds Rate will be the initial interest rate.

        In the case of a Federal Funds Rate note that resets daily, the interest rate on the note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the calculation agent for the note on the second Monday, or, if not a business day, on the next business day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

  LIBOR Notes

        Each LIBOR note will bear interest for each interest reset period at an interest rate based on LIBOR and any spread or spread multiplier specified in the note and the applicable pricing supplement.

        The calculation agent will determine LIBOR for each LIBOR determination date by the calculation date pertaining to such LIBOR determination date. The LIBOR determination date is the second London business day prior to the interest reset date for each interest reset period. A "London business day" means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Unless otherwise specified in the applicable pricing supplement on a LIBOR determination date, the calculation agent will determine LIBOR for each interest reset period as follows:

  •
  The calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on the "designated LIBOR page" as of 11:00 a.m., London time, on that LIBOR determination date.

  •
  If "LIBOR Telerate" is designated in the applicable pricing supplement, "designated LIBOR page" means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

  •
  If "LIBOR Reuters" is designated in the applicable pricing supplement, "designated LIBOR page" means the arithmetic mean determined by the calculation agent of the two or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such single rate shall be used) on the display on the Reuters Monitor Money Rates Service on page "LIBO," or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

        If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        If LIBOR cannot be determined on a LIBOR determination date as described above, then the calculation agent will determine LIBOR as follows:

  •
  The calculation agent for the LIBOR note will select four major banks in the London interbank market after consultation with us.

  •
  The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR determination date. These quotations will be for deposits in U.S. dollars for the period of the specified index maturity, commencing on the interest reset date. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  (1)
  If two or more quotations are provided, LIBOR for the interest reset period will be the arithmetic mean of the quotations.

  (2)
  If fewer than two quotations are provided, the calculation agent will select three major banks in New York City after consultation with us and follow the steps in the two bullet points below.

  •
  The calculation agent will then determine LIBOR for the interest reset period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR determination date. The rates quoted will be for loans in U.S. dollars, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

  •
  If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest reset period will be the same as for the immediately preceding interest reset period. If there was no such interest reset period, the LIBOR Rate will be the initial interest rate.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest for each interest reset period at an interest rate based on the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Treasury Rate for each Treasury Rate determination date by the calculation date pertaining to such Treasury Rate determination date.

  Treasury Rate Notes other than Constant Maturity Treasury Rate Notes

        Unless "Constant Maturity" is specified in the applicable pricing supplement, and unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate for the auction held on the Treasury Rate determination date for the interest reset period of U.S. treasury securities having the index maturity specified in the pricing supplement as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading "Investment Rate."

        If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

    (1)
    If the Treasury Rate is not published prior to 3:00 p.m., New York City time on the calculation date pertaining to the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the auction average rate on the Treasury Rate determination date as otherwise announced by the United States Department of the Treasury. The auction average rate will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

    (2)
    If the results of such auction are not published or reported as provided in (1) above by 3:00 p.m., New York City time, on the calculation date, or if no such auction is held on the Treasury Rate determination date, then the Treasury Rate for the interest reset period will be the rate having the index maturity specified in the pricing supplement as published in H.15 (519) under the heading "U.S. Government Securities—Treasury Bills (Secondary Market)" or, if not yet published by 3:00 p.m., New York City time on the calculation date, the rate on the Treasury Rate determination date of treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the caption "U.S. Government Securities—Treasury Bills (Secondary Market)."

    (3)
    If by 3:00 p.m., New York City time, on the calculation date the above rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated as a yield to maturity of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Treasury Rate determination date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of treasury securities with a remaining maturity closest to the specified index maturity. The yield to maturity will be expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis.

    (4)
    If the dealers selected by the calculation agent are not quoting bid rates as described in (3) above, then the Treasury Rate for the interest reset period will be the same as the Treasury Rate for the immediately preceding interest reset period. If there was no preceding interest reset period, the Treasury Rate will be the initial interest rate.

        The Treasury Rate determination date for each interest reset period will be the day of the week in which the interest reset date for the interest reset period falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Rate determination date pertaining to the interest reset period commencing in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury Rate note, then that interest reset date will instead be the business day immediately following the auction date.

  Constant Maturity Treasury Rate Notes

        If "Constant Maturity" is specified in the applicable pricing supplement, unless otherwise specified in the applicable pricing supplement, the Treasury Rate for each interest reset period will be the rate displayed on the "designated Constant Maturity Treasury page" under the caption "Treasury Constant Maturities" under the column for the Designated CMT Maturity Index for:

  •
  that Constant Maturity Treasury Rate determination date, if the designated Constant Maturity Treasury page is 7051 (or any other page that may replace this page on that service); or

  •
  the week, or the month, as set forth in the applicable pricing supplement, ended immediately preceding the week in which the calculation date pertaining to the Constant Maturity Treasury Rate determination date occurs, if the designated Constant Maturity Treasury page is 7052 (or any other page that may replace this page on that service).

        If the rate cannot be set as described above, the calculation agent will use the following methods in succession:

  •
  If the rate is no longer displayed on the designated Constant Maturity Treasury page, or if not displayed by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for the Constant Maturity Treasury Rate determination date.

  •
  If the rate is no longer published, or if not published in H.15 (519) by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate determination date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate determination date with respect to the interest reset date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines is comparable to the rate formerly displayed on the designated Constant Maturity Treasury page and published in the relevant H.15 (519).

  •
  If that information is not available by 3:00 p.m., New York City time, on the calculation date pertaining to the Constant Maturity Treasury Rate determination date, then the calculation agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the calculation agent. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

  •
  If the calculation agent cannot obtain three Treasury Note quotations as described above, the Constant Maturity Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate determination date of three Reference Dealers in the City of New York. The three Reference Dealers shall be selected from five Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If two of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  •
  If fewer than five but more than two Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated,

  •
  If fewer than three Reference Dealers are quoting as described above, then the rate will be the same as that in effect on that Constant Maturity Treasury Rate determination date.

        The "Constant Maturity Treasury Rate determination date" will be the tenth business day prior to the interest reset date for the applicable interest reset period.

        "Designated Constant Maturity Treasury page" means the display on Moneyline Telerate, Inc. on the page designated in the pricing supplement, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If that page is not specified in the pricing supplement, the designated Constant Maturity Treasury page shall be 7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the pricing supplement with respect to which the Constant Maturity Treasury Rate will be calculated. If no such maturity is specified in the pricing supplement, the Designated CMT Maturity Index shall be 2 years.

  Prime Rate Notes

        Each Prime Rate note will bear interest for each interest reset period at an interest rate based on the Prime Rate and any spread or spread multiplier, subject to the minimum interest rate and maximum interest rate, if any, specified in the note and the applicable pricing supplement.

        The calculation agent will determine the Prime Rate for each interest reset period for each Prime Rate determination date by the calculation date pertaining to such Prime Rate determination date. The Prime Rate determination date is the second business day prior to the interest reset date for each interest reset period. Unless otherwise specified in the applicable pricing supplement, the Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, then the Prime Rate will be the rate on the Prime Rate determination date that is published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan."

  •
  If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to the Prime Rate determination date, in either H.15(519) or the H.15 Daily Update, then the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (as defined below) as each such bank's prime rate or base lending rate for the Prime Rate determination date.

  •
  If fewer than four such rates appear on the Reuters Screen USPRIME1 Page, then the calculation agent will select three major banks in New York City after consultation with us. The Prime Rate will be the arithmetic mean of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the Prime Rate determination date.

  •
  If fewer than three New York City banks are quoting rates as mentioned in the preceding sentence, the Prime Rate for the interest reset period will be the same as the Prime Rate in effect for the immediately preceding interest reset period. If there was no such interest reset period, the Prime Rate will be the initial interest rate.

        "Reuters Screen USPRIME1 page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

  •
  in the case of the period, if any, commencing on the issue date, or the date on which the note otherwise begins to accrue interest if different from the issue date, up to the first interest reset date, a fixed rate of interest established by us as described in the applicable pricing supplement; and

  •
  in the case of each period commencing on an interest reset date, a fixed rate of interest specified in the pricing supplement minus the interest rate determined based on the base rate as adjusted by any spread or spread multiplier.

However, on any inverse floating rate note, (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten days immediately prior to the date of maturity of the inverse floating rate note will be that in effect on the tenth day preceding the date of maturity.

  Floating/Fixed Rate Notes

        The applicable pricing supplement may provide that a note will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each such respective period, all as specified in the applicable pricing supplement.

Amortizing Notes

        We may from time to time offer amortizing notes on which a portion or all of the principal amount is payable prior to stated maturity:

  •
  in accordance with a schedule,

  •
  by application of a formula, or

  •
  based on an index.

Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment, will be set forth in the applicable pricing supplement.

Indexed Notes

        We may also offer indexed notes, which may be fixed or floating rate notes or bear no interest. An indexed note provides that the amount payable at its maturity, and/or the amount of interest (if any) payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers,

  •
  one or more currencies,

  •
  one or more commodities,

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event (as defined in the prospectus supplement) relating to any company or companies or other entity or entities (which may include a government or governmental agency), and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as an "index property". If you are a holder of an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index property at maturity. The value of the applicable index property will fluctuate over time.

        An indexed note may provide either for cash settlement or for physical settlement by delivery of the index property or another property of the type listed above. An indexed note may also provide that the form of settlement may be determined at our option or at the holder's option. Some indexed notes may be exchangeable, at our option or the holder's option, for securities of an issuer other than us.

        If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index property, about how amounts that are to become payable will be determined by reference to the price or value of that index property and about the terms on which the note may be settled physically or in cash. The applicable pricing supplement may also include information regarding any special United States federal income tax considerations relating to the purchase, ownership and disposition of any indexed note.

        No holder of an indexed note will, as such, have any rights of a holder of the index property referenced in the note or deliverable upon settlement, including any right to receive payment thereunder.

Discount Notes

        We may from time to time offer notes, which we refer to as discount notes, that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a discount note and par is referred to as the "discount." In the event of redemption, repayment or acceleration of maturity of discount notes, the amount payable to the holders of such discount notes will be equal to the sum of:

  •
  the Issue Price (increased by any accruals of discount) and, in the event of any redemption of such discount notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

  •
  any unpaid interest accrued on such discount notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

For purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of discount notes, a discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of discount notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of discount notes and an assumption that the maturity of such series of discount notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of discount notes (the "Initial Period") is shorter than the compounding period for such series of discount notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for federal income tax purposes, certain series of discount notes may not be treated as having original issue discount for federal income tax purposes, and certain series of notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Book-Entry Notes

        We have established a depository arrangement with The Depository Trust Company (the "depositary") with respect to the notes issued in book-entry form ("book-entry notes"), the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes of a particular series will be described in the applicable pricing supplement.

        Upon issuance, all book-entry notes of a series will be represented by one or more global securities. Each global security representing book-entry notes will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. No global security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or another nominee of the depositary to a successor of the depositary or a nominee of a successor to the depositary.

        So long as the depositary or its nominee is the registered holder of a global security, the depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the Beneficial Owners (defined below) of the global security representing book-entry notes of a series will not be entitled to receive physical delivery of certificated notes and will not be considered the holders thereof for any purpose under the indenture, and no global security representing book-entry notes shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the depositary and, if that Beneficial Owner is not a Participant (defined below), on the procedures of the Participant through which that Beneficial Owner owns its interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

        Each global security representing book-entry notes of a series will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or we become aware that the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to the depositary within 90 calendar days, (ii) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes or (iii) an event of default has occurred and is continuing with respect to the notes under the indenture.

        Upon any such exchange, such certificated notes shall be registered in the names of the Beneficial Owners of the global security representing book-entry notes of such series, which names shall be provided by the depositary's relevant Participants (as identified by the depositary) to the indenture trustee.

        The following is based on information furnished by the depositary:

        The depositary will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the depositary's partnership nominee) or such other name as may be requested by the depositary. One fully registered global note will be issued for all of the book-entry notes of a series, in the aggregate principal amount of such issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such issue.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Participants") deposit with the depositary. The depositary also facilitates the settlement among Direct Participants (as defined below) of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the depositary ("Direct Participants") include securities brokers and dealers (including the agents and dealers retained by us in connection with the distribution of the notes), banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of book-entry notes under the depositary's system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the depositary's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security ("Beneficial Owner") is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for such book-entry notes is discontinued as described above.

        To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary's nominee, Cede & Co. or such other name as may be requested by the depositary. The deposit of global securities with, or on behalf of, the depositary and their registration in the name of Cede & Co., or such other nominee, effect no change in beneficial ownership. The depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the depositary's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

        Neither the depositary nor Cede & Co. (or such other nominee of the depositary) will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes of a series will be made in immediately available funds to the depositary. The depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the depositary, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depositary is the responsibility of us and the indenture trustee, disbursement of such payments to Direct Participants shall be the responsibility of the depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the indenture trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on the depositary's records, to the indenture trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security representing such book-entry notes are transferred by Direct Participants on the depositary's records.

        The depositary may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to us or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

        The information in this section concerning the depositary and the depositary's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy thereof.

Security; Limited Recourse

        Each series of notes will solely be the obligations of the Trust, and will not be guaranteed by any person, including but not limited to Protective Life, any agent, any of their affiliates or any Trust Series. Our obligations under each series of notes will be secured by all of our rights and title in one or more funding agreements issued by Protective Life and other rights and assets included in the applicable collateral held in the relevant Trust Series.

        Since Protective Life will be the sole obligor under the funding agreements, our ability to meet our obligations, and your ability to receive payments from us, with respect to a particular series of notes, will be principally dependent upon Protective Life's ability to perform its obligations under each applicable funding agreement held in the relevant Trust Series. However, you will have no direct contractual rights against Protective Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Protective Life will belong to us, our successors and our permitted assignees, but only with respect to the relevant Trust Series. In connection with the offering and sale of a series of notes, we will pledge, collaterally assign and grant a first priority perfected security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of such series of notes. Accordingly, recourse to Protective

Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes.

Optional Redemption; No Sinking Fund

        If an initial redemption date is specified in the pricing supplement relating to a series of notes, and Protective Life has redeemed the related funding agreement(s) in full or part, as applicable, we will redeem the series of notes secured by such funding agreement(s), in full or in part as applicable, prior to the stated maturity date of such series of notes in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest accrued thereon to the date of redemption. We must give written notice to the holders of the particular series of notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption price", with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "—Discount Notes."

        No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

Purchase of Notes by Protective Life

        Protective Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Protective Life may, at Protective Life's discretion, be held, resold or surrendered to the indenture trustee for cancellation.

Other Provisions

        The terms in the applicable pricing supplement may modify any provisions relating to:

  •
  the determination of an interest rate basis,

  •
  the specification of an interest rate basis,

  •
  calculation of the interest rate applicable to, or the principal payable at maturity on, any note,

  •
  interest payment dates, or

  •
  any other related matters.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who purchase the notes at their issue price (determined as set forth below) and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code"). This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the United States, persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the tax consequences of holding a note that is treated as a "contingent payment debt instrument" under applicable Treasury Regulations, and a general summary of certain federal income tax considerations relating to any such note will be included in the relevant pricing supplement.

        PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of a Trust Series and the Notes

        In the opinion of Debevoise & Plimpton, special U.S. tax counsel to Protective Life and us, under current law and assuming full compliance with the terms of our certificate of trust, the trust agreement, the applicable trust series agreement and the indenture, neither we nor any Trust Series will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Such opinion is not binding on the U.S. Internal Revenue Service (the "IRS") or the courts. We and the Trust Series beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes to treat (i) the related Trust Series as a separate grantor trust and (ii) such note as an ownership interest in such grantor trust. Accordingly, for U.S. federal income tax purposes, each holder of a beneficial interest in a note and the Trust Series beneficial owner will be treated as owning a pro rata undivided interest in the funding agreement(s) and any other assets of the related Trust Series. The remainder of this discussion assumes that each Trust Series is a separate grantor trust and the notes related to each Trust Series represent ownership interests in such grantor trust.

        Protective Life, we and the Trust Series beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes to treat the related funding agreement(s) as debt of Protective Life. The remainder of this discussion assumes that each funding agreement will be treated as debt of Protective Life.

        The IRS might assert that each Trust Series should be disregarded altogether for U.S. federal income tax purposes (rather than being treated as a grantor trust), in which case the notes related to a Trust Series could be viewed as representing a direct ownership interest in the funding agreement(s) and other assets, if any, of such Trust Series. Alternatively, the IRS might assert that the notes related to a Trust Series should be treated as debt of such Trust Series for U.S. federal income tax purposes. In either case, the tax consequences to beneficial owners of the notes would not be materially different than those described herein.

U.S. Holders

        For purposes of the following discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state of the Unites States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

  Interest and Original Issue Discount

        Each U.S. Holder of a note will include payments of "qualified stated interest" (as described below) in respect of such U.S. Holder's undivided interest in the related funding agreement(s) in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of an underlying funding agreement, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such funding agreement by an amount equal to or more than a de minimis amount, a U.S. Holder will be considered to have purchased its undivided interest in such funding agreement with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such funding agreement. If a U.S. Holder acquires its undivided interest in a funding agreement with OID, then regardless of such U.S. Holder's method of accounting, such U.S. Holder will be required to accrue its pro rata share of OID on such funding agreement on a constant-yield basis and include such accruals in gross income, whether or not such U.S. Holder has received any cash payment on the notes. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of notes) as principal payments are received on the underlying funding agreement in the proportion that each such payment bears to the original principal amount of such funding agreement.

        "Stated redemption price at maturity" means the sum of all payments to be made on a funding agreement other than payments of "qualified stated interest." "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate or in the case of a variable rate debt instrument, at a rate or combination of rates meeting certain specified criteria.

  Premiums

        If the amount paid by a U.S. Holder for a note exceeds the stated redemption price at maturity of its undivided interest in the underlying funding agreement(s), such U.S. Holder generally will be considered to have purchased its undivided interest in such funding agreement(s) at a premium equal in amount to such excess. In this event, such U.S. Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming Protective Life and the U.S. Holder will exercise or not exercise redemption rights in a manner that maximizes the U.S. Holder's yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Short-Term Notes

        Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as representing an undivided interest in the underlying funding agreement(s), and such funding agreement(s) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID on their undivided interests in the funding agreement(s) related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

  Sale, Exchange, Retirement or Other Disposition of Notes

        In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any amortized premium and any payments other than payments of qualified stated interest, all with respect to such U.S. Holder's undivided interest in the related funding agreement. A U.S. Holder that sells a note will be considered to have disposed of its corresponding undivided interest in the related funding agreement(s). Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid qualified stated interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Subject to the rules described below under "Foreign Currency Notes," such gain or loss will be long-term capital gain or loss if the U.S. Holder held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

  Foreign Currency Notes

        The following discussion generally describes special rules that apply, in addition to the rules described above, to notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the United States dollar ("Foreign Currency Notes"). The amount of qualified stated interest paid with respect to a Foreign Currency Note that is includible in income by a U.S. Holder that uses the cash method of accounting for U.S. federal income tax purposes is the U.S. dollar value of the amount paid, as determined on the date of actual or constructive receipt by such U.S. Holder, using the spot rate of exchange on such date. In the case of qualified stated interest paid to a U.S. Holder that uses the accrual method of accounting, and in the case of OID (other than OID from a Short-Term Note that is not required to be accrued) for every U.S. Holder, such U.S. Holder is required to include the U.S. dollar value of the amount of such interest income or OID that accrued during the accrual period. The U.S. dollar value of such accrued interest income or OID is determined by translating such income at the average rate of exchange for the accrual period or, at the U.S. Holder's election, at the spot rate of exchange on the last day of the accrual period. The U.S. Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

        The amount realized with respect to a sale, exchange, retirement or other disposition of a Foreign Currency Note generally will be the U.S. dollar value of the payment received, determined on the date of disposition of such note (using the spot rate on such date). Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by the U.S. Holder on the sale, exchange, retirement or other disposition of the Foreign Currency Note. Any gain (or loss) realized by a U.S. Holder in excess of such foreign currency gain (or loss) generally will be capital gain or loss.

  Trust Series Expenses

        Each U.S. Holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of costs and expenses paid or incurred by the related Trust Series as provided in section 162 or 212 of the Code. Pursuant to the expense and indemnity agreement, certain costs and expenses of the Trust, the trustees and other service providers will be paid by Protective Life. It is possible that these costs and expenses will be treated as constructively received by the applicable Trust Series, in which event a U.S. Holder must include in income and will be entitled to deduct its pro rata share of these costs and expenses. If a U.S. Holder is an individual, estate or trust, such U.S. Holder will be allowed to deduct its pro rata share of these costs and expenses only to the extent that all of such U.S. Holder's miscellaneous itemized deductions, including such pro rata share of the costs and expenses, exceed 2% of such U.S. Holder's adjusted gross income. In addition, in the case of a U.S. Holder who is an individual, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code. U.S. Holders that are partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the application of limitations on deductions to them as their partners.

Non-U.S. Holders

        For purposes of the following discussion, the term "Non-U.S. Holder" means a beneficial owner of a note other than a U.S. Holder. Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

        (a)  payments of principal and interest (including OID) with respect to a note held by or for a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered in the ordinary course of its trade or business, (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Protective Life entitled to vote, (iii) such Non-U.S. Holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to Protective Life through stock ownership, (iv) such interest is not contingent interest described in Section 871(h)(4)(A) of the Code and (v) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such Non-U.S. Holder; and

        (b)  a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct, by such Non-U.S. Holder, of a trade or business in the United States.

        Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either the Non-U.S. Holder or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the note on behalf of such Non-U.S. Holder, must file a statement with the withholding agent to the effect that the Non-U.S. Holder is not a United States person. Such requirement will be fulfilled if the Non-U.S. Holder certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address, or any Financial Institution holding the note on behalf of the Non-U.S. Holder files a statement with the withholding agent to the effect that it has received such a statement from the Non-U.S. Holder (and furnishes the withholding agent with a copy thereof). In addition, the applicable Treasury Regulations that became effective January 1, 2001 provide alternative methods for satisfying these requirements. Under these Treasury Regulations, in the case of notes held by a foreign intermediary (other than a "qualified intermediary") or a foreign partnership (other than a "withholding foreign partnership"), the foreign intermediary or partnership, as the case may be, generally must provide a properly executed IRS Form W-8IMY (or successor form) and attach thereto an appropriate certification by each foreign beneficial owner or U.S. payee.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if amounts treated as interest for U.S. federal income tax purposes on a note or gain realized on the sale, exchange, retirement or other disposition of a note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) to the withholding agent in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly-executed IRS Form W-9 (or successor form). In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments on, or from the sale, exchange, retirement or other disposition of, a note if a statement referred to in clause (a)(v) of the first paragraph in "Non-U.S. Holders" above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. Withholding agents must nevertheless report to the IRS and to each Non-U.S. Holder the amount of interest (including OID) paid with respect to the notes held by each Non-U.S. Holder and the rate of withholding (if any) applicable to each Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors regarding the application of information reporting and back-up withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

        The current rate of backup withholding is 30% of the amount paid, which rate is scheduled to decrease to 29% in calendar years 2004 and 2005 and 28% in calendar years 2006 through 2010, after which the rate is scheduled to increase to 31%. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        The notes are being offered by us through Lehman Brothers Inc., as agent or principal (the "Dealer") in accordance with the distribution agreement entered into among Protective Life, us, and the Dealer, dated            , 2002 (the "distribution agreement"). The Dealer may sell notes it purchases from us at a discount as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the applicable pricing supplement, any note purchased by the Dealer as principal will be purchased at 100% of the principal amount or face amount less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the Dealer may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the applicable pricing supplement, will not exceed the discount to be received by the Dealer.

        The Dealer may also agree to use its reasonable efforts, on an agency basis, to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The Dealer, as agent, will have the right to reject any proposed purchase in whole or in part. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any pricing supplement without notice. We will pay the Dealer a commission of from not more than    % to not more than    % of the principal amount of notes sold through it, depending upon the stated maturity.

        We may appoint agents (either as agent or principal), other than or in addition to the Dealer, with respect to the notes. Any other agents will be named in the applicable pricing supplement and those agents will enter into the distribution agreement.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. The Dealer or other agents may make a market in the notes, but they are not obligated to do so. The Dealer or other agents may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes, or that the maximum amount of notes will be sold.

        The Dealer or other agents, whether acting as agent or principal, may be deemed to be underwriters within the meaning of the Securities Act of 1933. We and Protective Life have agreed to indemnify the Dealer and other agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Dealer or other agents may be required to make relating to these liabilities. We and Protective Life will reimburse the Dealer or other agents for customary legal and other expenses, incurred by them in connection with the offer and sale of the notes.

        Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

        Concurrently with the offering of notes through the Dealer and other agents as described in this prospectus supplement, we may issue other notes under the accompanying prospectus and a different prospectus supplement.

        This prospectus supplement, the accompanying prospectus and the related pricing supplement may be used by the Dealer or other agents in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Dealer or other agents may act as principal or agent in such transactions.

$3,000,000,000

Protective Life Secured

Senior Secured Medium-Term Notes

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS

                      , 2002

SUBJECT TO COMPLETION DATED NOVEMBER 1, 2002

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

PROSPECTUS SUPPLEMENT
(To Prospectus dated            , 2002)

Protective Life Secured InterNotes®

$3,000,000,000

        We are a special purpose statutory trust organized under the laws of the State of Delaware. We may offer to sell our Protective Life Secured InterNotes® from time to time in one or more series with a total initial public offering price or purchase price of up to $3,000,000,000, less any amount of notes previously issued by us under this program, our senior secured medium-term note program or otherwise under the accompanying prospectus. As permitted under Delaware law, we will establish a separate series trust pursuant to a trust series agreement in connection with the issuance of each series of notes. We will use the net proceeds from the offering of each series of notes to purchase one or more funding agreements issued by Protective Life Insurance Company, a life insurance company organized under the laws of the State of Tennessee. The specific terms of our InterNotes® will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

        Each series of notes:

  •
  will be secured by one or more funding agreements issued by Protective Life Insurance Company;

  •
  are not insurance contracts, insurance policies or funding agreements;

  •
  are not obligations of Protective Life Insurance Company or any other insurance company; and

  •
  will not benefit from any insurance guaranty fund coverage or any similar protection.

        Holders of a series of notes may only look to our rights and title in one or more funding agreements and other rights and assets included in the applicable collateral held in the relevant series of the trust and not to any other assets or collateral held by the trust or in any other series of the trust.

        We may offer the notes through agents who may purchase the notes as principal and retain a selling concession. The amount we expect to receive if all of the notes are sold through the agents is from $            to $            , after retention of concessions by agents of between $            and $            . The agents are not required to sell any specific amount of notes but will sell the notes on a best efforts basis. We may also offer the notes directly. We have not set a date for termination of our offering.

        The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. We intend to list the first series of notes issued under this program or our senior secured medium-term note program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange.

        See "Risk Factors" beginning on page 6 of the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Lead Agents

Banc of America Securities LLC	Incapital LLC

Agents

The date of this prospectus supplement is            , 2002.

InterNotes® is a registered servicemark of Incapital Holdings LLC

Prospectus Supplement
Forward-Looking Information	S-1
Summary	S-2
Selected Financial Information of Protective Life	S-9
Description of the Notes	S-11
Certain U.S. Federal Income Tax Considerations	S-21
Plan of Distribution	S-23
Prospectus
Forward Looking Information	1
About this Prospectus	1
Where You Can Find More Information	2
Incorporation of Certain Documents by Reference	2
Description of the Trust	3
Risk Factors	6
Use of Proceeds	19
Consolidated Earnings Ratios	19
Description of Protective Life	20
Management's Discussion and Analysis of Financial Condition and Results of Operations	25
Description of the Notes	48
Description of the Indenture	50
Description of the Funding Agreements	60
ERISA Considerations	63
Plan of Distribution	66
Legal Matters	67
Experts	67

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. We have not, nor has Protective Life or any agent, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, nor is Protective Life or any agent, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate only as of the date on the front cover of those documents. The business, financial condition, results of operations and prospects of us and Protective Life may have changed since that date. Capitalized terms which are not defined in this prospectus supplement will have the meanings set forth in the accompanying prospectus.

        References in this prospectus supplement to "United States dollars," "U.S. dollars" or "$" are to lawful currency of the United States of America.

        In this prospectus supplement, we refer to each series of Protective Life Secured InterNotes® as a "series of notes" and to the Protective Life Secured InterNotes® generally as "notes."

FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our and Protective Life's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and none of us, Protective Life or any of our agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. We, Protective Life and our agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

S-1

SUMMARY

        This section summarizes certain of the legal and financial terms of the notes that are described in more detail in "Description of Notes" beginning on page S-11. Final terms of any particular series of notes are set at the time of sale and are contained in the pricing supplement relating to that series of notes. That pricing supplement may vary from the terms contained in this summary. To the extent that such pricing supplement varies from the terms contained in this summary, the pricing supplement supercedes the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement. References in this prospectus supplement to "Protective Life" are to Protective Life Insurance Company. References in this prospectus supplement to the "issuer," the "Trust," "we," "us" and "our" are to Protective Life Secured, and not Protective Life Insurance Company.

Issuer	Protective Life Secured

We are a statutory trust organized under the laws of the State of Delaware pursuant to a trust agreement, dated October 31, 2002. As permitted under Delaware law, a separate series of Protective Life Secured will be established pursuant to a trust series agreement in connection with the issuance by the Trust of each series of notes. Under Delaware law, the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of every other series of the Trust and any other assets and liabilities of the Trust. In this prospectus supplement we refer to a series of the Trust as a "Trust Series."
Purpose of Trust; Funding Agreement Provider
The sole purpose of the Trust is to facilitate a program for the issuance, from time to time, of one or more series of notes to the public, with respect to one or more Trust Series, which are secured by funding agreements entered into by Protective Life and the Trust on behalf of the relevant Trust Series. The Trust will use the net proceeds received from issuing each series of notes to acquire one or more funding agreements for, and to be held in, the related Trust Series. Notes issued by us with respect to a Trust Series will be our direct obligations and will not be the obligations of any Trust Series. The Trust Series will hold the collateral described below pertaining to the applicable series of notes to fund our obligations under that series of notes. Holders of notes of a series of notes may only look to the funding agreements and any other collateral held in the related Trust Series for payment on their notes and not to the assets held in any other Trust Series or any other assets of the Trust.
We are not affiliated with Protective Life.
Purchasing Agent	Incapital LLC
Joint Lead Managers and Lead Agents	Banc of America Securities LLC and Incapital LLC
Agents
Title of notes	Protective Life Secured InterNotes®

S-2

Amount
We may issue up to a maximum of $3 billion of notes in connection with this prospectus supplement, less any amount of notes previously issued by us under this program, our senior secured medium-term note program or otherwise under the accompanying prospectus.
Terms of the notes:
Status	•
Each series of notes will be our unconditional, direct, non-recourse, secured and unsubordinated obligations. Each series of notes will be secured by the collateral relating to that series of notes and will rank equally with all other notes issued in that series.
•
Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of notes, may only proceed against the collateral held in the related Trust Series.
	•	The notes of each series are not, and will not be, insurance contracts, insurance policies or funding agreements.
•
The notes of each series are not and will not be obligations of, or guaranteed by, Protective Life or any other insurance company or any affiliate of Protective Life. The notes will not benefit from any insurance guaranty fund coverage or any similar protection.
Maturities
Unless otherwise specified in the applicable pricing supplement, each series of notes will mature nine months or more from its date of original issuance, as specified in the applicable pricing supplement.
Interest	•	Each series of notes will bear interest from its date of original issuance at a fixed rate per year, as specified in the applicable pricing supplement until the principal is paid.
•
Interest on each series of notes will be payable monthly, quarterly, semi-annually or annually on each interest payment date and on the maturity date, as specified in the applicable pricing supplement. Interest also will be paid on the date of redemption or repayment if a series of notes is redeemed or repaid prior to maturity.
	•	Interest on each series of notes will be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the applicable pricing supplement.
Principal
The principal amount of each series of notes will be payable on its stated maturity date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent or any other place we designate.

S-3

Redemption and Repayment
We will redeem a series of notes if Protective Life redeems each funding agreement securing such series of notes. Except as otherwise specified in the prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement(s) securing a series of notes will not be redeemable by Protective Life and no series of notes will be repayable at the option of the holder prior to its stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.
Survivor's Option
A series of notes may contain a provision (which we refer to as the "survivor's option") permitting optional repayment of notes of that series of notes prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes, so long as the notes were held by the beneficial owner or the estate of the beneficial owner for a period beginning at least six months immediately prior to the request. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor's option. If the pricing supplement for your series of notes provides for the survivor's option, the funding agreement securing your series of notes will contain a provision which will allow us to tender the funding agreement in whole or in part to Protective Life. Our ability to tender funding agreements related to a series of notes that contain a survivor's option will be subject to certain limitations set by Protective Life. As a result, your right to exercise the survivor's option is subject to limits set by Protective Life with respect to the relevant funding agreement on (1) the permitted dollar amount of total exercises by us in any calendar year, (2) the permitted dollar amount of a particular exercise by us in any calendar year and (3) the permitted dollar amount of total exercises by us with respect to a series of notes in any calendar year. Additional details on the survivor's option are described in the section titled "Description of the Notes — Survivor's Option" on page S-15.
Denominations	Unless otherwise specified in the applicable pricing supplement, the notes will be issued and sold in denominations of $1,000 and multiples of $1,000.
Listing
We intend to list the first series of notes issued under this program or our senior secured medium-term note program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange.
Sale and Clearance
We will sell notes in the United States only. Each series of notes will be issued in book-entry form only and cleared through The Depository Trust Company. Each book-entry note will be held by the indenture trustee as custodian for The Depository Trust Company or its nominee. We do not intend to issue notes in certificated form.

S-4

Collateral
The notes of any series will be secured by the right, title and interest of the Trust in and to (1) the relevant funding agreement(s) held in the relevant Trust Series, (2) all proceeds of the funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account, (3) all books and records pertaining to the relevant funding agreement(s) and (4) all rights of the Trust pertaining to the foregoing.

Each series of notes will be secured by the collateral held by the related Trust Series. We, on behalf of the Trust Series, will pledge and collaterally assign the related funding agreement(s) to the indenture trustee for the benefit of the holders of notes of the related series of notes.
Payment of Principal and Interest
Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of one of more funding agreements purchased with respect to such series of notes for, and to be held in, the related Trust Series and any other collateral held in that Trust Series.
Funding Agreements
We will use the net proceeds received from the offering of each series of notes to purchase one or more funding agreements issued by Protective Life. The funding agreement(s) will have a principal amount equal to the sum of the principal amount of the related series of notes and the face amount of the beneficial ownership interest in the related Trust Series. The rate at which the funding agreement(s) bear interest will be equal to the rate of interest on the related series of notes. The funding agreement(s) will otherwise have substantially similar payment terms to the related series of notes.
The obligations of Protective Life under any funding agreement will not be guaranteed by its parent company or any of its subsidiaries or affiliates.
Funding agreements are unsecured obligations of Protective Life. The funding agreements will carry the financial strength rating of Protective Life as set forth in the applicable pricing supplement.

Under Section 56-9-330, Tennessee Code Annotated, in the event of an insolvency of a Tennessee domestic insurance company, the loss claims of holders of funding agreements rank equally with the loss claims of other policyholders of the insurer, and in a superior position to general unsecured creditors. Therefore, in the event of an insolvency of Protective Life, loss claims of the Trust under each of the funding agreements will rank equally with loss claims of other policyholders of Protective Life and in a position superior to general unsecured creditors of Protective Life. See "Description of the Funding Agreements" in the accompanying prospectus.

S-5

Indenture and Indenture Trustee
We will from time to time issue one or more series of notes to the public pursuant to an indenture, dated as of , 2002, between us and The Bank of New York, in its capacity as indenture trustee. The indenture is subject to the Trust Indenture Act of 1939. The indenture trustee is not affiliated with Protective Life.
Administration of the Issuer
Wilmington Trust Company, a Delaware banking corporation, will be our sole trustee (the "Delaware trustee"). The Delaware trustee will not be obligated in any way to make payments under or in respect of the notes. The Delaware trustee is not affiliated with Protective Life.

AMACAR Pacific Corp. will be our sole administrator. Under the terms of the administrative services agreement entered into with the trustee on our behalf, dated as of October 31, 2002, the administrator will provide administrative services on our behalf. The administrator will not be obligated in any way to make any payments under or in respect of the notes. The administrator is not affiliated with Protective Life.

Protective Life entered into an expense and indemnity agreement with each of the indenture trustee, the Delaware trustee, the administrator, us and each service provider that may become a party to the agreement from time to time, dated as of October 31, 2002. Under the agreement, Protective Life will pay certain costs and expenses relating to the offering, sale and issuance of any series of notes and certain costs, expenses and taxes incurred by us or any Trust Series and Protective Life will indemnify the indenture trustee, the Delaware trustee, the administrator, us, any Trust Series and each service provider that may become a party to the agreement from time to time with respect to certain matters.
Trust Series Beneficial Owner	AMACAR Pacific Corp. will be the sole beneficial owner of each Trust Series (the "Trust Series beneficial owner"). The beneficial interest in each Trust Series:
• will be purchased by the Trust Series beneficial owner for $100,
• will be issued in certificated form only,
•
will entitle the Trust Series beneficial owner to receive payments in respect of such beneficial interest on the same terms as the payments to be made to the holders of notes of the related series of notes, and
• will be subordinated to the notes of the related series of notes.
The Trust Series beneficial owner is not affiliated with Protective Life.

S-6

Selling Group	The agents and dealers comprising the selling group are broker-dealers and securities firms. The agents, including the purchasing agent, have entered into a selling agent agreement, dated as of , 2002 with us and Protective Life. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may call the purchasing agent at 1-877-284-2663 for a list of selling group members.

S-7

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

        This document is a prospectus supplement and supplements a prospectus which is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). This prospectus supplement provides you with a general description of the notes we may offer in connection with the Protective Life Secured InterNotes® program and supplements the description of the notes contained in the accompanying prospectus. We may from time to time sell these Protective Life Secured InterNotes® in one or more series with a total initial public offering price or purchase price of up to $3 billion, less any amount of notes previously issued by us under this program, our senior secured medium-term note program or otherwise under the accompanying prospectus.

        The specific terms and conditions of notes being offered will be contained in a pricing supplement. (A copy of that pricing supplement along with a copy of this prospectus supplement and the accompanying prospectus will be provided to you by a member of the selling group on our behalf. That pricing supplement also may add, update or change information in this prospectus supplement and the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus and that pricing supplement, you should rely on the information in that pricing supplement. If there is an inconsistency between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading "Where You Can Find More Information" beginning on page 2 of the accompanying prospectus.

S-8

SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE

        The following selected financial data as of and for the years ended December 31, 2001, 2000, and 1999, has been derived from previously published audited consolidated condensed financial statements of Protective Life in accordance with accounting principles generally accepted in the United States of America, which have been examined and reported on by PricewaterhouseCoopers LLP, independent accountants. The selected financial data as of and for the six month periods ending June 30, 2002, and 2001, has been derived from previously published unaudited consolidated condensed financial statements of Protective Life, prepared in accordance with accounting principles generally accepted in the United States of America. The selected financial data for Protective Life should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and notes thereto incorporated by reference and the related Management's Discussion and Analysis of Financial Condition and Results of Operations associated therewith and incorporated by reference herein.

S-9

SELECTED FINANCIAL DATA
(in thousands)

	Six Months Ended June 30		Year Ended December 31
	2002	2001	2001	2000	1999
INCOME STATEMENT DATA
Premiums and policy fees	$762,956	$636,142	$1,389,819	$1,175,943	$861,021
Reinsurance ceded	(394,505)	(320,405)	(771,151)	(686,108)	(462,297)

Net of reinsurance ceded	368,451	315,737	618,668	489,835	398,724
Net investment income	473,787	398,906	839,103	692,081	617,829
Realized investment gains (losses):
Derivative financial instruments	149	503	(1,718)	2,157	3,425
All other investments	8,060	966	(6,123)	(16,756)	1,335
Other income	20,701	17,612	38,578	35,194	22,599

Total revenues	871,148	733,724	1,488,508	1,202,511	1,043,912

Benefits and expenses	738,525	623,878	1,274,550	1,027,889	857,299
Income tax expense	43,078	37,372	70,457	61,478	67,991
Income from continuing operations before cumulative effect of change in accounting principle	89,545	72,474	143,501	113,144	118,622
Income (loss) from discontinued operations	0	(2,739)	(28,502)	10,891	9,636
Cumulative effect of change in accounting principle	0	(8,341)	(8,341)	0	0

Net income	$89,545	$61,394	$106,658	$124,035	$128,258

	June 30		December 31
	2002	2001	2001	2000	1999
BALANCE SHEET DATA
Total assets	$20,882,898	$16,898,590	$19,582,503	$15,026,548	$12,581,143
Total debt(1)	2,277	2,303	2,291	2,315	2,338
Share-owners equity	2,025,548	1,741,524	1,883,333	1,530,415	996,543
Share-owners equity excluding net unrealized gains and losses on investments	1,919,247	1,742,916	1,830,165	1,581,785	1,142,623

(1)
Excludes indebtedness to related parties. Such indebtedness totaled $4.0 million, $8.0 million, $6.0 million, $10 million, and $14.0 million, at June 30, 2002 and 2001, and December 31, 2001, 2000, and 1999, respectively. See also Note E to the Consolidated Financial Statements. Excludes stable value contract account balances and annuity account balances which do not pose significant mortality risk. Such account balances totaled $4.3 billion, $3.7 billion, $3.9 billion, $3.4 billion, and $2.9 billion at June 30, 2002 and 2001, and December 31, 2001, 2000, and 1999, respectively.

S-10

DESCRIPTION OF THE NOTES

        The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the accompanying prospectus, you should rely on the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.

        In this section, we describe some technical concepts and use some capitalized terms that are not defined in this prospectus supplement. You should refer to the indenture and the form of note filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of those terms.

General

  Indenture

        We will issue the notes in one or more series, subject to and entitled to the benefits of the indenture, dated as of            , 2002 between us and the indenture trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. The aggregate principal amount of notes that may be authenticated and delivered under the indenture is unlimited.

        At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $3 billion. This amount is subject to reduction as a result of the issuance of notes by us under this program, our senior secured medium-term note program or otherwise under the accompanying prospectus.

        We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice. The aggregate amount of notes may be increased from time to time to such larger amount as may be authorized by us.

  Collateral

        Under the indenture, each funding agreement purchased by the Trust from Protective Life with proceeds from the offering of each series of notes will be assigned by the Trust on behalf of the applicable Trust Series to the indenture trustee on behalf of the holders of the related series of notes. Each series of notes will be secured by a first priority perfected security interest in the "collateral" which will consist of:

  •
  the relevant funding agreement(s) held in the relevant Trust Series;

  •
  all proceeds of the relevant funding agreement(s) and all amounts and instruments on deposit from time to time in the related collection account;

  •
  all books and records pertaining to the relevant funding agreement(s); and

  •
  all rights of the Trust pertaining to the foregoing.

  Ranking

        The notes of a series will be our unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally among themselves, and will rank equal in seniority to each other series of notes and with respect to all of our other present and future secured and unsubordinated obligations, except for any of our other obligations which are preferred by mandatory provisions of law.

S-11

  Maturities

        Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day nine months or more from its date of issue (the "stated maturity date"), as specified in the applicable pricing supplement, unless its principal (or, any installment of its principal) becomes due and payable prior to the stated maturity date, by the declaration of acceleration of maturity, notice of redemption at our direction, notice of a beneficial owner's exercise of his option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the "maturity date" with respect to the principal of such series of notes repayable on that date).

  Currency

        The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. dollars.

  Form of Notes; Denominations

        We will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000.

  Pricing Supplement

        The pricing supplement relating to each offering of notes will describe specific terms of the notes, including:

  •
  the price, which may be expressed as a percentage of the aggregate initial principal amount of the notes, at which the notes will be issued to the public;

  •
  the date on which the notes will be issued to the public;

  •
  the stated maturity date of the notes;

  •
  the rate per year at which the notes will bear interest;

  •
  the interest payment frequency;

  •
  the purchase price, purchasing agent's discount and net proceeds to us;

  •
  whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under "Survivor's Option" on page S-    ;

  •
  if the notes may be redeemed at our option or repaid at the option of the holder prior to their stated maturity dates, and the provisions relating to any such redemption or repayment;

  •
  any special U.S. federal income tax considerations with respect to the purchase, ownership and disposition of the notes; and

  •
  any other significant terms of the notes not inconsistent with the provisions of the indenture.

  Payments

        Principal of and interest on the notes will be paid to owners of a beneficial interest in the notes in accordance with the arrangements then in place between the paying agent and The Depository Trust Company (referred to as the "depositary") and its participants as described under "—Book-Entry Notes" on page S-    . Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note's stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the record date before each interest payment date. Interest payable at the note's stated maturity, on a date of redemption or repayment or in connection with the exercise of a survivor's option is payable to the person to whom principal is payable.

S-12

        Protective Life will pay, pursuant to the expense and indemnity agreement, any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holder of a beneficial interest in such note in respect of which such payments are made.

  Transfers and Exchanges

        Book-entry notes may be transferred or exchanged only through the depositary. See "—Book-Entry Notes." No service charge will be imposed for any such registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

  Listing

        We intend to list the first series of notes issued under this program or our senior secured medium-term note program on a securities exchange. However, unless otherwise specified in the applicable pricing supplement, we do not intend to list any other series of notes on any securities exchange.

  Business Day

        "Business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Security; Limited Recourse

        Each series of notes will solely be the obligations of the Trust, and will not be guaranteed by any person, including but not limited to Protective Life, any agent, any of their affiliates or any Trust Series. Our obligations under each series of notes will be secured by all of our rights and title in one or more funding agreements issued by Protective Life and other rights and assets included in the applicable collateral held in the relevant Trust Series.

        Since Protective Life will be the sole obligor under the funding agreements, our ability to meet our obligations, and your ability to receive payments from us, with respect to a particular series of notes, will be principally dependent upon Protective Life's ability to perform its obligations under each applicable funding agreement held in the relevant Trust Series. However, you will have no direct contractual rights against Protective Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Protective Life will belong to us, our successors and our permitted assignees, but only with respect to the relevant Trust Series. In connection with the offering and sale of a series of notes, we will pledge, collaterally assign and grant a first priority perfected security interest in the collateral for such series of notes to the indenture trustee on behalf of the holders of such series of notes. Accordingly, recourse to Protective Life under each such funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such series of notes.

Interest

        Each note will bear interest from its date of issue at the rate per year specified in the applicable pricing supplement until its maturity date. We will make interest payments in respect of each series of notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

        Interest on each series of notes will be payable in arrears on each interest payment date and on the maturity date. The first payment of interest on any series of notes originally issued between a record date for such series of notes and the related interest payment date for such series of notes will be made on the interest

S-13

payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date. The "record date" shall be the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date.

        Interest on each series of notes will be payable on the date(s) specified in the applicable pricing supplement (each, an "interest payment date") and on the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest payment dates will be as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month in which the note was issued
Quarterly	Fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the note was issued
Semi-annually	Fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the note was issued
Annually	Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the note was issued

        In addition, the maturity date will also be an interest payment date.

        Interest on each series of notes will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date of a note falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

Optional Redemption; No Sinking Fund

        If an optional redemption date is specified in the pricing supplement relating to a series of notes and Protective Life has redeemed the related funding agreement(s) in full or in part, as applicable, we will redeem the series of notes secured by such funding agreement(s), in full or in part as applicable, prior to the stated maturity date of such series of notes in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount of a note of such series of notes shall be at least $1,000 or other minimum authorized denomination applicable to such series of notes), at the applicable redemption price, together with unpaid interest accrued thereon to the date of redemption. We must give written notice to the holders of the particular series of notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. "Redemption price," with respect to a series of notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the applicable pricing supplement, if applicable) multiplied by the unpaid principal amount of the series of notes to be redeemed. The initial redemption percentage, if any, applicable to a series of notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount of the series of notes to be redeemed.

        No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

Tax Redemption

        If a "tax event" as to the relevant funding agreement(s) occurs, Protective Life will have

S-14

the right to redeem the funding agreement(s) and, upon such redemption, we will redeem the series of notes related to such funding agreement(s). For further discussion of "tax event" redemption, see "Description of Funding Agreements—Early Redemption for Tax Event" in the accompanying prospectus.

Purchase of Notes by Protective Life

        Protective Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Protective Life may, at Protective Life's discretion, be held, resold or surrendered to the indenture trustee for cancellation.

Survivor's Option

        The "survivor's option" is a provision in a note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was held by that beneficial owner or the estate of that beneficial owner for a period beginning at least 6 months immediately prior to the request. The pricing supplement relating to any note will state whether the survivor's option applies to your note.

        If the survivor's option applies to a note, upon the valid exercise of the survivor's option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement related to such note, we will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in the note, plus accrued and unpaid interest to the date of repayment.

        If a survivor's option applies to a series of notes, the funding agreement securing such series of notes will contain a provision which will allow us to tender the funding agreement in whole or in part to Protective Life upon a valid exercise of the survivor's option at a price equal to the principal amount of the funding agreement so tendered plus accrued and unpaid interest thereon to the date of repayment.

        To be valid, the survivor's option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

        The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

        The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the administrator. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

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        Protective Life has the discretionary right to limit (i) the aggregate principal amount of all funding agreements securing all outstanding series of notes as to which exercises of any put option by us shall be accepted by Protective Life in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the Protective Life Secured InterNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements, (ii) the aggregate principal amount of funding agreements securing the notes as to which exercises of any put option by us attributable to notes as to which the survivor's option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the pricing supplements and (iii) the aggregate principal amount of funding agreements securing a series of notes as to which exercises of any put option by us shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplement. In any such event, we shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by us from authorized representatives of deceased beneficial owners. In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000 or if such exercise will result in a note with a principal amount of less than $1,000 to remain outstanding. All other questions, other than with respect to the right to limit the aggregate principal amount of notes subject to the survivor's option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor's option will be determined by the administrator, in its sole discretion, which determination will be final and binding on all parties.

        An otherwise valid election to exercise the survivor's option may not be withdrawn. Each election to exercise the survivor's option will be accepted in the order that elections are received by the administrator, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the survivor's option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is September 1, 2002 and the interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on October 15, 2002 because the September 15, 2002 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the administrator will deliver a notice by first-class mail to The Depository Trust Company that states the reason that note has not been accepted for repayment.

        With respect to the notes represented by a global security, The Depository Trust Company, as depositary, or its nominee is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

  •
  a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

  •
  appropriate evidence satisfactory to the administrator (1) that the deceased was

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    the beneficial owner of the note at the time of death and that the interest in the note was owned by the deceased beneficial owner or his or her estate for a period beginning at least 6 months immediately prior to the request for repayment, (2) that the death of the beneficial owner has occurred and the date of death, and (3) that the representative has authority to act on behalf of the beneficial owner;

  •
  if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the administrator from the nominee attesting to the deceased's beneficial ownership of such note;

  •
  a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

  •
  if applicable, a properly executed assignment or endorsement;

  •
  tax waivers and any other instruments or documents that the administrator reasonably requires in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

  •
  any additional information the administrator requires to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

        In turn, the broker or other entity will deliver each of these items to the Direct Participant (defined below) holding the beneficial interest on behalf of the deceased beneficial owner, together with the evidence satisfactory to the administrator from the broker or other entity stating that it represents the deceased beneficial owner. Such Direct Participant shall deliver such items to the indenture trustee.

        Such Direct Participant will be responsible for disbursing payments received from the depositary to the representative. See "—Book-Entry Notes" below.

        Forms for the exercise of the survivor's option may be obtained from the administrator at                        .

Book-Entry Notes

        We have established a depository arrangement with The Depository Trust Company (the "depositary") with respect to the notes issued in book-entry form ("book-entry notes"), the terms of which are summarized below. Any additional or differing terms of the depositary arrangement with respect to the book-entry notes of a particular Trust Series will be described in the applicable pricing supplement.

        Upon issuance, all book-entry notes of a series will be represented by one or more global securities. Each global security representing book-entry notes will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. No global security may be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or another nominee of the depositary to a successor of the depositary or a nominee of a successor to the depositary.

        So long as the depositary or its nominee is the registered holder of a global security, the depositary or its nominee, as the case may be, will be the sole owner of the book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the Beneficial Owners (defined below) of the global security representing book-entry notes of a series will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the notes for any purpose under the indenture, and no global security representing book-entry notes shall be

S-17

exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the depositary and, if that Beneficial Owner is not a Direct Participant, on the procedures of the Participant through which that Beneficial Owner owns his or her interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global security representing book-entry notes.

        Each global security representing book-entry notes of a series will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities or we become aware that the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in any such case we fail to appoint a successor to the depositary within 90 calendar days, (2) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes or (3) an event of default has occurred and is continuing with respect to the notes under the indenture.

        Upon any such exchange, such certificated notes shall be registered in the names of the Beneficial Owners of the global security representing book-entry notes of such series, which names shall be provided by the depositary's relevant Participants (as identified by the depositary) to the indenture trustee.

        The following is based on information furnished by the depositary:

        The depositary will act as securities depositary for the book-entry notes. The book-entry notes will be issued as fully registered securities registered in the name of Cede & Co. (the depositary's nominee) or such other name as may be required by the depositary. One fully registered global note will be issued for each issue of book-entry notes of a series, each in the aggregate principal amount of such issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such issue.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities that its participants ("Participants") deposit with the depositary. The depositary also facilitates the settlement among Direct Participants (as defined below) of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the depositary ("Direct Participants") include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the depositary and its Participants are on file with the Securities and Exchange Commission.

        Purchases of book-entry notes under the depositary's system must be made by or through Direct Participants, which will receive a credit for such book-entry notes on the Depositary's records. The ownership interest of each actual purchaser of each book-entry note represented by a global security ("Beneficial Owner") is in turn to be recorded on the records of Direct

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Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from the depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a global security representing book-entry notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a global security representing book-entry notes will not receive certificated notes representing their ownership interests of such notes, except in the event that use of the book-entry system for such book-entry notes is discontinued as described above.

        To facilitate subsequent transfers, all global securities representing book-entry notes which are deposited with, or on behalf of, the depositary are registered in the name of the depositary's nominee, Cede & Co. or such other name as may be requested by the depositary. The deposit of global securities with, or on behalf of, the depositary and their registration in the name of Cede & Co., or such other nominee, effect no change in beneficial ownership. The depositary has no knowledge of the actual Beneficial Owners of the global securities representing the book-entry notes; the depositary's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by the depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners may wish to ascertain that the depositary or its nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners.

        Neither the depositary nor Cede & Co., or such other nominee of the depositary, will consent or vote with respect to the global securities representing the book-entry notes. Under its usual procedures, the depositary mails an Omnibus Proxy to a company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the book-entry notes are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium, if any, and/or interest, if any, payments on the global securities representing the book-entry notes of a series will be made in immediately available funds to the depositary. The depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the depositary, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depositary is the responsibility of us and the indenture trustee, disbursement of such payments to Direct Participants shall be the responsibility of the depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes of a series are being redeemed, the depositary's practice is to determine pro rata

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the amount of the interest of each Direct Participant in such issue to be redeemed.

        A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Direct Participant, to the indenture trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant's interest in the global security or securities representing such book-entry notes, on the depositary's records, to the indenture trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security representing such book-entry notes are transferred by Direct Participants on the depositary's records. See "Survivor's Option" above.

        The depositary may discontinue providing its services as securities depositary with respect to the book-entry notes at any time by giving reasonable notice to us or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated notes will be printed and delivered.

        The information in this section concerning the depositary and the depositary's system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy of such information.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are U.S. Holders (as defined below), purchase the notes at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code"). This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as non-U.S. Holders, certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        PROSPECTIVE PURCHASERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of a Trust Series and the Notes

        In the opinion of Debevoise & Plimpton, special U.S. tax counsel to Protective Life and us, under current law and assuming full compliance with the terms of our certificate of trust, the trust agreement, the applicable trust series agreement and the indenture, neither we nor any Trust Series will be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Such opinion is not binding on the U.S. Internal Revenue Service (the "IRS") or the courts. We and the Trust Series beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes to treat (i) the related Trust Series as a separate grantor trust and (ii) such note as an ownership interest in such grantor trust. Accordingly, for U.S. federal income tax purposes, each holder of a beneficial interest in a note and the Trust Series beneficial owner will be treated as owning a pro rata undivided interest in the funding agreement(s) and any other assets of the related Trust Series. The remainder of this discussion assumes that each Trust Series is a separate grantor trust and the notes related to each Trust Series represent ownership interests in such grantor trust.

        Protective Life, we and the Trust Series beneficial owner will agree, and by acceptance of a beneficial interest in a note, each holder of a beneficial interest in a note will agree, for U.S. federal, state and local income and franchise tax purposes to treat the related funding agreement(s) as debt of Protective Life. The remainder of this discussion assumes that each

S-21

funding agreement will be treated as debt of Protective Life.

        The IRS might assert that each Trust Series should be disregarded altogether for U.S. federal income tax purposes (rather than being treated as a grantor trust), in which case the notes related to a Trust Series could be viewed as representing a direct ownership interest in the funding agreement(s) and other assets, if any, of such Trust Series. Alternatively, the IRS might assert that the notes related to a Trust Series should be treated as debt of such Trust Series for U.S. federal income tax purposes. In either case, the tax consequences to beneficial owners of the notes would not be materially different than those described herein.

Interest

        Protective Life does not anticipate issuing funding agreements related to the notes with original issue discount ("OID") and the remainder of this discussion assumes that the funding agreements related to the notes will not be issued with OID, except as provided under "Short-Term Notes."

        Each U.S. Holder of a note will include payments of interest in respect of such U.S. Holder's undivided interest in the related funding agreement(s) in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income.

Short-Term Notes

        Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as representing an undivided interest in the underlying funding agreement(s), and such funding agreement(s) will be treated as issued with OID. In general, an individual or other U.S. Holder that uses the cash method of accounting is not required to accrue such OID unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by such U.S. Holder on the sale, exchange, retirement or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other holders are required to accrue OID on their undivided interests in the funding agreement(s) related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Sale, Exchange, Retirement or Other Disposition of Notes

        In general, a U.S. Holder of a note will have a tax basis in such note equal to the cost of the note to such U.S. Holder, increased by any amount includible in income by such U.S. Holder as OID and reduced by any principal payments, all with respect to such U.S. Holder's undivided interest in the related funding agreement. A U.S. Holder that sells a note will be considered to have disposed of its corresponding undivided interest in the related funding agreement(s). Upon a sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any accrued but unpaid interest, which will constitute ordinary income if not previously included in income) and the U.S. Holder's tax basis in such note. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the note for more than one year at the time of disposition. A U.S. Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a U.S. Holder to offset capital losses against ordinary income is limited.

Trust Series Expenses

        Each U.S. Holder will be entitled to deduct, consistent with its method of accounting, its pro rata share of costs and expenses paid or incurred by the related Trust Series as provided in

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section 162 or 212 of the Code. Pursuant to the expense and indemnity agreement, certain costs and expenses of the Trust, the trustees and other service providers will be paid by Protective Life. It is possible that these costs and expenses will be treated as constructively received by the applicable Trust Series, in which event a U.S. Holder must include in income and will be entitled to deduct its pro rata share of these costs and expenses. If a U.S. Holder is an individual, estate or trust, such U.S. Holder will be allowed to deduct its pro rata share of these costs and expenses only to the extent that all of such U.S. Holder's miscellaneous itemized deductions, including such pro rata share of the costs and expenses, exceed 2% of such U.S. Holder's adjusted gross income. In addition, in the case of a U.S. Holder who is an individual, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under the applicable provisions of the Code. U.S. Holders that are partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the application of limitations on deductions to them as their partners.

Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate U.S. Holders. A U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly-executed IRS Form W-9 (or successor form). The current rate of backup withholding is 30% of the amount paid, which rate is scheduled to decrease to 29% in calendar years 2004 and 2005 and 28% in calendar years 2006 through 2010, after which the rate is scheduled to increase to 31%. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Under the terms of a selling agent agreement dated as of            , 2002, the notes are offered from time to time by us to the purchasing agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the purchasing agent, are parties to that agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. We also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. We will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount ranging from 0.2% to 3% of the non-discounted price for each note sold. However, we may also pay the purchasing agent a concession greater than or less than the range specified above. The gross selling concession that we will pay to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession received from us. In certain cases, the purchasing agent and the other agents and dealers may agree that the purchasing agent will retain the entire gross selling concession. It is anticipated that in these circumstances the other agents and dealers will be compensated based on a percentage of assets under management. We will disclose any particular arrangements in the applicable pricing supplement.

        Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the purchasing agent. Unless otherwise specified in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a

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fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

        We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

        Each agent, including the purchasing agent, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and Protective Life have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agents may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.

        If any notes are to be distributed by means other than those set forth in the selling agent agreement, prior to commencement of such distribution, copies of the proposed distribution agreements will be submitted to the National Association of Securities Dealers, Inc. for review along with an estimate of the maximum compensation to be received by any NASD member or related person participating in the distribution.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds.

        In connection with certain offerings of notes, the rules of the SEC permit the purchasing agent to engage in transactions that may stabilize the price of the notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the purchasing agent of a greater amount of notes than the amount the purchasing agent has agreed to purchase in connection with an offering of notes. Stabilizing transactions consist of certain bids or purchases made by the purchasing agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the purchasing agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The purchasing agent is not required to engage in these activities and may end any of these activities at any time.

        The agents or dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

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$3,000,000,000

PROTECTIVE LIFE SECURED INTERNOTES®

Prospectus Supplement

            , 2002

SUBJECT TO COMPLETION DATED NOVEMBER 1, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of that jurisdiction.

PROSPECTUS

Protective Life Secured

$3,000,000,000

Senior Secured Notes

        We are a special purpose statutory trust organized in series under the laws of the State of Delaware. We may use this prospectus to issue from time to time one or more series of notes with a total initial public offering price or purchase price of up to $3,000,000,000, or the equivalent amount in one or more foreign currencies. As permitted under Delaware law, we will establish a separate series trust pursuant to a separate trust series agreement in connection with the issuance of each series of notes. Notes of each series will be offered on terms to be determined at the time of sale. We will provide the specific terms of an offering of notes in an accompanying prospectus supplement and pricing supplement.

        We will use the net proceeds from the offering of each series of notes to purchase one or more funding agreements issued by Protective Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Tennessee. Furthermore, we will pledge and collaterally assign our interest in each funding agreement purchased with the proceeds from the issuance of a series of notes to The Bank of New York, as indenture trustee, on behalf of the holders of the related series of notes. Unless otherwise specified in an accompanying prospectus supplement and pricing supplement, the notes issued in a series will rank equally with all of our other notes of that series.

        We may offer notes in any of the following ways:

  •
  directly;

  •
  through agents;

  •
  through dealers; or

  •
  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

        We will describe how a particular offering of notes will be made in an accompanying prospectus supplement or pricing supplement for the offering.

        See "Risk Factors" beginning on page 6 of this prospectus for a discussion of certain risks that should be considered in connection with an investment in the notes.

        None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2002

FORWARD LOOKING INFORMATION

        This prospectus, the accompanying prospectus supplement and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our and Protective Life's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and none of us, Protective Life or any of our agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. We, Protective Life and our agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and Protective Life filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, we may sell, from time to time, up to a total amount of $3 billion in aggregate principal amount of the notes or the equivalent amount in one or more foreign currencies described in this prospectus. This prospectus provides a general description of the notes we may offer. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time we offer to sell notes, we may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of that offering. The pricing supplement may also add to or update the information contained in this prospectus and the applicable prospectus supplement and, accordingly, to the extent inconsistent, information in this prospectus and the applicable prospectus supplement is superseded by the information in the pricing supplement. Before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading "Where You Can Find More Information" on page 2. In this prospectus, "Protective Life" refers to Protective Life Insurance Company, "PLC" refers to Protective Life Corporation and the "Trust," "issuer," "we," "us" and "our" refer to Protective Life Secured. In this Prospectus we refer to each series of Protective Life Senior Secured Notes as a "series of notes" and to Protective Life Senior Secured Notes generally as "notes."

        You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Protective Life are not, and any of our agents or dealers are not, making an offer to sell the notes in any jurisdiction where the offer to sell the notes is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or any pricing supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. Our and Protective Life's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in our registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        We are a special purpose statutory trust organized in series under the laws of the State of Delaware. Delaware law does not require us generally or with respect to any of our series to prepare financial statements. Accordingly, no financial statements have been or will be prepared with respect to us generally or with respect to any series of the trust. Each prospectus supplement or pricing supplement to this prospectus will set forth our capitalization as anticipated immediately following the closing of the sale of the relevant series of notes.

        This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us and Protective Life. Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, and in compliance with such laws Protective Life files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information Protective Life files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of Protective Life's documents upon payment of a duplicating fee, by writing to the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Protective Life filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us and Protective Life to "incorporate by reference" information that Protective Life files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We and Protective Life can disclose important information to you by referring you to those documents. Information that Protective Life files with the SEC will automatically update and supersede the information in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  Protective Life's Annual Report on Form 10-K for the year ended December 31, 2001; and

  •
  Protective Life's Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

This prospectus also incorporates by reference all documents that Protective Life files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about Protective Life and its finances.

        You may request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning to the following addresses or telephone numbers:

Protective Life Secured c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890 Attention: Corporate Trust Administration Tel: (302) 636-6000	Protective Life Insurance Company 2801 Highway 280 South Birmingham, Alabama 35223 Attention: Tel: (205) 879-9230

DESCRIPTION OF THE TRUST

        The following includes a general description of Protective Life Secured and the material provisions of our trust agreement and our certificate of trust and other related documents. This summary is not intended to be a full restatement of all of the terms of our trust agreement or our certificate of trust or the related documents and is subject to the detailed provisions of such documents, copies of which have been filed as exhibits to the registration statement (which includes this prospectus) and may be inspected during normal business hours at our office at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

General

        We are a statutory trust organized under the laws of the State of Delaware pursuant to a trust agreement, dated October 31, 2002, between Wilmington Trust Company as trustee (the "Delaware trustee") and AMACAR Pacific Corp. in its capacity as administrator to the Trust and as each Trust Series beneficial owner, and the filing of the certificate of trust with the Secretary of State of the State of Delaware on October 31, 2002. As permitted under Delaware law, a separate series of Protective Life Secured (each a "Trust Series") will be established pursuant to a trust series agreement in connection with the issuance by the Trust of each series of notes. Under Delaware law, the assets and liabilities of each Trust Series are separate and distinct from the assets and liabilities of every other Trust Series and any other assets and liabilities of the Trust.

        In connection with the issuance of each series of notes by us, we will, among other things:

  •
  create a Trust Series as a separate series of the Trust pursuant to a trust series agreement, which supplements the trust agreement; and

  •
  acquire one or more funding agreements (each a "funding agreement") issued by Protective Life.

        Our principal executive offices are located at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 and our telephone number is (302) 636-6000.

Series Trust Nature of the Trust

        The trust agreement provides that we will be organized in series, as permitted by Sections 3804 and 3806(b) of the Delaware Statutory Trust Act.

        The applicable series of notes and the liabilities, obligations and expenses related to such series of notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the applicable Trust Series. Each funding agreement and all other rights, properties and assets which relate to a Trust Series are referred to as the "collateral" for such Trust Series.

        Although the applicable Trust Series will not be a separate legal entity, the Delaware Statutory Trust Act provides that, if we comply with all applicable statutory requirements, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Trust Series will be enforceable only against the assets of such Trust Series and not against our assets generally or the assets of any other Trust Series. In addition, under the Delaware Statutory Trust Act, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to us generally or any other Trust Series will be enforceable against the assets of such Trust Series. Notice of this limitation on liabilities of each Trust Series is set forth in the certificate of trust which we have filed with the Delaware Secretary of State's office.

The Delaware Trustee and Administrator

        Pursuant to the trust agreement, the Delaware trustee is acting as our sole trustee. The Delaware trustee, on our behalf, entered into an administrative services agreement, dated as of October 31, 2002 (the "administrative services agreement"), with AMACAR Pacific Corp., in its capacity as administrator of the Trust (the "administrator") generally and with respect to each Trust Series. As provided in the administrative services agreement, the administrator will conduct our business generally and with respect to each Trust Series.

The Trust Series Beneficial Owner

        AMACAR Pacific Corp. is the sole beneficial owner of each Trust Series (the "Trust Series beneficial owner"). The beneficial interest in each Trust Series:

  •
  will be purchased by the Trust Series beneficial owner for $100,

  •
  will be issued in certificated form only,

  •
  will entitle the Trust Series beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related series of notes, and

  •
  will be subordinated to the related series of notes and will not be secured by the collateral.

No Affiliation

        None of Protective Life or any of its officers, directors, subsidiaries or affiliates owns any beneficial interest in us nor has any of these persons or entities entered into any agreement with us other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

        Neither Protective Life nor any of its officers, directors, subsidiaries or affiliates is affiliated with the Delaware trustee, the Trust Series beneficial owner, the administrator or the indenture trustee.

Recordkeeping

        As required by the Delaware Statutory Trust Act, we will:

  •
  maintain separate and distinct records for each Trust Series; and

  •
  hold and account for the assets associated with each such Trust Series separately from our other assets, including the assets of each of our other Trust Series.

        Delaware law does not require that we generally or with respect to any Trust Series prepare financial statements. Accordingly, no financial statements have been prepared with respect to us generally or with respect to any Trust Series. However, we will be subject to certain reporting requirements under the Securities Exchange Act of 1934. Each prospectus supplement or pricing supplement will set forth our capitalization, as anticipated immediately following the closing of the sale of the relevant series of notes.

Expenses

        Protective Life entered into an expense and indemnity agreement with each of the Delaware trustee, the indenture trustee, the administrator, us and each service provider that may become a party to the agreement from time to time dated as of October 31, 2002. Under the expense and indemnity agreement, Protective Life shall pay certain of the costs and expenses relating to the offering, sale and issuance of any series of notes and certain costs, expenses and taxes incurred by us or any Trust Series and will indemnify the Delaware trustee, the indenture trustee, the administrator, us, any Trust Series and each service provider that may become a party to the agreement from time to time with respect to certain matters.

Amendment

        The trust agreement may be amended by the Delaware Trustee and the Trust Series beneficial owner:

  •
  with the prior consent of Protective Life, at any time before the issuance of any certificate representing a beneficial interest in a Trust Series (the "Trust Series beneficial interest certificate") and any Notes; and

  •
  with the prior consent of Protective Life, in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

  •
  with the prior consent of Protective Life and the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes;

  •
  with the prior consent of Protective Life and each affected securityholder, to (1) change the amount or timing of any payment of any Trust Series beneficial interest certificate or Series of Notes or (2) impair the right of the Trust Series beneficial owner of any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

        Notwithstanding the foregoing, the Delaware Trustee and the Trust Series beneficial owner may amend the trust agreement at any time to the extent necessary to ensure that each Trust Series will be classified for U.S. federal income tax purposes as a grantor trust at all times or to ensure that the Trust or any Trust Series will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

RISK FACTORS

        Your investment in the notes will involve certain risks. This prospectus, the accompanying prospectus supplement and any pricing supplement do not describe all of those risks. The business, financial condition, results of operations and prospects of us and Protective Life may have changed since that date.

        In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and any pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

        Because we will rely on the payments we receive on the funding agreements to fund all payments on the related notes, you are making an investment decision regarding the funding agreements as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreements.

Risk Factors Relating to Us

  We have limited resources and therefore our ability to make timely payments with respect to a series of notes will depend on Protective Life making payments under the related funding agreement(s).

        Our principal assets will be one or more funding agreements issued by Protective Life. Each series of notes will be secured by one or more funding agreements together with all of the proceeds in respect of and all amounts and instruments on deposit from time to time in the relevant collection account, and all of the books and records pertaining to, such funding agreements and all of our rights thereto, which we collectively refer to in this prospectus as the collateral. Since we are a statutory trust organized in series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Trust Series will be enforceable against only the assets of such Trust Series and not against our assets generally or the assets of any other Trust Series. No series of notes will have any right to receive payments from the collateral related to any other series of notes or from our assets generally. Accordingly, we will only be able to make timely payments with respect to a series of notes if Protective Life has made all required payments under the funding agreement(s) securing the related series of notes.

        The notes will not be obligations of, and will not be guaranteed by, Protective Life, or any of its subsidiaries or affiliates. Except for Protective Life's payment obligations under the funding agreements and the expense and indemnity agreement, none of these entities nor any agent, trustee or beneficial owner of the trust (including the Trust Series beneficial owner) generally, or in respect of any Trust Series, is under any obligation to provide funds or capital to us generally or with respect to any Trust Series. We have no net worth as of the date of this prospectus, and the net worth of each Trust Series will be approximately $100 at inception. Neither our net worth nor the net worth of any Trust Series is expected to increase materially.

  We have no prior operating history.

        We exist solely to:

  •
  issue and sell, from time to time, one or more series of notes to investors;

  •
  use the net proceeds from the sale of each series of notes to acquire one or more funding agreements from Protective Life; and

  •
  engage in other activities necessary or incidental thereto.

        We have no prior operating history.

Risk Factors Relating to the Notes

  The notes are our non-recourse obligations and your claims as a holder of a series of notes are limited to the amount of the applicable collateral.

        The notes of a series are payable only from the collateral held as security for notes of a series by the relevant Trust Series. If any event of default occurs under any series of the notes, the rights of the holders of the series of notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. Since we are organized in series, none of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to any other series of notes. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of Protective Life, its officers, directors, affiliates, employees or agents or any of our trustees, beneficial owners (including the Trust Series beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, except with respect to enforcing obligations under the funding agreement(s) against Protective Life. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished.

  An event of default under the notes may not constitute an "event of default" under the applicable funding agreement.

        In certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement. In such case, it is possible that our obligations under any series of notes may be accelerated while the obligations of Protective Life under the applicable funding agreement may not be similarly accelerated. If this occurs, the indenture trustee may have no or limited ability to proceed against the applicable funding agreement and the related collateral and holders of our notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Indenture—Events of Default" and "Description of the Funding Agreements—Certain Terms and Conditions" in this prospectus.

  Payments under funding agreements may be insufficient to pay principal and interest under the notes.

        Payments of the principal of and interest on a series of notes will be made solely from the payments we receive under the applicable funding agreement(s). Unless otherwise specified in the applicable prospectus supplement or pricing supplement, Protective Life will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority and each holder of a note of the related series of notes will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes, as equitably determined by us. Under this circumstance, we will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges. See also "—The notes could be deemed to be contracts of insurance or participations in the funding agreements, which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes."

  The notes could be deemed to be contracts of insurance or participations in the funding agreements, which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes.

        The laws and regulations of the states of the United States and the District of Columbia (the "Covered Jurisdictions") contain broad definitions of the activities that may constitute the conduct of the insurance business in the Covered Jurisdictions. Because the primary asset of each Trust Series will be one or more funding agreements issued by a life insurance company, it is possible that our issuance of the notes or the purchase, resale or assignment of the notes by any investor or any person who acquires the notes directly or indirectly from such investor (1) could be characterized by one or more jurisdictions as the conduct of the business of insurance by us, such investor or such other person or (2) could otherwise subject us, such investor or such other person to regulation under the insurance laws of one or more Covered Jurisdictions. This could, among other effects, require such persons to be subject to regulatory licensure or other qualifications and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such person to regulatory penalties. In the event we are subject to any such penalties or any other liabilities resulting from such regulation, payments under funding agreements may be insufficient to pay principal and interest under the notes. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of regulation by any one or more Covered Jurisdictions could result in an investor either being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

        White & Case LLP has advised us in a written opinion, dated                        , 2002, with regard to insurance matters that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the Covered Jurisdictions and (2) the notes should not subject the Trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or persons engaged in the sale, solicitation or negotiation or purchasing the notes in the Covered Jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws in the Covered Jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. This advice is based on oral or written guidance from the staff of the insurance regulators in all of the Covered Jurisdictions with the exception of Hawaii and Iowa. Separate opinions of counsel in the remainder of the Covered Jurisdictions have been obtained to the effect that the issuance of our notes and/or the purchase, resale or assignment of the notes by any investor or any person who acquires the notes directly or indirectly from such investor should not constitute the business of insurance by us, such investor or such other person or otherwise subject us, such investor or such other person to any regulation under the insurance laws of the Covered Jurisdictions. This guidance, opinions and advice was provided to us based in whole or in part on certain factual information provided to such regulators and counsel containing a general description of a prototype funding agreement-backed note issuance program similar to ours and were not specifically based on our program or the notes.

        There are, however, wide variations in the insurance laws of the Covered Jurisdictions, subtle nuances in their application, and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules, and disregard the advice of counsel received by us. Advice of counsel may be erroneous or may represent a reasoned interpretation in circumstances where other conclusions are possible. In addition, state courts are not necessarily bound by any regulatory interpretations and are not bound by opinions or advice of counsel, and could take a contrary position. Also, factual information concerning us, the notes, the Trust Series or Protective Life which we did not deem material or relevant and was not disclosed to insurance regulators or counsel in Covered Jurisdictions could be considered material by such insurance regulators or counsel and, had such factual information been disclosed, could have resulted in different guidance, opinions or advice from such regulators or counsel. Furthermore, we have not obtained any interpretations of the laws of any jurisdiction other than the Covered Jurisdictions. There can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more Covered Jurisdictions.

  If we issue indexed notes, changes in the value of underlying assets of indexed notes could result in a substantial loss to you.

        An investment in indexed notes may have significant risks that are not associated with a similar investment in a debt instrument that:

  •
  has a fixed principal amount,

  •
  is denominated in U.S. dollars, and

  •
  bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.

        The risks of a particular indexed note will depend on the terms of the indexed note. The risks may include, but are not limited to, the possibility of significant changes in the prices of:

  •
  the underlying assets,

  •
  another objective price, and

  •
  economic or other measures making up the relevant index.

        Underlying assets could include:

  •
  securities,

  •
  currencies,

  •
  commodities,

  •
  one or more interest rates, or

  •
  other indices or formulas.

        The existence, magnitude and longevity of the risks associated with a particular indexed note generally depends on factors over which we have no control and which cannot readily be foreseen. These risks include:

  •
  economic events,

  •
  political and regulatory events, and

  •
  financial events, such as the supply of, and demand for, the underlying assets.

        In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may be expected in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

        In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to:

  •
  an index determined by an affiliate of one of our agents, or

  •
  prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

        The risk of loss of principal as a result of linking of principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. If an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

  Redemption may adversely affect your return on the notes.

        If the funding agreement(s) related to your notes are redeemable at Protective Life's option, including Protective Life's right to redeem such funding agreement if it is, or a material probability exists that it will be, required under the relevant pricing supplement to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a Tax Event (as defined under "Description of Funding Agreements—Early Redemption for Tax Event"), we will redeem your notes if Protective Life chooses to redeem the related funding agreement(s). Prevailing interest rates at the time we redeem your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Protective Life's redemption right also may adversely impact your ability to sell your notes.

  There may not be any trading market for your notes; many factors affect the trading and market value of your notes.

        Upon issuance, a series of notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to our and Protective Life's creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the interest rate borne by your notes;

  •
  the method of calculating the principal, premium and interest in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the outstanding amount of the applicable series of notes;

  •
  any redemption or repayment features of your notes;

  •
  the amount of other debt securities linked to the index or formula applicable to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

  If we issue notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks.

        If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, which we refer to in this prospectus and the accompanying prospectus supplement as foreign currency notes, you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on a currency other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. The risks include, but are not limited to:

  •
  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

  •
  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

  •
  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        The existence, magnitude and longevity of these risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as:

  •
  economic events,

  •
  political and regulatory events, and

  •
  financial events, such as the supply of, and demand for, the relevant currencies.

        Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your foreign currency notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally, in the U.S. dollar equivalent market value of your foreign currency notes.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on the notes are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.

        The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

  Ratings of our program and any rated series of notes may not reflect all risks of an investment in the notes.

        In the event that a specific series of notes is rated by a rating agency, the ratings of such notes will primarily reflect the financial strength of Protective Life and will change in accordance with the rating of Protective Life's financial strength and with any change in the priority status of funding agreement obligations under Tennessee law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of our medium-term note program and InterNotes® program and any rated series of notes issued under these programs may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

Risk Factor Relating to the Collateral

  The funding agreements are unsecured obligations of Protective Life.

        The primary assets of each Trust Series will be one or more funding agreements. The ability to receive payments on a series of the notes will principally depend on payments under each related funding agreement. Although we will purchase the funding agreement, we also will grant a security interest in, pledge and collaterally assign each funding agreement to the indenture trustee, on behalf of the note holders of the related series of notes to secure our obligations under that series of notes.

        The funding agreements are unsecured obligations of Protective Life and, in the event of Protective Life's insolvency, will be subject to the provisions of Title 56, the Tennessee Code Annotated, particularly those contained in Tennessee's Insurers Rehabilitation and Liquidation Act (the "Tennessee Insolvency Statute"). The Tennessee Insolvency Statute establishes the priorities for paying claims against the estate of an insolvent Tennessee insurance company. Bass, Berry & Sims PLC, Protective Life's Tennessee counsel ("Tennessee counsel"), has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Tennessee law would conclude that loss claims in respect of each funding agreement are entitled to distribution ranking equally with loss claims made under other insurance policies and annuities issued by Protective Life, as well as with claims of the Tennessee Life and Health Insurance Guaranty Association, and any similar organization in another state, in accordance with the Tennessee Insolvency Statute.

        Tennessee counsel has advised that its opinion is based on its interpretation of the relevant provisions of the Tennessee Insolvency Statute as construed by relevant administrative and judicial authority, as of the date of the opinion. However, the Tennessee Insolvency Statute and regulations, interpretations, and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel's opinion depend upon a facts and circumstances analysis and have received little or no administrative or judicial consideration. Therefore, the Tennessee Commissioner of Commerce and Insurance, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with the analysis of counsel provided in its opinion. In the event a court determines that the relevant funding agreements are not insurance contracts, the indenture trustee, as owner of the relevant funding agreements, on behalf of the holders of the relevant series of notes, would not be accorded priority status ranking equally with other loss claims as identified in the prior paragraph and would be accorded the lower priority associated with general unsecured obligations of Protective Life.

Risk Factors Relating to Protective Life

  Our ability to make payments on the notes is dependent upon Protective Life.

        Our ability to make timely payments under each series of notes will depend primarily on our receipt of corresponding payments under the related funding agreements. Furthermore, the marketability, liquidity and value of the notes may be substantially impaired to the extent Protective Life is less able to meet, or is perceived as being less able to meet, its obligations under the funding agreements.

        Any of the factors discussed below, or any combination of such factors, could materially and adversely affect Protective Life's business, financial condition, results of operations or prospects and prevent Protective Life from timely meeting its obligations under the funding agreements, or result in a ratings downgrade or insolvency.

        As discussed below, any ratings downgrade with respect to Protective Life could materially and adversely affect the ability of holders of notes to receive payments owed under such notes. Moreover, any combination or all of the factors discussed below may cause Protective Life to become the subject of administrative supervision, insolvency, liquidation, rehabilitation, reorganization, conservation or other similar proceedings (collectively, "Insolvency Proceedings") under any applicable laws. Should Protective Life become the subject of Insolvency Proceedings, the indenture trustee for the benefit of the holders of notes of any series then outstanding, may be stayed during the pendency of Insolvency Proceedings from collecting any payments under the relevant funding agreements and from exercising any collateral management rights, that would otherwise be available to the indenture trustee as the secured party. Collateral management rights permit the indenture trustee to manage the assets held in a Trust Series. The indenture trustee may not be able to recover any payments under the funding agreements from Protective Life should there be insufficient assets to provide for these payments.

        In addition, under certain circumstances, payments made by Protective Life to the indenture trustee or to us may be sought to be recovered in Insolvency Proceedings as preferential payments or pursuant to other similar theories. You should be aware, therefore, that Insolvency Proceedings with respect to Protective Life could cause a significant delay in receiving payments due under the notes and could materially and adversely affect the timing and the amounts, if any, to be paid to you under the notes. You should note that assets of Protective Life which are held in separate accounts are not available to satisfy obligations of Protective Life under the funding agreements.

  Protective Life is exposed to many types of risks that could negatively affect its business.

        There are many types of risks that all companies are exposed to in their businesses. For example, companies are exposed to the risks of natural disasters, malicious and terrorist acts, computer viruses, and other perils. While Protective Life has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no assurance can be given that there are not scenarios that could have an adverse effect on Protective Life. Additionally, there are scenarios that could have an adverse effect on general economic conditions and mortality and morbidity.

  Protective Life operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry.

        Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. Protective Life encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective Life, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

        The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective Life's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied.

        Protective Life's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies. However, competition from other insurers could adversely affect Protective Life's competitive position.

  A ratings downgrade could adversely affect Protective Life's ability to compete.

        Rating organizations periodically review the financial performance and condition of insurers, including Protective Life and its subsidiaries. A downgrade in the ratings of Protective Life and its subsidiaries could adversely affect Protective Life's ability to sell its products, retain existing business, and compete for attractive acquisition opportunities.

        Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. Protective Life cannot predict what actions the rating organizations may take, or what actions Protective Life may be required to take in response to the actions of the rating organizations, which could adversely affect Protective Life.

  Protective Life's policy claims fluctuate from period to period, and actual results could differ from its expectations.

        Protective Life's results may fluctuate from period to period due to fluctuations in policy claims received by Protective Life. Certain of Protective Life's businesses may experience higher claims if the economy is growing slowly or in recession, or equity markets decline.

        Mortality and morbidity expectations incorporate assumptions about many factors, including for example, how a product is distributed, persistency and lapses, and future progress in the fields on health and medicine. Actual mortality and morbidity could differ from its expectations if actual results differ from those assumptions.

  Protective Life uses estimates in its financial statements.

        In the conduct of its business, Protective Life makes certain assumptions regarding the mortality, persistency, expenses and interest rates, or other factors appropriate to the type of business, it expects to experience in future periods. These assumptions are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, and various other components of Protective Life's balance sheet.

        The calculations Protective Life uses to estimate various components of its balance sheet and statements of income are necessarily complex and involve large amounts of data. Protective Life currently employs various techniques for such calculations and it from time to time will develop and implement more sophisticated administrative systems and procedures capable of calculating more precise estimates.

        Protective Life's actual experience, as well as changes in estimates, are used to prepare Protective Life's statement of income. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, Protective Life's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that are capable of calculating more precise estimates.

  The use of reinsurance introduces variability in Protective Life's statement of income.

        The timing of premium payments to, and receipt of expense allowances from, reinsurers may differ from Protective Life's receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of Protective Life's statements of income, and may also introduce variability in Protective Life's quarterly results.

  Protective Life could be forced to sell investments at a loss to cover policyholder withdrawals.

        Many of the products offered by Protective Life and its insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective Life and its insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. While Protective Life and its life insurance subsidiaries own a significant amount of liquid assets, a certain portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, compel Protective Life and its insurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on Protective Life.

  Interest-rate and equity market fluctuations could negatively affect Protective Life's spread income or otherwise impact its business.

        Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Both rising and declining interest rates can negatively affect Protective Life's spread income. While Protective Life develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

        From time to time, Protective Life has participated in securities repurchase transactions that have contributed to Protective Life's investment income. Such transactions involve some degree of risk, and no assurance can be given that such transactions will contribute to Protective Life's investment income in the future.

        Changes in interest rates may also impact its business in other ways. Lower interest rates may result in lower sales of certain of Protective Life's insurance and investment products. In addition, certain of Protective Life's insurance and investment products guarantee a minimum credited interest rate.

        Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income Protective Life receives in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions, and may result in lower sales of variable products. Also, the amount of policy fees received from variable products is affected by the performance of the equity markets increasing or decreasing as markets rise and fall.

        Additionally, Protective Life's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of Protective Life's asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

        In general terms, Protective Life's results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped curve.

  Insurance companies are highly regulated.

        Protective Life and its insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share owners. From time to time, regulators raise issues during examinations or audits of Protective Life's subsidiaries that could, if determined adversely, have a material impact on Protective Life, and Protective Life cannot predict whether or when regulatory actions may be taken that could adversely affect Protective Life or its operations.

        Protective Life and its insurance subsidiaries may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act (ERISA). Severe penalties are imposed for breach of duties under ERISA.

        Certain policies, contracts, and annuities offered by Protective Life and its insurance subsidiaries are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

  Changes to tax law or interpretations of existing tax law could adversely affect Protective Life and its ability to compete with non-insurance products or reduce the demand for certain insurance products.

        Under the Internal Revenue Code of 1986, as amended (the "Code"), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective Life's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective Life and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Legislation has recently been enacted that would, over time, reduce and eventually eliminate the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective Life is subject to the federal corporation income tax. Protective Life cannot predict what changes to tax law or interpretations of existing tax law could adversely affect Protective Life.

  Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

        A number of civil jury verdicts have been returned against insurers and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very little appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments. Protective Life like other financial services companies, in the ordinary course of business, is involved in such litigation or, alternatively, arbitration. Protective Life cannot predict the outcome of any such litigation or arbitration.

  A decrease in sales or persistency could negatively affect Protective Life's results.

        Protective Life's ability to maintain low unit costs is dependent upon the level of sales and persistency. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs.

        Additionally, a decrease in persistency may result in higher amortization of deferred policy acquisition costs. Although many of Protective Life's products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered. A decrease in persistency may also result in higher claims.

  Protective Life's investments are subject to risks.

        Protective Life's invested assets and derivative financial instruments are subject to customary risks of credit defaults and changes in market values. The value of Protective Life's commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties which Protective Life has financed. Factors that may affect the overall default rate on, and market value of, Protective Life's invested assets, derivative financial instruments, and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

  Protective Life's growth from acquisitions involves risks.

        Protective Life's acquisitions have increased its earnings in part by allowing Protective Life to enter new markets and to position itself to realize certain operating efficiencies. There can be no assurance, however, that Protective Life will realize the anticipated financial results from its acquisitions, or that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, or capital to fund acquisitions will continue to be available to Protective Life.

  Protective Life is dependent on the performance of others.

        Protective Life's results may be affected by the performance of others because Protective Life has entered into various arrangements involving other parties. For example, most of Protective Life's products are sold through independent distribution channels, and variable annuity deposits are invested in funds managed by third parties. Additionally, Protective Life's operations are dependent on various technologies some of which are provided and/or maintained by other parties.

        Certain of these other parties may act on behalf of Protective Life or represent Protective Life in various capacities. Consequently, Protective Life may be held responsible for obligations that arise from the acts or omissions of these other parties.

        As with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors, and financial difficulties of other companies in the industry, could undermine consumer confidence and adversely affect Protective Life.

  Protective Life's reinsurance program involves risks.

        Protective Life and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. Protective Life may enter into third party reinsurance arrangements under which Protective Life will rely on the third party to collect premiums, pay claims, and/or perform customer service functions. However, Protective Life remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.

        The cost of reinsurance is, in some cases, reflected in the premium rates charged by Protective Life. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective Life for the reinsurance, though Protective Life does not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable, or if a reinsurer should fail to meet its obligations, Protective Life could be adversely affected.

        Additionally, in connection with its acquisitions, Protective Life assumes or otherwise becomes responsible for the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on Protective Life.

USE OF PROCEEDS

        Except as set forth in a prospectus supplement and/or pricing supplement, we will use the net proceeds from the issuance of the notes and the beneficial ownership interests for each series of notes to purchase one or more funding agreements issued by Protective Life. Protective Life intends to use the net proceeds from the sale to us of funding agreements to purchase investment assets which Protective Life expects will generate investment income in excess of amounts payable under the funding agreements.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth, for the years and periods indicated, Protective Life's ratios of:

  •
  Consolidated earnings to fixed charges;
  •
  Consolidated earnings to the combined fixed charges and interest credited on investment products.

        Protective Life calculates the ratio of "Consolidated Earnings to Fixed Charges" by dividing the sum of income from continuing operations before income tax (BT) and interest expense (which includes an estimate of the interest component of operating lease expense) (I) by interest expense. The formula for this calculation, therefore, would be: (BT+I)/I.

        Protective Life calculates the ratio of "Consolidated Earnings to the Combined Fixed Charges and Interest Credited on Investment Products" by dividing the sum of income from continuing operations before income tax (BT), interest expense (I) and interest credited on investment products (IP) by the sum of interest expense (I) and interest credited on investment products (IP). The formula for this ratio is: (BT+I+IP)/(I+IP). Investment products include products such as guaranteed investment contracts and annuities.

	Six Months Ended June 30,		Year Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
Ratio of Consolidated Earnings to Fixed Charges	57.7	39.8	47.2	28.3	27.7	18.4	25.7
Ratio of Consolidated Earnings to Combined Fixed Charges and Interest Credited on Investment Products	1.2	1.3	1.2	1.2	1.6	1.5	1.4

DESCRIPTION OF PROTECTIVE LIFE

BUSINESS IN GENERAL

        Protective Life Insurance Company, a stock life insurance company, was founded in 1907. Protective Life is a wholly-owned and the largest operating subsidiary of Protective Life Corporation ("PLC"), an insurance holding company whose common stock is traded on the New York Stock Exchange under the symbol "PL." Protective Life provides financial services through the production, distribution, and administration of insurance and investment products. Unless the context otherwise requires, in this section, "Protective Life" refers to the consolidated group of Protective Life Insurance Company and its subsidiaries.

        Protective Life offers a competitive selection of individual life insurance products, credit life and disability insurance products, guaranteed investment contracts, guaranteed funding agreements, and fixed and variable annuities. Protective Life distributes these products through many channels, primarily independent agents, insurance brokers, stockbrokers, financial institutions, company sales representatives, and automobile dealerships. Protective Life also seeks to acquire insurance policies from other insurers.

        Protective Life operates several business segments, each having a strategic focus, which can be grouped into three general categories: life insurance, retirement savings and investment products, and specialty insurance products. Protective Life's operating segments are Life Marketing, Acquisitions, Stable Value Contracts, Annuities, and Credit Products. Protective Life also has an additional business segment which is described herein as Corporate and Other.

        In the conduct of its business, Protective Life makes certain assumptions regarding the mortality, persistency, claims, expenses and interest rates, or other factors appropriate to the type of business, it expects to experience in future periods, which are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, and various other components of Protective Life's balance sheet. Protective Life's actual experience, as well as changes in estimates, are used to prepare Protective Life's statements of income. The calculations Protective Life uses to estimate various components of its balance sheet and statement of income are necessarily complex and involve large amounts of data. Assumptions and estimates involve judgment and by their nature are imprecise and subject to changes and revision over time. Accordingly, Protective Life's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes arising from implementing more sophisticated administrative systems and procedures that are capable of calculating more precise estimates.

        The following table shows the percentages of pretax operating income from continuing operations represented by each of the strategic focuses and the Corporate and Other segment.

Year Ended December 31	Life Insurance	Specialty Insurance Products	Retirement Savings and Investment Products	Corporate and Other
1999	66.5%	12.3%	22.3%	(1.1)%
2000	68.2	18.4	23.6	(10.2)
2001	72.3	16.0	21.7	(10.0)
2002 (through June 30)	73.7	10.0	22.9	(6.6)

        The statistics in the following paragraphs relating to Protective Life's sales by segment, new capital invested, and annualized premium, are used by Protective Life to measure the relative progress of its marketing and acquisition efforts. These statistics were derived from Protective Life's various sales tracking and administrative systems and were not derived from Protective Life's financial reporting systems or financial statements. These statistics attempt to measure only one of many factors that may affect the future segment profitability, and therefore are not intended to be predictive of future profitability.

LIFE INSURANCE

        A strategic focus of Protective Life is to expand its life insurance operations through internal growth and acquisitions.

Life Marketing

        The Individual Life and West Coast Divisions support Protective Life's strategy to expand its individual life insurance operations through internal growth.

        The Individual Life Division markets level premium term and term-like insurance, universal life and variable universal life products on a national basis through networks of independent insurance agents. The Division has two primary agent networks. The first is based on experienced independent personal producing general agents who are recruited by regional sales managers. The Division also distributes insurance products in the life insurance brokerage market through a wholly-owned subsidiary, Empire General Life Assurance Corporation. The Division also distributes life insurance products through regional stockbrokers and banks, and through direct response and worksite arrangements.

        In 1997, Protective Life acquired West Coast Life Insurance Company ("West Coast"). West Coast sells universal life and level premium term and term-like insurance products in the life insurance brokerage market and in the "bank owned life insurance" ("BOLI") market. The West Coast Division primarily utilizes a distribution system comprised of brokerage general agencies who recruit a network of independent life agents. The Division also offers corporate owned life insurance products to the BOLI market through an independent marketing organization which specializes in this market. The products are sold to smaller and regional banks.

        The following table shows the Life Marketing business segment's sales measured by new premium.

Year Ended December 31	Sales (in millions)
1999	$139.2
2000	161.8
2001	163.4
2002 (through June 30)	107.2

Acquisitions

        The Acquisitions segment focuses on acquiring, converting, and servicing insurance policies acquired from other companies. The segment's primary focus is on life insurance policies sold to individuals. Acquisitions may be accomplished through acquisitions of companies or through the reinsurance of blocks of policies from other insurers. Forty-three transactions have been closed by the segment since 1970, including sixteen since 1989. Policies acquired through the segment are usually administered as "closed" blocks; i.e., no new policies are being marketed. Therefore, the amount of insurance in force for a particular acquisition is expected to decline with time due to lapses and deaths of the insureds.

        Most acquisitions closed by the Acquisitions segment do not include the acquisition of an active sales force. In transactions where some marketing capacity was included, the segment generally either ceased future marketing efforts or redirected those efforts to another segment of Protective Life. However, in the case of the acquisition of West Coast which was closed by the Acquisitions segment,

Protective Life elected to continue the marketing of new policies and operate West Coast as a separate division of Protective Life.

        Protective Life believes that the Acquisition segment's focused and disciplined approach to the acquisition process and its experience in the assimilation, conservation, and servicing of policies give it a significant competitive advantage over many other companies that attempt to make similar acquisitions. Protective Life expects acquisition opportunities to continue to be available as the life insurance industry continues to consolidate; however, management believes that Protective Life may face increased competition for future acquisitions.

        Total revenues and income before income tax from the Acquisitions segment are expected to decline with time unless new acquisitions are made. Therefore, the segment's revenues and earnings may fluctuate from year to year depending upon the level of acquisition activity.

        The following table shows the number of transactions closed by the Acquisitions business segment and the approximate amount of statutory capital invested for each year in which an acquisition was made.

Year Ended December 31	Number of Transactions	New Capital Invested (in millions)
2001	2	$247.8
2002 (through June 30)	1	60.0

        Although acquisition opportunities were pursued, no transactions were completed in 1999 or 2000. In 2001, Protective Life coinsured a block of individual life policies from Standard Insurance Company, and acquired the stock of Inter-State Assurance Company and First Variable Life Insurance Company from Ilona Financial Group, Inc., the U.S. subsidiary of Irish Life & Permanent plc of Dublin, Ireland. In June 2002, Protective Life completed the acquisition through coinsurance of a block of traditional life and interest-sensitive life insurance business from Conseco Variable Insurance Company.

        From time to time, other of Protective Life's business segments have acquired companies and blocks of policies which are included in their respective results.

RETIREMENT SAVINGS AND INVESTMENT PRODUCTS

        A second strategic focus of Protective Life is to offer products that respond to the shift in consumer preference to savings products brought about by demographic trends as "baby-boomers" move into the saving stage of their life cycle. The two segments that support this strategy are the Stable Value Products and Annuities segments.

Stable Value Products

        Protective Life's Stable Value Products segment markets guaranteed investment contracts ("GICs") to 401(k) and other qualified retirement savings plans. GICs are generally contracts which specify a return on deposits for a specified period and often provide flexibility for withdrawals at book value in keeping with the benefits provided by the plan. The demand for GICs is related to the relative attractiveness of the "fixed rate" investment option in a 401(k) plan compared to the equity-based investment options available to plan participants.

        The segment also markets fixed and floating rate funding agreements to the trustees of municipal bond proceeds, institutional investors, bank trust departments and money market funds. The segment also sells funding agreements to special purpose entities that in turn issue notes or certificates in smaller, transferable denominations.

        The segment's emphasis is on a consistent and disciplined approach to product pricing and asset/liability management, careful underwriting of early withdrawal risks and maintaining low distribution and administration costs. Most GIC contracts and funding agreements written by Protective Life have maturities of three to five years.

        The following table shows stable value contract sales.

Year Ended December 31	GICs	Funding Agreements	Total
	($in millions)
1999	$584	$386	$970
2000	418	801	1,219
2001	409	637	1,046
2002 (through June 30)	84	588	672

        The rate of growth in account balances is affected by the amount of maturing contracts relative to the amount of sales.

Annuities

        Protective Life's Annuities segment manufactures, sells, and supports fixed and variable annuity products. These products are primarily sold through stockbrokers (including ProEquities, Inc., a securities broker-dealer and subsidiary of PLC) but are also sold through financial institutions and the Individual Life Division's sales force.

        Protective Life's fixed annuities are primarily modified guaranteed annuities which guarantee an interest rate for a fixed period. Because contract values are "market-value adjusted" upon surrender prior to maturity, these products afford Protective Life a measure of protection from changes in interest rates. Protective Life also offers variable annuities which offer the policyholder the opportunity to invest in various investment accounts.

        The following table shows the Annuities segment's sales. The demand for annuity products is related to the general level of interest rates and performance of the equity markets.

Year Ended December 31	Fixed Annuities	Variable Annuities	Total Annuities
	($in millions)
1999	$350	$361	$711
2000	635	257	892
2001	689	263	952
2002 (through June 30)	448	149	597

SPECIALTY INSURANCE PRODUCTS

        A third strategic focus of Protective Life is to participate in specialized segments of the insurance industry.

Credit Products

        The Credit Products segment markets credit life and disability insurance products through banks, consumer finance companies and automobile dealers, and markets vehicle and recreational marine extended service contracts. The segment markets through employee field representatives, independent brokers and wholly-owned subsidiaries.

        In 1997, Protective Life acquired the Western Diversified Group. In 2000, Protective Life acquired The Lyndon Insurance Group ("Lyndon").

        Protective Life is one of the largest independent writers of credit insurance in the United States. These policies cover consumer loans made by financial institutions located primarily in the southeastern United States and automobile dealers throughout the United States.

        The following table shows the Credit Products segment's sales measured by new premium including the sales of Western Diversified and Lyndon since the date of acquisition.

Year Ended December 31	Sales
($ in millions)
1999	$283.4
2000	523.6
2001	521.5
2002 (through June 30)	239.2

        In 2001, approximately 60% of the business segment's sales were through automobile dealers, and approximately 37% of sales were extended service contracts. A portion of the sales is reinsured with producer-owned reinsurers.

        In 1999, Protective Life recaptured a closed block of credit policies that it had previously ceded to another insurer.

Corporate and Other

        Protective Life has an additional business segment referred to as Corporate and Other. The Corporate and Other segment primarily consists of net investment income and expenses not attributable to the other business segments described above (including net investment income on unallocated capital and interest on substantially all debt). This segment also includes earnings from several lines of business which Protective Life is not actively marketing (mostly cancer insurance and group annuities) and various investment-related transactions. The earnings of this segment may fluctuate from year to year.

Discontinued Operations

        On December 31, 2001, Protective Life completed the sale to Fortis, Inc. of substantially all of its Dental Benefits Division ("Dental Division") and discontinued certain other remaining Dental Division related operations, primarily other health insurance lines. In 2000, income from discontinued operations, net of income tax, was $10.9 million. In 2001, the loss from discontinued operations was $10.7 million (primarily due to the non-performance of reinsurers) and the loss from sale of discontinued operations was $17.8 million, both net of income tax.

Change in Accounting Principle

        On January 1, 2001, Protective Life adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities". The adoption of SFAS No. 133 resulted in a cumulative after-tax charge to net income of approximately $8.3 million. The adoption of SFAS No. 133 also resulted in a cumulative after-tax increase to other comprehensive income of approximately $4.0 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion in conjunction with "Risk Factors," "Selected Financial Data" and our condensed consolidated financial statements and related notes incorporated by reference into this prospectus. Unless the context otherwise requires, in this section, "Protective Life" refers to the consolidated group of Protective Life Insurance Company and its subsidiaries.

Results of Operations

        Protective Life operates several business segments each having a strategic focus which can be grouped into three general product categories: life insurance, retirement savings and investment products, and specialty insurance products. Protective Life's operating segments are Life Marketing, Acquisitions, Stable Value Contracts, Annuities, and Credit Products. Protective Life also has an additional business segment referred to as Corporate and Other.

Premiums and Policy Fees

        The following table sets forth for the periods shown the amount of premiums and policy fees, net of reinsurance (premiums and policy fees) for the periods shown:

Premiums and Policy Fees

Amount
Year Ended December 31	(in thousands)
1999	$398,724
2000	489,835
2001	618,668
Six Months Ended June 30
2001	315,737
2002	368,451

        In 2000, premiums and policy fees increased $91.1 million or 22.9% over 1999. Premiums and policy fees in the Life Marketing segment decreased $15.9 million due to a higher amount of reinsurance ceded. Premiums and policy fees in the Acquisitions segment are expected to decline with time (due to the lapsing of policies resulting from death of insureds or terminations of coverage) unless new acquisitions are made. No acquisitions were completed in this segment in 1999 or 2000, resulting in a decrease of $11.9 million in premiums and policy fees in 2000. The increase in premiums and policy fees in the Annuities segment was $5.9 million. In January 2000, the Credit Products segment acquired the Lyndon Insurance Group (Lyndon), which resulted in a $97.1 million increase in premiums and policy fees. Premiums and policy fees related to the Credit Products segment's other businesses increased $15.4 million. Premium and policy fees relating to various health insurance lines in the Corporate and Other segment increased $0.5 million.

        In 2001, premiums and policy fees increased $128.8 million or 26.3% over 2000. Premiums and policy fees in the Life Marketing segment increased $21.2 million due to increased sales. In January 2001, the Acquisitions segment coinsured a block of individual life insurance policies from Standard Insurance Company, and in October 2001, acquired Inter-State Assurance Company and First Variable Life Insurance Company from ILona Financial Group, Inc., a subsidiary of Irish Life & Permanent plc. These transactions resulted in an $86.8 million increase in premiums and policy fees. Premiums and policy fees from older acquired blocks declined $7.4 million in 2001. The decrease in premiums and policy fees from the Annuities segment was $2.0 million. Premiums and policy fees from the Credit Products segment increased $29.6 million. Premiums and policy fees relating to various health insurance lines in the Corporate and Other segment increased $0.6 million.

        Premiums and policy fees increased $52.7 million or 16.7% in the first six months of 2002 as compared to the first six months of 2001. Premiums and policy fees in the Life Marketing segment decreased $0.5 million in the first six months of 2002 as compared to the same period in 2001 due to a higher amount of reinsurance ceded. The acquisitions from ILona resulted in a $33.6 million increase in premium and policy fees. Premiums and policy fees from the January 2001 acquisition increased $6.1 million. Premiums and policy fees from older acquired blocks decreased $1.4 million in the first six months of 2002 as compared to the same period last year. The decrease in premiums and policy fees from the Annuities segment was $1.0 million. Premiums and policy fees related to the Credit Products segment increased $16.3 million in the first six months of 2002 as compared to the first six months of 2001 due to a lower amount of reinsurance ceded. Premiums and policy fees relating to various health insurance lines in the Corporate and Other segment were unchanged.

Net Investment Income

        The following table sets forth for the periods shown the amount of net investment income, the percentage change from the prior period, and the percentage earned on average cash and investments:

Net Investment Income

	Amount	Percentage Earned on Average Cash and Investments
Year Ended December 31	(in thousands)
1999	$617,829	7.0%
2000	692,081	7.1
2001	839,103	7.0
Six Months Ended June 30
2001	398,906	7.1
2002	473,787	6.9

        Net investment income in 2000 increased $74.2 million or 12.0% over 1999, and in 2001 increased $147.0 million or 21.2% over 2000, primarily due to increases in the average amount of invested assets. Invested assets have increased primarily due to acquisitions, receiving stable value and annuity deposits, and the asset growth that results from the sale of various insurance products. The January 2000 Lyndon acquisition increased net investment income $21.8 million. The January 2001 coinsurance arrangement and the October 2001 acquisitions resulted in an increase in investment income of $66.4 million.

        The percentage earned on average cash and investments was 7.1% in 2000 and 7.0% in 2001.

        Net investment income in the first six months of 2002 increased by $74.9 million or 18.8% higher than the corresponding period of the preceding year primarily due to an increase in the average amount of invested assets. The October 2001 acquisitions resulted in an increase in investment income of $21.7 million.

Realized Investment Gain (Losses)

        Protective Life generally purchases its investments with the intent to hold to maturity by purchasing investments that match future cash-flow needs. The sales of investments that have occurred have resulted principally from portfolio management decisions to maintain approximate matching of assets and liabilities. Accordingly, Protective Life has classified its fixed maturities and certain other securities as "available for sale." The following table sets forth realized investment gains (losses) for the periods shown:

Realized Investment Gains (Losses)

	Derivative Financial Instruments	All Other Investments
Year Ended December 31	(in thousands)	(in thousands)
1999	$3,425	$1,335
2000	2,157	(16,756)
2001	(1,718)	(6,123)
Six Months Ended June 30
2001	503	966
2002	149	8,060

        Realized investment gains and losses related to derivative financial instruments primarily represent changes in the fair values of certain derivative financial instruments.

        The sales of investments that have occurred generally result from portfolio management decisions to maintain proper matching of assets and liabilities. Realized investment losses related to the sale of investments available for sale in 2000 of $28.4 million were partially offset by realized investment gains of $8.7 million. Realized investment losses in 2001 of $68.1 million were largely offset by realized investment gains of $62.5 million. During 2001, the Company recorded other than temporary impairments in its investments of $12.6 million.

        Realized investment gains related to derivative financial instruments were $0.1 million for the first six months of 2002 compared to gains of $0.5 million in the same period of 2001. Realized investment gains related to all other investments were $8.1 million for the first six months of 2002 compared to a gain of $1.0 million for the corresponding period of 2001.

Other Income

        The following table sets forth other income for the periods shown:

Other Income

Amount
Year Ended December 31	(in thousands)
1999	$22,599
2000	35,194
2001	38,578
Six Months Ended June 30
2001	17,612
2002	20,701

        Other income consists primarily of revenues from Protective Life's direct response business, service contract business, non-insurance subsidiaries and rental of space in its administrative building to PLC. In 2001, revenues from Protective Life's direct response business and service contract business increased $2.0 million and $0.5 million, respectively. Income from other sources increased $0.9 million.

In the first six months of 2002 as compared to the same period of 2001, revenues from Protective Life's service contract business increased $1.8 million. Income from other sources increased $1.3 million.

Income Before Income Tax

        The following table sets forth operating income or loss and income or loss before income tax by business segment for the periods shown:

Operating Income (Loss) and Income (Loss) Before Income Tax (in thousands)

	Year Ended December 31			Six Months Ended June 30
	1999	2000	2001	2001	2002
Operating Income (Loss) (1)
Life Insurance
Life Marketing	$57,496	$75,806	$92,016	$43,014	$48,564
Acquisitions	64,460	53,624	69,251	32,203	44,072
Retirement Savings and Investment Products
Stable Value Contracts	29,465	31,208	33,150	16,655	19,515
Annuities	11,360	13,584	15,093	7,372	9,316
Specialty Insurance Products
Credit Products	22,570	34,826	35,731	17,653	12,534
Corporate and Other	(2,052)	(19,417)	(22,446)	(8,496)	(8,268)

Total operating income	183,299	189,631	222,795	108,401	125,733

Realized Investment Gains (Losses)
Stable Value Contracts	(549)	(6,556)	7,218	2,695	256
Annuities	1,446	410	1,139	24	3,237
Unallocated Realized Investment Gains (Losses)	3,863	(8,453)	(16,198)	(1,250)	4,716
Related Amortization of Deferred Policy Acquisition Costs
Annuities	(1,446)	(410)	(996)	(24)	(1,319)

Total net	3,314	(15,009)	(8,837)	1,445	6,890

Income (Loss) Before Income Tax
Life Insurance
Life Marketing	57,496	75,806	92,016	43,014	48,564
Acquisitions	64,460	53,624	69,251	32,203	44,072
Retirement Savings and Investment Products
Stable Value Contracts	28,916	24,652	40,368	19,350	19,771
Annuities	11,360	13,584	15,236	7,372	11,234
Specialty Insurance Products
Credit Products	22,570	34,826	35,731	17,653	12,534
Corporate and Other	(2,052)	(19,417)	(22,446)	(8,496)	(8,268)
Unallocated Realized Investment Gains (Losses)	3,863	(8,453)	(16,198)	(1,250)	4,716

Total income before income tax	$186,613	$174,622	$213,958	$109,846	$132,623

1
Income from continuing operations before income tax excluding realized investment gains and losses and related amortization of deferred policy acquisition costs.

        The Life Marketing segment's 2000 pretax operating income was $75.8 million, $18.3 million above 1999. The segment's 2001 pretax operating income was $92.0 million, $16.2 million above 2000. The segment has grown through sales. The segment's results include expenses to develop new distribution channels. The segment's pretax operating income was $48.6 million in the first six months of 2002 compared to $43.0 million in the same period of 2001. The increase is primarily attributable to growth through sales. In addition, the segment had a favorable expense variance during the second quarter of 2002, compared to an unfavorable variance during the same quarter of 2001, which was partially offset by less favorable mortality.

        During the second quarter of 2002, Protective Life discovered that the rates payable for reinsurance with respect to certain universal life policies in its Life Marketing segment were incorrectly entered into Protective Life's reinsurance administrative systems in 1991. As a result, Protective Life has overpaid the reinsurance premiums related to such policies over a period of ten years beginning in 1992. After an internal review, Protective Life notified the reinsurance companies receiving the overpayments and is seeking return of the amounts overpaid. Protective Life believes that it is entitled to return of the amounts overpaid. However, the ultimate amount and timing of such recoveries cannot currently be determined, and as a result, no receivable was recorded with respect to such amounts as of June 30, 2002. While no assurance can be given as to the amount or timing of any such recovery, if all amounts Protective Life believes are due are recovered, Protective Life would receive reimbursements of approximately $62 million, after the payment of income taxes.

        Protective Life believes that the amounts ultimately recovered will be largely offset by amortization of deferred policy acquisition costs, and that recoveries, net of amortization and income taxes, will be recorded in the periods in which the amounts are determinable. While Protective Life believes that no prior period was materially misstated and that no operating trends were materially affected as a result, the recovery of such amounts could cause Protective Life to restate past financial results to increase previously reported net income by amounts that are immaterial in each prior period for which earnings are restated. Protective Life is unable to determine the proper method of accounting for any such recoveries until the amounts and the timing of the recoveries can be determined.

        While Protective Life believes it is entitled to return of the amounts overpaid, should a significant portion not be recovered, Protective Life could consequently be required to accelerate the amortization of the segment's deferred policy acquisition costs.

        In the ordinary course of business, the Acquisitions segment regularly considers acquisitions of blocks of policies or smaller insurance companies. Policies acquired through the segment are usually administered as "closed" blocks; i.e., no new policies are being marketed. Therefore, earnings from the Acquisitions segment are normally expected to decline over time (due to the lapsing of policies resulting from deaths of insureds or terminations of coverage) unless new acquisitions are made. The segment did not make an acquisition in 1999 or 2000.

        In 2000, the Acquisition segment's pretax operating income was $53.6 million, $10.8 million below 1999. In 2000, the segment had approximately $13 million less investment income as compared to 1999. Also, the segment's mortality was approximately $5.8 million better than expected in 2000 as compared to being approximately $8.9 million better than expected in 1999. Additionally, in the fourth quarter of 1999, adjustments were made to the segment's investment portfolio which had the effect of transferring approximately $10 million of investment income to the Corporate and Other segment during 2000. In 2001, the segment's pretax operating income was $69.3 million, $15.6 million above 2000. The 2001 coinsurance of a block of life insurance policies and the October 2001 acquisition of two small life insurance companies resulted in a $15.9 million increase in earnings. Earnings on older acquired blocks of policies declined $0.3 million. Pretax operating income from the segment was $44.1 million in the first six months of 2002, an increase of $11.9 million from the first six months of 2001. Earnings from the 2001 transactions contributed $9.5 million in the first six months of 2002.

        The Stable Value Contracts segment had 2000 pretax operating income of $31.2 million, $1.7 million above 1999. The increase was due to higher account balances which was partially offset by lower interest rate spreads. Operating spreads in 2000 were compressed due to higher interest rates and an inverted yield curve. The Stable Value Contracts segment's 2001 pretax operating income was $33.2 million, $2.0 million above 2000. This increase is due primarily to higher account balances. Operating spreads in 2001 were lower than in 2000 due to lower investment income. Realized investment losses associated with this segment in 2000 were $6.5 million as compared to gains of $7.2 million in 2001. As a result, total pretax income was $24.7 million in 2000 and $40.4 million in 2001. The Stable Value Contracts segment had pretax operating income of $19.5 million in the first six months of 2002 as compared to $16.7 million in the corresponding period of 2001. The increase is due to an increase in account balances and a widening of operating spreads.

        The Annuities segment's 2000 pretax operating income increased $2.2 million to $13.6 million. The increase reflects the segment's growth through sales. The Annuities segment's 2001 pretax operating income was $15.1 million, $1.5 million above 2000. The 2001 results include a tax benefit of approximately $3.0 million related to the segment's variable annuities which was partially offset by an increase in reserves related to minimum death benefit guarantees. The segment had no realized investment gains or losses (net of related amortization of deferred policy acquisition costs) in 2000 and a $0.1 million gain in 2001. As a result, total pretax income was $13.6 million in 2000, and $15.2 million in 2001. The Annuities segment's pretax operating income for the first six months of 2002 was $9.3 million as compared to $7.4 million in the first six months of 2001. The increase reflects the segment's growth through sales.

        The segment's future results may be negatively affected by the economy. Lower interest rates could negatively affect sales of fixed annuities. Volatile equity markets could negatively affect sales of variable annuities. Declines in the equity markets decrease the fees the segment assesses on variable annuity contracts and increase the cost of providing minimum death benefit guarantees. The segment's variable annuity products generally contain provisions that guarantee a minimum level of an annuity's account value at the time of the contract holder's death. The Company paid approximately $2.0 million of guaranteed minimum death benefits in the first six months of 2002. Sharp or prolonged declines in the equity markets can also accelerate the amortization of deferred policy acquisition costs and, accordingly, reduce reported results in the future.

        The Credit Products segment's 2000 pretax operating income increased $12.3 million to $34.8 million. Included in the segment's 2000 results were $16.9 million from the January 2000 Lyndon acquisition. Earnings of the segment's other businesses were lower than expected due to higher than expected claims. The segment's 2001 pretax operating income was $35.7 million, $1.0 million above 2000. Incurred credit insurance claims were higher, but were offset by a change in estimate with respect to reserves. The segment's 2001 results include income of approximately $2.0 million from the sale of a small insurance subsidiary's charter. The Credit Products segment had pretax operating income of $12.5 million in the first six months of 2002 as compared to $17.7 million for the same period in 2001. The decrease was attributable to lower sales volume and negative claims experience in the current period. The segment has also experienced losses in several ancillary lines of business. Protective Life is taking action to curtail sales in several of these lines, but does not expect improvement in the results of these lines over the next several quarters. Included in the segment's pretax income for 2002 was $2.7 million of income related to the sale of the inactive charter of a small subsidiary.

        The segment has also experienced much higher claims than expected in certain blocks of its vehicle service contract business in recent quarters. Vehicle service contracts represent approximately 40% of the segment's sales. Protective Life has raised the rates in its vehicle service contract business in an effort to achieve an appropriate level of profitability in this line of business. Protective Life is monitoring the level of policy liabilities and accruals established to cover future claims in this line of business. An increase in accruals, and a reduction in the segment's earnings, could be required in future periods if such claims trends persist.

        Weakness in the overall economy is expected to continue to negatively impact the segment's sales and may also contribute to higher levels of claims. Lower levels of consumer lending and lower automobile sales could negatively affect the segment's sales and earnings. Also, the level of claims in this segment generally increases in a slowing economy.

        The Corporate and Other segment consists primarily of net investment income on capital, interest expense on all debt, and various other items not associated with the other segments. The segment's 2000 pretax operating loss was $19.4 million. In 2000, higher short-term interest rates and an inverted yield curve reduced investment income and increased interest expense. In 2001, the segment had pretax operating losses of $22.4 million. The segment had a pretax operating loss of $8.3 million in the first six months of 2002 as compared to a pretax operating loss of $8.5 million in the first six months of 2001.

Income Tax Expense

        The following table sets forth the effective income tax rates for the periods shown:

Income Tax Expense

Year Ended December 31	Effective Income Tax Rate
1999	39.2%
2000	39.0
2001	32.9
Six Months Ended June 30
2001	34.0
2002	32.5

        The effective income tax rate for the full year of 2001 was 32.9%. Management's estimate of the effective income tax rate for 2002 is between 33% and 34%.

Discontinued Operations

        On December 31, 2001, Protective Life completed the sale to Fortis, Inc. of substantially all of its Dental Benefits Division (Dental Division) and discontinued certain other remaining Dental Division related operations, primarily other health insurance lines. In 2000, income from discontinued operations, net of income tax, was $10.9 million. In 2001, the loss from discontinued operations was $10.7 million (primarily due to the non-performance of reinsurers) and the loss from sale of discontinued operations was $17.8 million, both net of income tax.

Change in Accounting Principle

        On January 1, 2001, Protective Life adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." The adoption of SFAS No. 133 resulted in a cumulative after-tax charge to net income of approximately $8.3 million. The adoption of SFAS No. 133 also resulted in a cumulative after-tax increase to other comprehensive income of approximately $4.0 million.

Net Income

        The following table sets forth net income from continuing operations before the cumulative effect of change in accounting principle for the periods shown:

Net Income

Year Ended December 31	Amount
(in thousands)
1999	$118,622
2000	113,144
2001	143,501
Six Months Ended June 30
2001	72,474
2002	89,545

        Compared to 2000, net income from continuing operations before cumulative effect of change in accounting principle in 2001 increased 26.8%, reflecting improved operating earnings in the Life Marketing, Acquisitions, Stable Value Contracts, Annuities, and Credit Products segments and lower realized investment losses, which were offset by lower operating earnings in the Corporate and Other segment. Compared to the same period in 2001, net income from continuing operations before cumulative effect of change in accounting principle in the first six months of 2002 increased $17.1 million, reflecting improved operating earnings in the Life Marketing, Acquisitions, Stable Value Contracts, Annuities, and Corporate and Other segments offset by lower operating results in the Credit Products segment.

Recently Issued Accounting Standards

        In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that companies record the fair value of a liability for an asset retirement obligation in the period in which the liability is incurred. The Statement is effective for fiscal years beginning after June 15, 2002. Protective Life does not expect the adoption of SFAS No. 143 to have a material effect on Protective Life's financial position or results of operations.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that the same accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, expands the use of discontinued operations accounting to include more types of transactions and changes the timing of when discontinued operations accounting is applied. Protective Life adopted SFAS No. 144 on January 1, 2002, and the adoption did not have a material effect on Protective Life's financial position or results of operations.

Liquidity and Capital Resources

        Protective Life's operations usually produce a positive cash flow. This cash flow is used to fund an investment portfolio to finance future benefit payments. Since future benefit payments largely represent medium- and long-term obligations reserved using certain assumed interest rates, Protective Life's investments are predominantly in medium- and long-term, fixed-rate investments such as bonds and mortgage loans.

Investments

        Protective Life generally purchases its investments with the intent to hold to maturity by purchasing investments that match future cash flow needs. However, Protective Life may sell any of its investments to maintain proper matching of assets and liabilities. Accordingly, Protective Life has classified its fixed maturities and certain other securities as "available for sale."

        Protective Life's investments in debt and equity securities are reported at market value, and investments in mortgage loans are reported at amortized cost. At June 30, 2002, Protective Life's fixed maturity investments (bonds and redeemable preferred stocks) had a market value of $11,037.7 million, which is 1.6% above amortized cost of $10,861.1 million. Protective Life had $2,600.6 million in mortgage loans at June 30, 2002. While Protective Life's mortgage loans do not have quoted market values, at June 30, 2002, Protective Life estimates the market value of its mortgage loans to be $2,778.9 million (using discounted cash flows from the next call date), which is 6.9% above amortized cost. Most of Protective Life's mortgage loans have significant prepayment penalties. These assets are invested for terms approximately corresponding to anticipated future benefit payments. Thus, market fluctuations are not expected to adversely affect liquidity.

        At December 31, 2001, Protective Life's fixed maturity investments had a market value of $9,812.1 million, which was 1.0% above amortized cost of $9,719.1 million. Protective Life estimated the market value of its mortgage loans to be $2,671.1 million at December 31, 2001, which was 6.3% above amortized cost of $2,512.8 million.

        At December 31, 2000, Protective Life's fixed maturity investments had a market value of $7,390.1 million, which was 1.0% below amortized cost of $7,463.7 million. Protective Life estimated the market value of its mortgage loans to be $2,385.2 million at December 31, 2000, which was 5.2% above amortized cost of $2,268.2 million.

        The following table sets forth the estimated market values of Protective Life's fixed maturity investments and mortgage loans resulting from a hypothetical immediate 1 percentage point increase in interest rates from levels prevailing at December 31, and the percent change in market value the following estimated market values would represent.

At December 31	Amount	Percent Change
	(in millions)
2000
Fixed maturities	$7,131.4	(3.5)%
Mortgage loans	2,277.9	(4.5)
2001
Fixed maturities	$9,370.6	(4.5)%
Mortgage loans	2,550.9	(4.5)

        Estimated market values were derived from the durations of Protective Life's fixed maturities and mortgage loans. Duration measures the relationship between changes in market value to changes in interest rates. While these estimated market values generally provide an indication of how sensitive the market values of Protective Life's fixed maturities and mortgage loans are to changes in interest rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.

        For several years Protective Life has offered a type of commercial mortgage loan under which Protective Life will permit a slightly higher loan-to-value ratio in exchange for a participating interest in the cash flows from the underlying real estate. As of June 30, 2002, and December 31, 2001, approximately $522.2 million and $548.4 of Protective Life's mortgage loans have this participation feature, respectively.

        At June 30, 2002, and December 31, 2001, delinquent mortgage loans and foreclosed properties were 0.2% of invested assets. Bonds rated less than investment grade were 2.7% and 3.2% of invested assets, respectively. Protective Life does not expect these investments to adversely affect its liquidity or ability to maintain proper matching of assets and liabilities.

        Policy loans at June 30, 2002, and December 31, 2001, were $552.0 million and $521.8 million, respectively. The January 2001 coinsurance arrangement and the October 2001 acquisitions resulted in an increase in policy loans of $238.6 million. Policy loan rates are generally in the 4.5% to 8.0% range. Such rates at least equal the assumed interest rates used for future policy benefits.

        In the ordinary course of its commercial mortgage lending operations, Protective Life will commit to provide a mortgage loan before the property to be mortgaged has been built or acquired. The mortgage loan commitment is a contractual obligation to fund a mortgage loan when called upon by the borrower. The commitment is not recognized in Protective Life's financial statements until the commitment is actually funded. The mortgage loan commitment contains terms, including the rate of interest which may be less than prevailing interest rates.

        At June 30, 2002, Protective Life had outstanding mortgage loan commitments of $398.7 million. At December 31, 2001, Protective Life had outstanding mortgage loan commitments of $406.3 million with an estimated fair value of $429.3 million (using discounted cash flows from the first call date). At December 31, 2000, Protective Life had outstanding commitments of $308.4 million with an estimated fair value of $319.0 million. The following table sets forth the estimated fair value of Protective Life's mortgage loan commitments resulting from a hypothetical immediate 1 percentage point increase in interest rate levels prevailing at December 31, and the percent change in fair value the following estimated fair values would represent.

At December 31	Amount	Percent Change
	(in millions)
2000	$305.0	(4.4)%
2001	410.8	(4.3)

        The estimated fair values were derived from the durations of Protective Life's outstanding mortgage loan commitments. While these estimated fair values generally provide an indication of how sensitive the fair value of Protective Life's outstanding commitments are to changes in interest rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.

Liabilities

        Many of Protective Life's products contain surrender charges and other features that reward persistency and penalize the early withdrawal of funds. Certain stable value and annuity contracts have market-value adjustments that protect Protective Life against investment losses if interest rates are higher at the time of surrender than at the time of issue.

        At June 30, 2002, and December 31, 2001, Protective Life had policy liabilities and accruals of $8,577.9 million, and $7,876.3 million, respectively. Protective Life's life insurance products have a weighted average minimum credited interest rate of approximately 4.5%.

        At December 31, 2001, Protective Life had $3,716.5 million of stable value account balances with an estimated fair value of $3,822.0 million (using discounted cash flows), and $3,248.2 million of annuity account balances with an estimated fair value of $3,166.1 million (using surrender values).

        At December 31, 2000, Protective Life had $3,177.9 million of stable value account balances with an estimated fair value of $3,251.0 million, and $1,916.9 million of annuity account balances with an estimated fair value of $1,893.7 million.

        The following table sets forth the estimated fair values of Protective Life's stable value and annuity account balances resulting from a hypothetical immediate 1 percentage point decrease in interest rates from levels prevailing at December 31, and the percent change in fair value the following estimated fair values would represent.

At December 31	Amount	Percent Change
	(in millions)
2000
Stable value account balances	$3,299.8	1.5%
Annuity account balances	1,975.1	4.3
2001
Stable value account balances	$3,887.0	1.7%
Annuity account balances	3,308.6	4.5

        Estimated fair values were derived from the durations of Protective Life's stable value and annuity account balances. While these estimated fair values generally provide an indication of how sensitive the fair values of Protective Life's stable value and annuity account balances are to changes in interest rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.

        Approximately 20% of Protective Life's liabilities relate to products (primarily whole life insurance), the profitability of which could be affected by changes in interest rates. The effect of such changes in any one year is not expected to be material.

Derivative Financial Instruments

        Protective Life utilizes a risk management strategy that incorporates the use of derivative financial instruments, primarily to reduce its exposure to interest rate risk as well as currency exchange risk.

        Combinations of interest rate swap contracts, options and futures contracts are sometimes used as hedges against changes in interest rates for certain investments, primarily outstanding mortgage loan commitments and mortgage-backed securities. Interest rate swap contracts generally involve the exchange of fixed and variable rate interest payments between two parties, based on a common notional principal amount and maturity date. Interest rate futures generally involve exchange traded contracts to buy or sell treasury bonds and notes in the future at specified prices. Interest rate options represent contracts that allow the holder of the option to receive cash or purchase, sell or enter into a financial instrument at a specified price within a specified period of time. Protective Life uses interest rate swap contracts, swaptions (options to enter into interest rate swap contracts), caps, and floors to modify the interest characteristics of certain investments. Swap contracts are also used to alter the effective durations of assets and liabilities. Protective Life uses currency swaps to reduce its exposure to currency exchange risk on certain stable value contracts denominated in foreign currencies, primarily the European euro and the British pound.

        Derivative instruments expose Protective Life to credit and market risk. Protective Life minimizes its credit risk by entering into transactions with highly rated counterparties. Protective Life manages the market risk associated with interest rate and foreign exchange contracts by establishing and monitoring limits as to the types and degrees of risk that may be undertaken.

        Protective Life monitors its use of derivatives in connection with its overall asset/liability management programs and procedures. Protective Life's asset/liability committee is responsible for implementing various hedging strategies that are developed through its analysis of data from financial simulation models and other internal and industry sources. The resulting hedging strategies are then incorporated into Protective Life's overall interest rate and currency exchange risk management strategies.

        At December 31, 2001, contracts with a notional amount of $4,485.1 million were in a $1.6 million net loss position. At December 31, 2000, contracts with a notional amount of $2,424.3 million were in a $13.0 million net loss position.

        The following table sets forth the notional amount and fair value of Protective Life's derivative financial instruments at December 31, and the estimated gains and losses resulting from a hypothetical immediate plus and minus 1 percentage point change in interest rates from levels prevailing at December 31.

			Gain (Loss) Resulting From An Immediate +/-1 Percentage Point Change In Interest Rates
	Notional Amount	Fair Value At December 31, 2000
			+1%	-1%
	(in millions)
Options
Puts	$50.0	$0.0	$0.2	$0.0
Futures	100.8	(2.8)	4.0	(9.0)
Fixed to floating
Swaps	689.3	(5.5)	(27.2)	16.8
Swaptions	275.0	0.5	0.0	7.4
Caps	200.0	0.0	0.3	0.0
Floors	100.0	(0.3)	0.0	(0.8)
Floating to fixed
Swaps	160.0	(2.5)	4.5	(9.4)
Caps	300.0	0.0	0.5	0.0
Floors	300.0	(1.1)	0.0	(3.1)

	$2,175.1	$(11.7)	$(17.7)	$1.9
	At December 31, 2001
Options
Puts	$775.0	$0.1	$1.3	$0.0
Calls	1,400.0	0.3	0.0	5.4
Futures	100.0	1.1	7.0	(6.4)
Fixed to floating
Swaps	799.3	20.8	(2.0)	33.5
Caps	175.0	0.0	0.0	0.0
Floating to fixed
Swaps	360.0	(12.7)	(5.5)	(19.5)
Caps	300.0	0.0	0.0	0.0
Floors	300.0	(2.0)	(2.7)	(1.1)

	$4,209.3	$7.6	$(1.9)	$11.9

        Protective Life is also subject to foreign exchange risk arising from stable value contracts denominated in foreign currencies and related foreign currency swaps. At December 31, 2001, stable value contracts of $275.8 million had a foreign exchange gain of approximately $7.2 million and the related foreign currency swaps had a net loss of approximately $9.3 million. At December 31, 2000, stable value contracts of $249.2 million had a foreign exchange loss of approximately $4.0 million and the related foreign currency swaps had a net unrealized loss of approximately $1.3 million.

        The following table sets forth the notional amount and fair value of the funding agreements and related foreign currency swaps at December 31, and the estimated gains and losses resulting from a hypothetical 10% change in quoted foreign currency exchange rates from levels prevailing at December 31.

			Gain (Loss) Resulting From An Immediate +/-10% Change in Foreign Currency Exchange Rates
	Notional Amount	Fair Value At December 31, 2000
			+10%	-10%
	(in millions)
Stable Value Contracts	$249.2	$(4.0)	$(29.3)	$21.3
Foreign Currency Swaps	249.2	(1.3)	23.7	(26.4)

	$498.4	$(5.3)	$(5.6)	$(5.1)
	At December 31, 2001
Stable Value Contracts	$275.8	$7.2	$(19.6)	$34.1
Foreign Currency Swaps	275.8	(9.3)	19.2	(37.8)

	$551.6	$(2.1)	$(0.4)	$(3.7)

        Estimated gains and losses were derived using pricing models specific to derivative financial instruments. While these estimated gains and losses generally provide an indication of how sensitive Protective Life's derivative financial instruments are to changes in interest rates and foreign currency exchange rates, they do not represent management's view of future market changes, and actual market results may differ from these estimates.

        Protective Life is exploring other uses of derivative financial instruments.

Asset/Liability Management

        Protective Life's asset/liability management programs and procedures involve the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the continuous rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics. It is Protective Life's policy to generally maintain asset and liability durations within one-half year of one another, although, from time to time, a broader interval may be allowed.

        Protective Life believes its asset/liability management programs and procedures and certain product features provide protection for Protective Life against the effects of changes in interest rates under various scenarios. Additionally, Protective Life believes its asset/liability management programs and procedures provide sufficient liquidity to enable it to fulfill its obligation to pay benefits under its various insurance and deposit contracts. However, Protective Life's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors, and the effectiveness of Protective Life's asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions. During 2000, market conditions and an inverted yield curve limited Protective Life's ability to offset the effects of rising short-term interest rates. During 2001, Protective Life benefited from a steepening of the yield curve.

        Cash outflows related to stable value contracts (primarily maturing contracts, scheduled interest payments, and expected withdrawals) were approximately $735 million during 2001. Cash outflows related to stable value contracts are estimated to be approximately $1,086 million in 2002. At June 30, 2002, Protective Life had $112.8 million of stable value contracts which may be terminated by the contract holder upon ninety days notice. Protective Life's asset/liability management programs and procedures take into account maturing contracts and expected withdrawals. Accordingly, Protective Life does not expect stable value contract related cash outflows to have an unusual effect on the future operations and liquidity of Protective Life.

        Protective Life and its insurance subsidiaries were committed at June 30, 2002, to fund mortgage loans in the amount of $398.7 million. Protective Life and its subsidiaries held $288.7 million in cash and short-term investments at June 30, 2002.

        While Protective Life generally anticipates that the cash flow of its subsidiaries will be sufficient to meet their investment commitments and operating cash needs, Protective Life recognizes that investment commitments scheduled to be funded may, from time to time, exceed the funds then available. Therefore, Protective Life has arranged sources of credit for its insurance subsidiaries to use when needed. Protective Life expects that the rate received on its investments will equal or exceed its borrowing rate. Additionally, Protective Life may, from time to time, sell short-duration stable value products to complement its cash management practices.

        Protective Life has also used securitization transactions involving its commercial mortgage loans to increase its liquidity. In 1999, Protective Life sold $263 million of loans, receiving cash of $220 million and securities of approximately $43 million.

Capital

        As disclosed in the Notes to Protective Life's Consolidated Financial Statements, which are incorporated by reference into this prospectus, at December 31, 2001, approximately $1,053.6 million of consolidated share-owners' equity, excluding net unrealized investment gains and losses, represented net assets of Protective Life that cannot be transferred to PLC. In addition, Protective Life and its subsidiaries are subject to various state statutory and regulatory restrictions on their ability to pay dividends to PLC. In general, dividends up to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as ordinary dividends to PLC by Protective Life in 2002 is estimated to be $99.0 million.

        A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners (NAIC), as modified by the insurance company's state of domicile. Statutory accounting rules are different from accounting principles generally accepted in the United States of America and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. The achievement of long-term growth will require growth in the statutory capital of Protective Life. Protective Life may secure additional statutory capital through various sources, such as retained statutory earnings or equity contributions by PLC.

Contractual Obligations

        The table below sets forth future maturities of stable value contracts and notes payable as of June 30, 2002:

	2002	2003-2004	2005-2006	After 2006
	(in thousands)
Stable Value Contracts	$562,857	$1,930,342	$1,211,862	$373,702
Notes Payable		2,277

Other Matters

        Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. Protective Life does not currently believe that any such assessments will be materially different from amounts already reflected in the financial statements.

        A number of civil jury verdicts have been returned against insurers and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive and non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very little appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments. Protective Life, like other financial services companies, in the ordinary course of business, is involved in such litigation or, alternatively, in arbitration. Although the outcome of any such litigation or arbitration cannot be predicted, Protective Life believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of Protective Life.

        Protective Life and its subsidiaries from time to time are subject to examination, review, and investigation by regulatory authorities, including insurance and securities regulators, and tax authorities. Among other actions, a state insurance department is currently investigating Protective Life's management of a small block of the health insurance business in a discontinued line of business, apparently as part of a larger inquiry related to the overall health insurance industry. Although Protective Life cannot predict what actions may be taken by any regulatory authority, Protective Life does not believe that this or any other matter currently under examination, review, or investigation or any other pending or threatened regulatory or tax-related action with respect to Protective Life or any of its subsidiaries is reasonably likely to have a material effect on Protective Life.

        Legislation has been enacted that permits commercial banks, insurance companies and investment banks to combine, provided certain requirements are satisfied. While Protective Life cannot predict the impact of this legislation, it could cause Protective Life to experience increased competition as larger, potentially more efficient organizations emerge from such combinations.

        Legislation has been enacted that would, over time, reduce and ultimately eliminate the estate tax. Life insurance products are often used to fund estate tax obligations. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products would be adversely affected.

        Protective Life's Life Marketing segment is currently developing and implementing a more sophisticated administrative system capable of calculating more precise estimates of the segment's deferred policy acquisition costs, policy liabilities and accruals, and various other components of the segment's balance sheet. The segment's future results may be affected, positively or negatively, by changes in such estimates arising from the implementation of this system.

        The tragic events of September 11, 2001 had little direct effect on Protective Life's operations or financial strength. However, many of Protective Life's businesses and the performance of Protective Life's investment portfolio are affected by general economic conditions; therefore, a downturn in the general economy could have a negative effect on Protective Life's operations and financial strength.

        In recent years, most financial services companies, including PLC, experienced a decrease in the market price of their common stock. Although PLC believes it has sufficient capital to fund its immediate growth and capital needs, a lower stock price may limit PLC's ability to raise capital to fund other growth opportunities and acquisitions.

Impact of Inflation

        Inflation increases the need for life insurance. Many policyholders who once had adequate insurance programs may increase their life insurance coverage to provide the same relative financial benefit and protection. Higher interest rates may result in higher sales of certain of Protective Life's investment products.

        The higher interest rates that have traditionally accompanied inflation could also affect Protective Life's operations. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of stable value and annuity account balances and individual life policy cash values may increase. The market value of Protective Life's fixed-rate, long-term investments may decrease, Protective Life may be unable to implement fully the interest rate reset and call provisions of its mortgage loans, and Protective Life's ability to make attractive mortgage loans, including participating mortgage loans, may decrease. In addition, participating mortgage loan income may decrease. The difference between the interest rate earned on investments and the interest rate credited to life insurance and investment products may also be adversely affected by rising interest rates.

INVESTMENTS

        The types of assets in which Protective Life may invest are influenced by various state laws which prescribe qualified investment assets. Within the parameters of these laws, Protective Life invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the overall composition of the investment portfolio by asset type and credit exposure.

        A significant portion of Protective Life's bond portfolio is invested in mortgage-backed securities. Mortgage-backed securities are constructed from pools of residential mortgages, and may have cash flow volatility as a result of changes in the rate at which prepayments of principal occur with respect to the underlying loans. Prepayments of principal on the underlying residential loans can be expected to accelerate with decreases in interest rates and diminish with increases in interest rates. Protective Life has not invested in the higher risk tranches of mortgage-backed securities. In addition, Protective Life has entered into hedging transactions to reduce the volatility in market value of its mortgage-backed securities.

        The table below shows a breakdown of Protective Life's mortgage-backed securities portfolio by type at June 30, 2002. Planned amortization class securities (PACs) pay down according to a schedule. Targeted amortization class securities (TACs) pay down in amounts approximating a targeted schedule. Non-Accelerated Security (NAS) receive no principal payments in the first five years, after which NAS receive an increasing percentage of pro rata principal payments until the tenth year, after which NAS receive principal as principal of the underlying mortgages is received. All of these types of structured mortgage-backed securities give Protective Life some measure of protection against both prepayment and extension risk.

        Accretion directed securities have a stated maturity but may repay more quickly. Sequentials receive scheduled payments with any "excess" cash flow going to repay the earliest maturing tranches first. Pass through securities receive principal as principal of the underlying mortgages is received. Support tranches are designed to receive cash after the more stable tranches (i.e., PACs and TACs) are satisfied. The CMBS are commercial mortgage-backed securities issued in securitization transactions sponsored by Protective Life, in which Protective Life securitized portions of its mortgage loan portfolio.

Type	Percentage of Mortgage-Backed Securities
PAC	7.67%
TAS	3.67
NAS	8.64
Accretion Directed	2.91
Sequential	8.74
Pass Through	59.81
Support	0.79
CMBS	7.77

100.00%

        Protective Life obtains ratings of its fixed maturities from Moody's Investors Service, Inc. (Moody's) and Standard & Poor's Corporation (S&P). If a bond is not rated by Moody's and S&P, Protective Life uses ratings from the Securities Valuation Office of the National Association of Insurance Commissioners (NAIC), or the Company rates the bond based upon a comparison of the unrated issue to rated issues of the same issuer or rated issues of other issuers with similar risk characteristics. At December 31, 2001, approximately 99.7% of bonds owned by Protective Life were rated by Moody's, S&P, or the NAIC.

        The approximate percentage distribution of Protective Life's fixed maturity investments by quality rating is as follows:

		December 31,
Rating	June 30, 2002
		2001	2000
AAA	39.0%	38.4%	37.3%
AA	5.0	6.3	7.0
A	23.7	24.3	25.2
BBB	28.6	26.7	27.4
BB or less	3.6	4.2	3.0
Redeemable preferred stocks	0.1	0.1	0.1

	100.0%	100.0%	100.0%

        At June 30, 2002, approximately $10,640.1 million of Protective Life's $11,037.4 million bond portfolio was invested in U.S. Government or agency-backed securities or investment grade bonds and approximately $397.3 million of its bond portfolio was rated less than investment grade, of which $64.8 million were securities issued in Protective Life-sponsored commercial mortgage loan securitizations.

        Risks associated with investments in less than investment grade debt obligations may be significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers.

        Protective Life also invests a significant portion of its portfolio in mortgage loans. Results for these investments have been excellent due to careful management and a focus on a specialized segment of the market. Protective Life generally does not lend on speculative properties and has specialized in making loans on either credit-oriented commercial properties or credit-anchored strip shopping centers. The average size of loans made during the first six months of 2002 was $2.7 million. The average size mortgage loan in Protective Life's portfolio was approximately $2.1 million at June 30, 2002. The largest single loan amount was $23.9 million.

        The following table shows a breakdown of Protective Life's mortgage loan portfolio by property type at June 30, 2002:

Property Type	Percentage of Mortgage Loans on Real Estate
Retail	76.4%
Apartments	8.3
Office Buildings	7.0
Warehouses	6.9
Other	1.4

100.0%

        Retail loans are generally on strip shopping centers located in smaller towns and anchored by one or more regional or national retail stores. The anchor tenants enter into long-term leases with Protective Life's borrowers. These centers provide the basic necessities of life, such as food, pharmaceuticals, and clothing, and have been relatively insensitive to changes in economic conditions. The following are the largest anchor tenants (measured by Protective Life's exposure) at June 30, 2002:

Anchor Tenants	Percentage of Mortgage Loans on Real Estate
Food Lion, Inc.	3.2%
Wal-Mart Stores, Inc.	2.9
Winn-Dixie Stores, Inc.	2.6
Ahold USA	2.6
Walgreen Corporation	2.5

        Protective Life's mortgage lending criteria generally require that the loan-to-value ratio on each mortgage be at or under 75% at the time of origination. Projected rental payments from credit anchors (i.e., excluding rental payments from smaller local tenants) generally exceed 70% of the property's projected operating expenses and debt service. Protective Life also offers a commercial loan product under which Protective Life will permit a loan-to-value ratio of up to 85% in exchange for a participating interest in the cash flows from the underlying real estate. Approximately $522.2 million of Protective Life's mortgage loans have this participation feature at June 30, 2002.

        Many of Protective Life's mortgage loans have call or interest rate reset provisions between 3 and 10 years. However, if interest rates were to significantly increase, Protective Life may be unable to call the loans or increase the interest rates on its existing mortgage loans commensurate with the significantly increased market rates.

        At June 30, 2002, $27.9 million or 1.1% of the mortgage loan portfolio was nonperforming. It is Protective Life's policy to cease to carry accrued interest on loans that are over 90 days delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes over 90 days delinquent, it is Protective Life's general policy to initiate foreclosure proceedings unless a workout arrangement to bring the loan current is in place.

        In 1996, Protective Life sold approximately $554 million of its mortgage loans in a securitization transaction. In 1997, Protective Life sold approximately $445 million of its loans in a second securitization transaction. In 1998, Protective Life securitized $146 million of its mortgage loans and in 1999 Protective Life securitized $263 million. Protective Life continues to service the securitized mortgage loans. At June 30, 2002, Protective Life had investments related to retained beneficial interests of mortgage loan securitizations of $289.3 million.

        As a general rule, Protective Life does not invest directly in real estate. The investment real estate held by Protective Life consists largely of properties obtained through foreclosures or the acquisition of other insurance companies. In Protective Life's experience, the appraised value of a foreclosed property often approximates the mortgage loan balance on the property plus costs of foreclosure. Also, foreclosed properties often generate a positive cash flow enabling Protective Life to hold and manage the property until the property can be profitably sold.

        The following table shows the investment results of Protective Life for the periods shown:

				Realized Investment Gains (Losses)
	Cash, Accrued Investment Income and Investments at period end		Percentage Earned on Average of Cash and Investments
Year Ended December 31		Net Investment Income		Derivative Financial Instruments	All Other Investments
	(in thousands)
1999	$8,751,882	$617,829	7.0%	$3,425	$1,335
2000	10,338,078	692,081	7.1	2,157	(16,756)
2001	13,526,530	839,103	7.0	(1,718)	(6,123)
Six Months Ended June 30
2001	12,029,782	398,906	7.1	503	966
2002	14,840,211	473,787	6.8	149	8,060

INSURANCE IN FORCE

        PLC's total consolidated life insurance in force at December 31, 2001 was $214.3 billion. The following table shows sales by face amount and insurance in force for PLC's segments:

	2001	2000	1999
	(in thousands)
New Business Written
Life Marketing	$40,538,738	$45,918,373	$26,918,775
Group Products(1)	123,062	143,192	123,648
Credit Products	5,917,047	7,052,106	6,665,219

Total	$46,578,847	$53,113,671	$33,707,642

Business Acquired
Life Marketing
Acquisitions	$19,992,424
Credit Products		$2,457,296	$620,000

Total	$19,992,424	$2,457,296	$620,000

Insurance in Force at End of Year(2)
Life Marketing	$159,485,393	$129,502,305	$91,627,218
Acquisitions	36,856,042	20,133,370	22,054,734
Group Products(1)	5,821,744	7,348,195	6,065,604
Credit Products	12,094,947	13,438,226	10,069,030

Total	$214,258,126	$170,422,096	$129,816,586

(1)
On December 31, 2001, Protective Life completed the sale of substantially all of its Dental Benefits Division, with which the Group Products are associated.

(2)
Reinsurance assumed has been included; reinsurance ceded (2001-$171,449,182; 2000-$128,374,583; 1999-$92,566,755) has not been deducted.

        The ratio of voluntary terminations of individual life insurance to mean individual life insurance in force, which is determined by dividing the amount of insurance terminated due to lapses during the year by the mean of the insurance in force at the beginning and end of the year, adjusted for the timing of major acquisitions and assumptions was:

Year Ended December 31	Ratio of Voluntary Terminations
1999	6.0%
2000	5.8
2001	7.4

        Net terminations reflect voluntary lapses, some of which may be due to the replacement of Protective Life's products with competitors' products. Also, a higher percentage of voluntary lapses typically occurs in the first 15 months of a policy, and accordingly, lapses will tend to increase or decrease in proportion to the change in new insurance written during the immediately preceding periods.

        The amount of investment products in force is measured by account balances. The following table shows stable value contract and annuity account balances. Most of the variable annuity account balances are reported in Protective Life's financial statements as liabilities related to separate accounts.

Year Ended December 31	Stable Value Contracts	Modified Guaranteed Annuities	Fixed Annuities	Variable Annuities
	(in thousands)
1999	$2,680,009	$941,692	$391,085	$2,085,072
2000	3,177,863	1,384,027	330,428	2,043,878
2001	3,716,530	1,883,998	1,143,398	2,131,476
Six Months Ended June 30
2002	4,078,763	2,262,439	1,064,218	1,968,854

UNDERWRITING

        The underwriting policies of Protective Life and its insurance subsidiaries are established by management. With respect to individual insurance, Protective Life and its insurance subsidiaries use information from the application and, in some cases, inspection reports, attending physician statements, or medical examinations to determine whether a policy should be issued as applied for, rated, or rejected. Medical examinations of applicants are required for individual life insurance in excess of certain prescribed amounts (which vary based on the type of insurance) and for most individual insurance applied for by applicants over age 50. In the case of "simplified issue" policies, which are issued primarily through the Credit Products segment and the Life Marketing segment in the payroll deduction market, coverage is rejected if the responses to certain health questions contained in the application indicate adverse health of the applicant. For other than "simplified issue" policies, medical examinations are requested of any applicant, regardless of age and amount of requested coverage, if an examination is deemed necessary to underwrite the risk. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

        Protective Life and its insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage at age 16 and above except in the payroll deduction market where the face amount must be $100,000 or more before blood testing is required. Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.

INDEMNITY REINSURANCE

        Protective Life and its insurance subsidiaries cede insurance to other insurance companies. The ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Protective Life sets a limit on the amount of insurance retained on the life of any one person. In the individual lines it will not retain more than $500,000, including accidental death benefits, on any one life. In many cases the retention is less. At December 31, 2001, Protective Life had insurance in force of $214.3 billion of which approximately $171.4 billion was ceded to reinsurers.

        Over the past several years, Protective Life's reinsurers have reduced the net cost of reinsurance to Protective Life. Consequently, Protective Life has increased the amount of reinsurance which it cedes on newly-written individual life insurance policies, and has also ceded a portion of the mortality risk of existing business of the Life Marketing and Acquisitions business segments.

        Protective Life also has used reinsurance in the sale of the Dental segment and to reinsure fixed annuities in conjunction with the acquisition of two small insurers.

POLICY LIABILITIES AND ACCRUALS

        The applicable insurance laws under which Protective Life and its insurance subsidiaries operate require that each insurance company report policy liabilities to meet future obligations on the outstanding policies. These liabilities are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the liabilities shall not be less than liabilities calculated using certain named mortality tables and interest rates.

        The policy liabilities and accruals carried in Protective Life's financial reports presented on the basis of accounting principles generally accepted in the United States of America (GAAP) differ from those specified by the laws of the various states and carried in the statutory financial statements (presented on the basis of statutory accounting principles mandated by state insurance regulations). For policy liabilities other than those for universal life policies, annuity contracts, guaranteed investment contracts, and funding agreements, these differences arise from the use of mortality and morbidity tables and interest rate assumptions which are deemed to be more appropriate for financial reporting purposes than those required for statutory accounting purposes; from the introduction of lapse assumptions into the calculation; and from the use of the net level premium method on all business. Policy liabilities for universal life policies, annuity contracts, GICS, and funding agreements are carried in Protective Life's financial reports at the account value of the policy or contract.

FEDERAL INCOME TAX CONSEQUENCES

        Under the Internal Revenue Code of 1986, as amended, income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective Life's products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective Life and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Legislation has been enacted that would over time, reduce and eventually eliminate the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective Life is subject to the Federal corporation income tax. Protective Life cannot predict what changes to tax law or interpretations of existing tax law that could adversely affect Protective Life.

        Protective Life and its insurance subsidiaries are taxed by the federal government in a manner similar to companies in other industries. However, certain restrictions on consolidating recently acquired life insurance companies and on consolidating life insurance company income with non-insurance income are applicable to Protective Life; thus, Protective Life is not able to consolidate all of the operating results of its subsidiaries for federal income tax purposes.

        Under pre-1984 tax law, certain income of Protective Life was not taxed currently, but was accumulated in a memorandum account designated as "Policyholders' Surplus" to be taxed only when such income was distributed to share owners or when certain limits on accumulated amounts were exceeded. Consistent with current tax law, amounts accumulated in Policyholders' Surplus have been carried forward, although no accumulated income may be added to these accounts. As of December 31, 2001, the aggregate accumulation in the Policyholders' Surplus account was $70.5 million. Under current income tax laws, Protective Life does not anticipate paying income tax on amounts in the Policyholders' Surplus accounts.

COMPETITION

        Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. Protective Life encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective Life, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

        The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective Life's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied.

        Protective Life's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies. However, competition from other insurers could adversely affect Protective Life's competitive position.

REGULATION

        Protective Life and its insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share owners. From time to time, regulators raise issues during examinations or audits of Protective Life's subsidiaries that could, if determined adversely, have a material impact on Protective Life, and Protective Life cannot predict whether or when regulatory actions may be taken that could adversely affect Protective Life or its operations.

        Protective Life and its insurance subsidiaries may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employment Retirement Income Security Act (ERISA). Severe penalties are imposed for breach of duties under ERISA.

        Certain policies, contracts, and annuities offered by Protective Life's insurance subsidiaries are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

DESCRIPTION OF THE NOTES

        The following is a general description of the terms of the notes. We will provide specific terms of a series of notes and the extent to which these general provisions apply to that series of notes in a prospectus supplement and, if applicable, pricing supplement to this prospectus.

        The notes will be issued under an indenture, dated as of                        , 2002, as amended, supplemented or replaced (the "indenture"), between us and The Bank of New York, as trustee (the "indenture trustee"). A copy of the indenture is filed as an exhibit to our registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. The following summary highlights some of the provisions of the indenture, but it may not contain all of the information that is important to you. As used under this caption, the term "notes" includes the notes being offered by this prospectus and all other notes issued by us under the indenture.

General

        The indenture does not limit the amount of notes that we may issue, and we may issue notes in one or more series. The notes will be our secured, direct, non-recourse and unsubordinated obligations. Unless otherwise specified in a prospectus supplement or any pricing supplement, each series of notes will be secured by one or more funding agreements relating to that series of notes. We may, from time to time, without the consent of the registered holders of the notes, issue additional notes of the same series having the same terms as previously issued notes of such series (other than the date of issuance and the offering price, which may vary) that will form a single issue with the previously issued notes.

        The prospectus supplement and/or the pricing supplement for each offering of a series of notes will provide the following terms, where applicable:

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  the title of the notes;

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  any limit on the aggregate principal amount of the notes;

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  the date or dates on which the principal and any premium of the notes will be payable;

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  the rate or rates, or the method of determining the rate or rates, at which the notes will bear interest; the date or dates from which interest will accrue; the interest payment dates on which interest will be payable; and the record dates for such interest payment dates;

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  whether the notes are to be issued as original issue discount notes and the amount of discount with which the notes will be issued;

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  the place or places where payments will be made;

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  the terms of our obligation, if any, to redeem, purchase or repay the notes pursuant to any sinking fund or similar provisions or at the option of a holder;

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  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the notes will be issuable;

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  if other than the principal amount, the portion of the principal amount of the notes that will be payable if the maturity of the notes is accelerated;

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  any changes in any of the events of default or remedies with respect to the notes;

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  the currency in which we will make payments on the notes;

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  the funding agreement(s) and other collateral we will purchase with the proceeds received from our issuance of notes; and

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  any other terms of the notes that do not conflict with the indenture.

        We may issue notes at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.

        We may also issue notes that have floating rates of interest but are exchangeable for fixed rate notes.

        Certain federal income tax considerations and other relevant considerations will be described in the applicable prospectus supplement and/or pricing supplement.

        Unless otherwise provided in the prospectus supplement and/or pricing supplement for an offering, payments on the notes will be made at the offices of the indenture trustee in New York, New York, although we may make payments of interest by check mailed to the holders. Notes may be transferred or exchanged at the office or agency that we maintain for that purpose, subject to the limitations provided in the indenture, without any service charge except for any tax or governmental charges.

        We will redeem the notes of a series if Protective Life redeems each funding agreement securing the notes of such series. Protective Life will have the right to redeem a funding agreement (i) if it is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that it will be required, under the relevant pricing supplement to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes that such funding agreement secures, by or on behalf of any governmental authority, (ii) upon the occurrence of a Tax Event (as defined under "Description of Funding Agreements—Early Redemption for Tax Event") or (iii) if such redemption right is otherwise specified in the relevant pricing supplement. Protective Life may only redeem a funding agreement by giving not less than 30 and no more than 75 days prior written notice and by paying to us the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement.

        Any money that we pay for principal of (and premium, if any) or any interest on any note that remains unclaimed at the end of two years will be repaid by the indenture trustee and/or paying agent to Protective Life in accordance with our instructions to the indenture trustee and pursuant to the applicable funding agreement(s). Afterwards, the holder of such note may look only to Protective Life for payment.

        The indenture and the notes will be governed by and construed and enforced in accordance with the internal laws of the State of New York.

Global Securities

        If any notes are issuable in book-entry form, the applicable prospectus supplement and/or pricing supplement will describe the circumstances, if any, under which beneficial owners of interests in the book-entry security may obtain certificated notes. Payments on a book-entry security will be made in the manner described in the prospectus supplement.

DESCRIPTION OF THE INDENTURE

Covenants

        Under the indenture, we have made certain covenants to the indenture trustee. In addition, the indenture requires us to hold funds in trust for payments under the notes, pay to the indenture trustee principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, we are obligated to deliver to the indenture trustee an annual statement certifying our compliance with the conditions, performance of obligations and adherence to covenants under the indenture. In addition to our other covenants, we have agreed that we will not, so long as any notes of any series of notes are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

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  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by us or in any Trust Series (owned as of the date of the trust agreement, the relevant trust series agreement or thereafter acquired), including, without limitation, any portion of the relevant collateral;

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  incur or otherwise become liable, directly or indirectly, for any debt obligation except for the notes;

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  engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement and any trust series agreement and the execution, delivery and performance of any documents (other than the trust agreement or any trust series agreement), including the indenture, the funding agreements, the administrative services agreement, the license agreement between us and Protective Life (the "license agreement"), dated                        , 2002, the agreements with Protective Life and our agents and dealers, the expense and indemnity agreement, and any other documents or instruments entered into by, or with respect to, us or any Trust Series (all documents and instruments including the trust agreement and any trust series agreement are referred to herein collectively as, the "Program Documents"), relating to any notes issued under the indenture and the transactions contemplated thereby, and (2) the issuance of notes pursuant to the indenture;

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  (1) permit the validity or effectiveness of the indenture or any grant of security interest in or assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person or entity to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur, assume or permit any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned or hereafter acquired, or any interest therein or the proceeds thereof or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral;

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  amend, modify or fail to comply with any material provision of the trust agreement or the relevant trust series agreement except for any amendment or modification of the trust agreement or any such trust series agreement expressly permitted thereunder;

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  own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for an investment in funding agreements or the investment of any of our funds held by the indenture trustee, a paying agent, the Delaware trustee or the administrator as provided in the indenture, the trust agreement or the relevant trust series agreement;

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  directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the Trust Series beneficial owner if any amount under notes of the related series of notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than the notes;

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  cause or permit the sale or other transfer of all or a portion of any Trust Series beneficial interest, or cause or permit the creation, incurrence, assumption or existence of any lien on all or a portion of any Trust Series beneficial interest;

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  exercise any rights with respect to the relevant collateral except at the written direction of, or with the prior written approval of, the indenture trustee;

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  become an "investment company" or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

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  enter into any transaction of merger or consolidation, or liquidate or dissolve ourselves (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

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  take any action that would cause any Trust Series not to be treated as a grantor trust for U.S. federal income tax purposes;

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  have any subsidiaries, employees or agents other than the Delaware trustee, the administrator and other persons necessary to conduct our activities and enter into transactions contemplated under the Program Documents;

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  have an interest in any bank account other than (1) the accounts required under the Program Documents and (2) those accounts expressly permitted by the indenture trustee; provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee;

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  issue any notes unless:

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  the Trust has purchased or will simultaneously purchase, in connection with the issuance of a series of notes, one or more funding agreements from Protective Life to secure such notes;

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  Protective Life has affirmed to us in writing that it has made or simultaneously will make changes to its books and records to reflect the granting by us of a security interest in, and the making by us of an assignment for collateral purposes of, the relevant funding agreement(s) to the indenture trustee with respect to a series of notes; and

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  we have taken such other steps as may be necessary to cause the indenture trustee's grant of such security interest in, and assignment for collateral purposes of, the relevant funding agreement(s) and other collateral to be perfected for purposes of the Uniform Commercial Code or effective against our creditors or subsequent purchasers of the relevant funding agreement(s) and collateral pursuant to insurance or other applicable law;

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  permit any affiliate, employee or officer of Protective Life or any agent of Protective Life or dealer to be a trustee of the Trust;

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  commingle our assets or the assets held in any Trust Series with the assets of any affiliates (including any Trust Series) or guarantee any obligation of any of our affiliates (including any Trust Series); or

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  maintain any joint account with any person or entity, become a party, whether as co-obligor or otherwise, to any agreement to which any person or entity is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any person or entity.

Events of Default

        Upon the occurrence of an Event of Default, the notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

        The following will be Events of Default under the notes of any series of notes:

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  our failure to pay the principal, when due and payable, of any note of such series and continuance of such failure for a period of one business day;

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  our failure to pay any interest, when due and payable, on any note of such series and continuance of such failure for a period of five business days;

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  any "Event of Default" (as defined in any funding agreement related to such series of notes) by Protective Life under any funding agreement securing the notes of such series;

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  our failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes of such series for a period of 60 days after the date on which the indenture trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of the series provide us and the indenture trustee written notice, in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a "notice of default";

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  the indenture ceases to be in full force and effect (other then in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure the notes of such series; or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

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  either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of us or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the State of Delaware or any other applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (2) an involuntary case shall be commenced against us or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over us or the relevant collateral, or over all or a substantial part of our property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of us or the relevant collateral for all or a substantial part of our property; or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of us or the relevant Trust Series; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of our property or the relevant Trust Series and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged;

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  either (1) we shall have an order for relief entered with respect to us or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of our property; or we shall make any assignment for the benefit of creditors; or (2) we shall fail or be unable, or we admit in writing our inability, to pay our debts as such debts become due; or the Delaware trustee of us or a Trust Series shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph.

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  any other Event of Default provided in any pricing supplement and applicable notes of such series or any supplemental indenture and the notes of such series.

        When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to us and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes of such series to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by us. This provision, however, is subject to the condition that if, at any time after the principal of the notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes of such series then outstanding by written notice to us and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such series, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued interest on the notes of such series will be immediately due and payable without any declaration or other action by us, the indenture trustee or the holder of any note. Nothing in the notes will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due.

        The Events of Default described above are different from the funding agreement defaults described later in this prospectus under the heading "Description of the Funding Agreements." In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes of a series without there being a corresponding funding agreement default and acceleration of payment obligations under the related funding agreement. In such a case, there would be no funds available to pay the accelerated principal and interest under the notes.

        For purposes of this prospectus, "business day" shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.

Application of Money Collected Under the Indenture

        Following an Event of Default and during the continuance thereof, with respect to a series of notes, any moneys that may then be held or thereafter received by the indenture trustee as security with respect to the notes of such series shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

        first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the trust, in an aggregate amount of no more than $250,000 for all series of notes outstanding, to the extent not paid pursuant to the expense and indemnity agreement;

        second, to the payment of the amounts then due and unpaid upon the notes of the relevant series of notes for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

        third, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the Delaware trustee in accordance with the trust agreement and the applicable trust series agreement(s).

        If no Event of Default exists, the following priority of payments shall apply:

        first, to the payment of the amounts, for principal and interest and all such other amounts respectively, then due and unpaid upon the notes of the relevant series of notes for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and

        second, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the Delaware trustee in accordance with the trust agreement and the applicable trust series agreement(s).

        Except as expressly set forth in the indenture, none of the indenture trustee, any paying agents, registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker's lien or otherwise.

Certain Rights of Holders

        The holder(s) of a majority in aggregate principal amount of the notes of any series (with each series of notes voting as a separate class) at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such series of notes subject to certain conditions in the indenture.

        No holder of the notes of a series of notes shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such series of notes or for the appointment of a receiver or trustee, unless:

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  such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

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  the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

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  such holder(s) have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

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  the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holder(s) of notes of any series representing at least 66 2/3% of the aggregate principal amount of the outstanding notes of such series.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series of notes or to obtain or to seek to obtain priority or preference over any other holder of any note of the relevant series of notes to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series of notes.

Modifications and Amendments

  Modifications and Amendments Without Consent of Holders

        We may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of notes for the purpose of:

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  conveying, transferring, assigning, mortgaging or pledging to the indenture trustee, as security for the notes, any property or assets in addition to the collateral;

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  curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the notes of the relevant series or any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture, the notes of that series, the relevant funding agreement(s) or any other Program Documents, which shall not materially adversely affect the interests of any holder of the relevant series of notes;

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  adding to our covenants or those of the indenture trustee for the benefit of the holders of all or any series of the notes (and if such covenants are to be for the benefit of less than all series of notes, state that such covenants are for the sole benefit of such holders of notes) or to surrender any right or power conferred in the indenture on us;

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  adding any additional Events of Default to the Indenture;

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  changing, eliminating or supplementing any of the provisions of the indenture, so long as any such change, elimination or supplementation shall become effective only when there is no note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of or bound by such provision;

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  securing all or any series of notes;

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  evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust or series of notes under the indenture by more than one trustee;

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  providing for the issuance of and establishing the forms and terms and conditions of notes of any series; or

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  establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of notes.

  Modifications and Amendments With Consent of Holders

        We and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of a series or the indenture or modifying in any manner the rights of any holder of notes with consent of the holder(s) representing at least a majority in aggregate principal amount of the notes of such series at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note of such series affected thereby:

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  change the stated maturity of the principal of or any installment of interest on any note of such series;

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  reduce the principal amount of or interest on any note of such series;

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  change any place of payment where, or the coin or currency in which the principal of or interest on, any note of such series is payable;

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  impair or affect the right of any holder of such series to institute suit for the enforcement of any payment on or with respect to the notes of such series;

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  reduce the percentage of the aggregate principal amount of the outstanding notes of such series, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults thereunder and their consequences provided for in the indenture;

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  modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby;

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  modify or alter the provisions of the definition of "Outstanding" in the indenture;

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  modify or affect in any manner adverse to the interest of any holder of notes of the relevant series the terms and conditions of our obligations with respect to the relevant Trust Series, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such series; or

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  permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral of such series of notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of such series or deprive the holder or any note of such series of the security afforded by the collateral.

        We will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause any Trust Series not to be treated as a grantor trust for U.S. federal income tax purposes.

Indenture Trustee

        Under the indenture, if an Event of Default with respect to any series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.

        No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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  this paragraph does not limit the effect of the immediately preceding paragraph;

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  the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a "responsible officer" (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false; provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture;

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  the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

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  the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing at least a majority of the aggregate principal amount of the notes then outstanding (or if an event of default under the notes has occurred and the holders direct the indenture trustee to take action as described under "—Certain Rights of Holders" above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture; and

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  no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        The indenture trustee may resign at any time by giving not less than 90 days' prior written notice thereof to us and the holders of the affected series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

        Holders of a majority in aggregate principal amount of the notes of each series at the time outstanding may at any time remove the indenture trustee with respect to the notes of such series and appoint a successor indenture trustee with respect to the notes of such series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to us the evidence required for such action by the indenture.

        If at any time:

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  the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the Trust or the holders of notes;

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  the indenture trustee shall become incapable of acting with respect to a series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

  •
  the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to any series of notes after written request by the Trust or any applicable holder of notes.

then, we (except upon the occurrence and during the continuation of an Event of Default) or such applicable holders of notes may remove the indenture trustee with respect to such series of notes and appoint a successor indenture trustee.

        If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, we shall promptly appoint a successor indenture trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing at least 50% of the aggregate principal amount of the outstanding notes of each series delivered to us and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by us.

        In addition to the right of petition given to the resigning indenture trustee and the right of removal given to us pursuant to the preceding paragraph, any holder who has been a bona fide holder of notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

        The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Code.

Meetings of Holders

        A meeting of holders of notes of any series may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of such series of notes.

        Unless otherwise provided in a note certificate representing the notes of a particular series, the indenture trustee may at any time call a meeting of holders of notes of any series for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

        Any resolution passed or decision taken at any meeting of holders of notes of a series duly held in accordance with the indenture will be binding on all of the holders of notes of such series, whether or not such holders were present or represented at the meeting.

Nonrecourse Enforcement

        Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of Protective Life, its officers, directors, affiliates, employees or agents, us, any Trust Series and none of our trustees, beneficial owners (including the Trust Series beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom we refer to collectively in this prospectus and the accompanying prospectus supplement as the "nonrecourse parties," will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to any notes of any series, the right of the holder(s) of notes of such series and the indenture trustee on behalf of such holder(s) in connection with a claim on such series of notes will be limited solely to a proceeding against the collateral for such series of notes.

        Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other Trust Series to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize the funding agreement(s), they may enforce the funding agreement(s) against Protective Life) or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant Trust Series of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

Miscellaneous

  Notices

        All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

  Governing Law; Submission to Jurisdiction

        The indenture and the notes of each series shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement(s) of the relevant Trust Series or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against us, any Trust Series, or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the pricing supplement for any series of notes may specify other jurisdictions as to which we may consent to the nonexclusive jurisdiction of its courts with respect to such series of notes.

DESCRIPTION OF THE FUNDING AGREEMENTS

        In this section we provide a summary of the material terms and conditions of the funding agreements. This summary is not complete and you should read the detailed provisions of the funding agreements. Capitalized terms used in this summary have the same meanings as those used in the funding agreements unless the context otherwise requires.

General

        Each funding agreement will be issued by Protective Life to the Trust and will be held as part of separate collateral for the benefit of the holders of the related series of notes. Each funding agreement will represent an unsecured obligation of Protective Life. As set forth below under the heading "—Priority," Bass, Berry & Sims will have provided a legal opinion that the payment obligations of Protective Life under each funding agreement would be accorded a Class Two priority in the event of the insolvency of Protective Life and would be equal with claims made by policyholders, beneficiaries and insureds under insurance policies and annuities issued by Protective Life and senior to general unsecured obligations of Protective Life. The applicable funding agreement will have substantially similar payment terms to the related series of notes, including the rate of interest, interest payment dates and the stated maturity date. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date prior to maturity. Amounts received by the Trust in respect of interest or principal on a funding agreement will be applied to all payments due the holders of notes of the related series of notes and beneficial interests for the related Trust Series. Additional terms of each funding agreement will be described in the related pricing supplement.

        The funding agreements will carry the financial strength rating of Protective Life as set forth in the applicable pricing supplement.

Agreed Tax Treatment

        Each funding agreement will provide that we and Protective Life each agree to treat the funding agreement as debt of Protective Life for U.S. federal, state and local income and franchise tax purposes.

Priority

        As a Tennessee domiciled insurance company, Protective Life is subject to the insurance laws, including its liquidation, rehabilitation and other delinquency proceeding provisions. Bass, Berry & Sims PLC, Tennessee counsel to Protective Life and us have provided an opinion that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Tennessee law would conclude that under Tennessee insurance laws loss claims under the funding agreements would be accorded a Class Two priority in the event of the insolvency of Protective Life. Accordingly, loss claims under the funding agreements securing a particular series of notes would be accorded a Class Two priority, together with loss claims under other insurance policies and annuities of Protective Life, and would be senior to the general unsecured obligations of Protective Life in the event of Protective Life's insolvency.

        In the event that the funding agreements were not afforded Class Two priority in an insolvency of Protective Life, the funding agreements would be accorded the lower priority associated with general unsecured obligations of Protective Life. The obligations of Protective Life under the funding agreements are not guaranteed by any other person, including but not limited to, any of its subsidiaries or affiliates.

Certain Terms and Conditions

        Eligibility Criteria.    Each funding agreement issued by Protective Life may be interest bearing or non-interest bearing and each interest bearing funding agreement may bear interest at a fixed or floating rate, or a combination of such rates, as specified in the related pricing supplement. Any funding agreement which bears interest at a floating rate will have such rate determined by reference to one or more benchmark interest rates, including the CD rate, CMT rate, commercial paper rate, federal funds rate, LIBOR, prime rate or the United States treasury rate. A funding agreement may also have payments linked to the performance of an index or to another credit, if so specified in the related pricing supplement. Each funding agreement will generally pay interest, if any, at stated payment dates set forth in the related pricing supplement and/or at maturity.

        Each funding agreement will have a principal amount denominated in the same currency as the notes such funding agreement secures, which currently is expected to be U.S. dollars. Each funding agreement will pay principal on scheduled payment dates and/or at maturity thereof, as specified in the related pricing supplement, and will not provide a grace period for any payment of principal. If specified in the related pricing supplement, a funding agreement may be callable by Protective Life or puttable by its holder, in whole or in part, upon notice to the other party in respect thereto.

        Funding Account.    The amount initially paid to Protective Life in respect of each funding agreement will be credited to the funding account established under each funding agreement. Unless otherwise specified in the applicable pricing supplement, or the terms of a particular offering of a series of notes otherwise requires, at the end of any day, the amount of such funding account will be equal to the amount or amounts received plus interest thereon (credited daily), less the amounts withdrawn from it. Unless otherwise specified in the applicable pricing supplement, or the terms of a particular offering of a series of notes otherwise requires, Protective Life will dispose of the account under each funding agreement, by withdrawal and payment to the Trust, as follows: (a) on the first interest payment date, all interest accrued since the effective date of such funding agreement; (b) on each subsequent interest payment date, all interest accrued since the last interest payment date; and (c) on the maturity date of such funding agreement, the principal amount and the remaining balance of the related account, including accrued but unpaid interest on such amounts.

        Funding Agreement Default.    Each of the following events will constitute an event of default (a "funding agreement default") under each of the funding agreements:

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  failure by Protective Life to make any payment of principal when due, which failure to pay principal, subject to any provisions to the contrary in such funding agreement, continues for one business day, and, failure to make any payment of interest when due, which failure to pay interest, subject to any provisions to the contrary in such funding agreement, continues for five business days following a receipt by Protective Life of written notice thereof from the Trust;
  •
  a court or agency of supervisory authority having jurisdiction in respect of Protective Life has instituted a proceeding or entered a decree or order for the appointment of a receiver or liquidator in any insolvency, rehabilitation, readjustment of debt, marshaling of assets and liabilities or similar arrangements involving Protective Life or all or substantially all of its property, or for the winding up or liquidation of its affairs; or
  •
  any additional event of default set forth in the related pricing supplement.

        Upon the occurrence and continuance of a funding agreement default, the Trust has the right, in addition to any other rights and remedies it may have at law or in equity, to immediately demand payment of all principal and accrued and unpaid interest to such date under the affected funding agreements.

Restrictions on Transfer

        Each funding agreement will contain provisions prohibiting the owner of the funding agreement from transferring or assigning the funding agreement or any right to receive payments under the funding agreement to any other person without the express written consent of Protective Life and the written affirmation of Protective Life that it has changed its books and records to reflect the transfer or assignment or right to receive payments under the funding agreement.

Withholding Tax and Payment of Additional Amounts

        All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, Protective Life will not pay any additional amounts to us or the applicable Trust Series in respect of any such withholding or deduction and each holder of a note of the related series will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes as equitably determined by us. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the notes of the related series of notes. If Protective Life is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that it will be required, to pay additional amounts pursuant to the applicable pricing supplement in respect of such withholding or deduction, Protective Life will have the right to redeem the affected funding agreement and, if Protective Life redeems the affected funding agreement, we will redeem the notes of the related series of notes as provided in the indenture. Protective Life may redeem such funding agreement by giving not less than 30 and no more than 75 days prior written notice to us and by paying to us the outstanding principal of, and accrued but unpaid interest on, the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement.

Early Redemption for Tax Event

        If Protective Life redeems a funding agreement, we will redeem the notes of the series secured by such funding agreement as provided in the indenture. Each funding agreement will provide that upon the occurrence of a Tax Event (as described below), Protective Life may redeem such funding agreement by giving not less than 30 and no more than 75 days prior written notice to us and by paying to us the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement. The term "Tax Event" means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefore or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable funding agreement is entered into, there is more than an insubstantial risk that (i) we or a Trust Series is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) we or a Trust Series is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Governing Law

        Each funding agreement will be governed by, and construed in accordance with, the laws of the State of Tennessee without regard to conflict of law principles.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA plans"), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

        Under U.S. Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time (the "plan asset regulations"), our assets may be deemed to be "plan assets" of an ERISA plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, "plans") for purposes of ERISA and Section 4975 of the Code if a plan or a person investing "plan assets" of a plan acquires an equity interest in us and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, the related funding agreements would be treated as assets of any plan holding a note.

        Even if the notes were treated as equity interests for purposes of the plan asset regulations, because (a) the relevant Trust Series expects that the funding agreements will be treated as debt, rather than equity, for federal tax purposes and (b) the funding agreements should not be deemed to have any "substantial equity features," none of the assets underlying the funding agreements should be treated as "plan assets" for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreements, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreements will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

        Moreover, since the Delaware trustee has no discretionary authority with respect to the funding agreements, even if the funding agreements are treated as assets of a plan holding a note, the Delaware trustee should not be treated as having acted in a fiduciary capacity with respect to the funding agreements and the treatment of the funding agreements as plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

        Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity ("plan asset entity") and any person investing "plan assets" of any plan.

        Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans (together, "parties in interest"), unless a statutory or administrative exemption is available. For example, if either we or Protective Life are a party in interest with respect to a plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

        The U.S. Department of Labor ("DOL") has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

        Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the notes (and if our underlying assets are treated as "plan assets," its indirect purchase and holding of the collateral securing the notes) on behalf of or with "plan assets" of any plan or other plan asset entity; or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

        Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan if we or any of our affiliates (a) have investment or administrative discretion with respect to the assets of the plan used to effect such purchase; (b) have authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such plan.

        Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

        Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the relevant series of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

        The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

        Notwithstanding the above, with regard to a particular Trust Series, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

        We may offer notes in any of the following ways:

  •
  directly;

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  through agents;

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  through dealers; or

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  through one or more underwriters or a syndicate of underwriters in an underwritten offering.

        We will describe how a particular offering of notes will be made, including the names of any underwriters, the purchase price of the securities, the proceeds of the offering and any underwriters' discounts or commissions, in the prospectus supplement or pricing supplement for the offering. If we use underwriters or dealers in the sale, the underwriters or dealers will acquire the notes for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer notes to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise described in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase notes will be subject to certain conditions precedent, and the underwriters must purchase all of such notes if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.

        We may also sell notes directly or through designated agents. Any agent involved in the offer or sale of notes will be named, and any commissions payable by us to such agent will be described, in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in a pricing supplement, an agent will act on a best efforts basis for the period of its appointment.

        Any underwriters, dealers or agents participating in the distribution of notes may be deemed to be "underwriters," and any discounts or commissions received by them on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with us and Protective Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us or Protective Life or our respective subsidiaries or affiliates in the ordinary course of business.

        If so indicated in the applicable prospectus supplement or pricing supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase our notes at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

LEGAL MATTERS

        Certain matters regarding the notes and their offering will be passed upon:

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  for Protective Life by Deborah J. Long, General Counsel of Protective Life;

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  for us and Protective Life by Debevoise & Plimpton (as to New York law, U.S. federal securities and tax law);

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  for us and Protective Life by White & Case LLP (as to certain insurance regulatory matters);

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  for us and Protective Life by Bass, Berry & Sims PLC (as to certain Tennessee insurance regulatory matters);

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  for us and the Delaware trustee by Richards, Layton & Finger, P.A. (as to Delaware law); and

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  for the agents and dealers by Sidley Austin Brown & Wood LLP (as to New York law and U.S. federal securities law).

EXPERTS

        The consolidated balance sheets of Protective Life as of December 31, 2001 and 2000 and the related consolidated statements of income, share-owner's equity and cash flows for each of the three years in the period ended December 31, 2001 and the related financial statement schedules which are incorporated by reference in this prospectus from the Protective Life Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated by reference in this prospectus, and given on the authority of that firm as experts in auditing and accounting.

        With respect to the unaudited interim financial information for Protective Life and its subsidiaries for the six-month periods ended June 30, 2002 and 2001 incorporated by reference in this prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report incorporated by reference in the registration statement which includes this prospectus states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

$3,000,000,000

Protective Life Secured

Medium-Term Notes
Due From Nine Months or More from Date of Issuance

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth those expenses to be incurred by Protective Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee		$276,000
Fees and expenses of Trustees and Administrator	$
Printing and engraving expenses	$
Accountant's fees and expenses	$
Legal fees and expenses	$
Blue Sky Qualification fees and expenses	$
New York Stock Exchange listing fee	$
National Association of Securities Dealers, Inc. filing fee	$
Rating agency fees	$
Miscellaneous expenses	$

Total	$

Item 15. Indemnification of Directors and Officers.

  Protective Life Insurance Company

        The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director or officer of the corporation against liability incurred in connection with the proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Unless the corporation's charter provides otherwise, in cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Unless the corporation's charter provides otherwise, the TBCA provides that a court of competent jurisdiction, upon application, may order that officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to mandatory indemnification or that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or (c) such officer or director breached the relevant duty of care to the corporation.

        Article XI of Protective Life's by-laws provide, in substance, that it shall indemnify any person who was, is or is threatened to be made, a party to any claim, action, suit or proceeding, other than an action by or in the right of Protective Life, by reason of the fact that he or she is or was an officer, director, employee or agent of Protective Life, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is or was by or in the right of Protective Life to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Protective Life, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Protective Life, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Protective Life unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified by Protective Life against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding. Unless ordered by a court, indemnification shall be made by Protective Life only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to or who have been wholly successful on the merits or otherwise with respect to such claim, action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by Protective Life's shareholders.

        In addition, the executive officers and directors are insured by Protective Life's Directors' and Officers' Liability Insurance Policy including Company Reimbursement.

  Protective Life Secured

        Protective Life has agreed, pursuant to an expense and indemnity agreement, to pay certain costs and expenses relating to the offering, sale and issuance of any series of notes by Protective Life Secured and to indemnify the Delaware trustee and the Administrator, including their officers, directors, successors, assigns, legal representatives and servants (each an "Indemnified Person"), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding relating to or arising out of the performance or non-performance by the Indemnified Person of its duties or fulfillment of its obligations under the Trust Agreement or the Administrative Services Agreement, as applicable, or any other agreement relating to the issuance of the notes to which the Delaware trustee or the Administrator is or becomes a party, whether civil, criminal administrative or investigative (other than an action by or in the right of the Trust or on behalf of a Trust Series), against expenses (including reasonable attorneys' fees and expenses), judgments and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount (as defined in the Expense and Indemnity Agreement).

Item 16. Exhibits.

Exhibit Number	Description
1.1	Form of Selling Agreement (InterNotes)®*
1.2	Form of Distribution Agreement (Senior-Secured Medium-Term Notes)*
4.1	Form of Indenture to be entered into between The Bank of New York as Indenture Trustee and Protective Life Secured*
4.2	Form of Global Note (InterNotes)*
4.3	Form of Global Note (Senior-Secured Medium-Term Notes)*
4.4	Form of Definitive Note*
4.5	Certificate of Trust of Protective Life Secured
4.6
Trust Agreement of Protective Life Secured, dated as of October 31, 2002, between Wilmington Trust Company, as Delaware Trustee, and AMACAR Pacific Corp., as Administrator and Trust Series Beneficial Owner
4.7	Form of Funding Agreement*
4.8	Administrative Services Agreement, dated as of October 31, 2002, between AMACAR Pacific Corp., as Administrator, and Protective Life Secured
5.1	Opinion of Debevoise & Plimpton*
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Secured*
10.1
Expense and Indemnity Agreement, dated as of October 31, 2002, by and between Protective Life Insurance Company and each of The Bank of New York, Wilmington Trust Company, AMACAR Pacific Corp., Protective Life Secured, and each other service provider that becomes a party thereto

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Debevoise & Plimpton (included in Exhibit 5.1)*
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
23.4	Consent of Bass, Berry & Sims PLC
23.5	Consent of White & Case LLP
24.1	Power of Attorney of Board of Directors and Officers
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Indenture Trustee under the Indenture

*
To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17. Undertakings.

        (a)  Rule 415 Offering.

  Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

        Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of Protective Life's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Acceleration of Effectiveness.

        Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 1st day of November, 2002.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John D. Johns	Chairman of the Board and President (Principal Executive Officer)
* Allen W. Ritchie	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
* Jerry W. DeFoor	Vice President and Controller and Chief Accounting Officer (Principal Accounting Officer)
* Richard J. Bielen	Director
R. Stephen Briggs	Director
* J. William Hamer, Jr.	Director

* T. Davis Keyes	Director
* Carolyn King	Director
Deborah J. Long	Directo
Jim E. Massengale	Director
Steven A. Schultz	Director
* Wayne E. Stuenkel	Director
*By:	/s/ JUDY WILSON As Attorney-in-Fact	November 1, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Secured (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on this 1st day of November, 2002.

PROTECTIVE LIFE SECURED
By:	/s/ DOUGLAS K. JOHNSON Name: Douglas K. Johnson Title: President of AMACAR Pacific Corp., acting as Administrator of Protective Life Secured

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EXPLANATORY NOTE

FORWARD-LOOKING INFORMATION
SUMMARY
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
SELECTED FINANCIAL DATA (in thousands)
DESCRIPTION OF THE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION

FORWARD-LOOKING INFORMATION
SUMMARY
ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
SELECTED FINANCIAL INFORMATION OF PROTECTIVE LIFE
SELECTED FINANCIAL DATA (in thousands)
DESCRIPTION OF THE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
FORWARD LOOKING INFORMATION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF THE TRUST
RISK FACTORS
USE OF PROCEEDS
CONSOLIDATED EARNINGS RATIOS
DESCRIPTION OF PROTECTIVE LIFE
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Premiums and Policy Fees
Net Investment Income
Realized Investment Gains (Losses)
Other Income
Operating Income (Loss) and Income (Loss) Before Income Tax (in thousands)
Income Tax Expense
Net Income
DESCRIPTION OF THE NOTES
DESCRIPTION OF THE INDENTURE
DESCRIPTION OF THE FUNDING AGREEMENTS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURE